Exhibit 10.35
Execution Version
AMENDMENT NO. 1
TO LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of December 22, 2025 (this “Amendment”), to the Loan and Security Agreement, dated as of June 27, 2025 (as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Loan Agreement”) among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (“CVG” and a “US Borrower”), KAB SEATING LIMITED, a company limited by shares and incorporated in England and Wales with company number 02104900 (“KAB” and the “UK Borrower”; and together with CVG and the other Obligors identified on the signature pages hereto or joined to the Loan Agreement from time to time with the consent of the Agent as a US Borrower, each individually a “Borrower” and collectively, the “Borrowers”), the Obligors identified on the signature pages hereto or joined to the Loan Agreement from time to time with the consent of the Agent as a US Guarantor (each a “US Guarantor” and collectively, the “US Guarantors”), the Obligors identified on the signature pages hereto or joined to the Loan Agreement from time to time with the consent of the Agent as a UK Guarantor (each a “UK Guarantor” and collectively, the “UK Guarantors”; and together with the US Guarantors, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party hereto or joined to the Loan Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent and security trustee for the Lenders (in such capacity, "Agent"), and Bank of America as sole lead arranger (the “Arranger”) and sole book runner for the Lenders.
WHEREAS, the Obligors have requested that the Agent and the Required Lenders amend certain terms and conditions of the Loan Agreement; and
WHEREAS, the Agent and the Required Lenders are willing to amend such terms and conditions of the Loan Agreement on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
2.Amendment. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text), in each case, as set forth on the pages of the marked copy of the Loan Agreement attached as Annex A hereto. For the avoidance of doubt, no exhibit or schedule to the Loan Agreement shall be amended or otherwise modified by this Amendment.
3.Representations and Warranties. Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:
(a)Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 9 of the Loan Agreement and in each other Loan

Document, certificate or other writing delivered by or on behalf of the Obligors to the Agent or any Lender pursuant to the Loan Agreement or any other Loan Document on or immediately prior to the Amendment Effective Date (as defined below) are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(b)Organization and Qualification. Each Obligor and Subsidiary (a) is duly organized or incorporated, validly existing and in good standing (to the extent such concept exists and is applicable under the requirements of Applicable Law of the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation and (b) has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing (to the extent such concept exists and is applicable under the requirements of Applicable Law for the relevant jurisdiction) as a foreign Person in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is (i) an Affected Financial Institution or (ii) a Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and Lenders is true and complete in all respects.
(c)Power and Authority. Each Obligor is duly authorized to execute, deliver and perform this Amendment and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Amendment and each of the other Loan Documents (including through electronic means) have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor's Property.
(d)Enforceability. This Amendment and each other Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) with respect to the UK Incorporated Obligors only, the Legal Reservations.
(e)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Obligor of this Amendment or any other Loan Document to which it is or will be a party.
4.Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first

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date upon which all such conditions shall have been satisfied being hereinafter referred to as the "Amendment Effective Date"):
(a)Payment of Fees, Etc.    The Borrowers shall have paid on or before the Amendment Effective Date all fees, costs, expenses and taxes then payable, if any, pursuant to Section 3.4 of the Loan Agreement.
(b)Representations and Warranties. The representations and warranties contained in this Amendment and in Section 9 of the Loan Agreement and in each other Loan Document shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of such earlier date).
(c)No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.
(d)Delivery of Documents. The Agent shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Amendment Effective Date:
(i)this Amendment, duly executed by the Obligors, the Agent and the Required Lenders;
(ii)a copy of the resolutions of each Obligor, certified as of the Amendment Effective Date by an Authorized Officer thereof, authorizing (A)  the transactions contemplated by this Amendment and the other Loan Documents to which such Obligor is or will be a party, and (B) the execution, delivery and performance by such Obligor of this Amendment and each other Loan Document to which such Obligor is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;
5.Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Obligor hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Loan Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to "the Loan Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Agent, for the benefit of the Agent and the Lenders, or to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Obligors from time to time existing in respect of the Loan Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all

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respects. This Amendment does not and shall not affect any of the obligations of the Obligors, other than as expressly provided herein, including, without limitation, the Obligors' obligations to repay the Revolver Loans in accordance with the terms of Loan Agreement or the obligations of the Obligors under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.
6.No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
7.No Representations by Agent or Lenders. Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by the Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.
8.Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as the Agent may reasonably request, in order to effect the purposes of this Amendment.
9.Miscellaneous.
(a)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(b)Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)Each Obligor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an immediate Event of Default under the Loan Agreement if (i) any representation or warranty made by any Obligor under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

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(e)Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

OBLIGORS:

COMMERCIAL VEHICLE GROUP, INC., as Borrower Agent, a US Borrower and a UK Guarantor By: /s/ Aneezal H. Mohamed Name: Aneezal H. Mohamed Title: Secretary

Amendment No. 1 to Loan and Security Agreement (ABL)

KAB SEATING LIMITED (company number 02104900), as UK Borrower and a US Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVG NATIONAL SEATING COMPANY, LLC, as a US Borrower and a UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVG CS LLC, as a US Borrower and a UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVG ALABAMA, LLC, as a US Borrower and a UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVG MONONA WIRE, LLC, as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

MONONA (MEXICO) HOLDINGS LLC, as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVG MANAGEMENT CORPORATION, as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

TRIM SYSTEMS, INC., as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CABARRUS PLASTICS, INC., as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

TRIM SYSTEMS OPERATING CORP., as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

MAYFLOWER VEHICLE SYSTEMS, LLC, as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVG SPRAGUE DEVICES, LLC, as a US Borrower and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

CVS HOLDINGS LIMITED (company number 04027709), as a US Guarantor and UK Guarantor

By: /s/ Aneezal H. Mohamed
Name: Aneezal H. Mohamed
Title: Secretary

Amendment No. 1 to Loan and Security Agreement (ABL)

Amendment No. 1 to Loan and Security Agreement (ABL)

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent, a US Lender and UK Lender

By:	/s/ Daniel Ross
Name: Daniel Ross
Title: Senior Vice President

Amendment No. 1 to Loan and Security Agreement (ABL)

Annex A

Marked copy of Loan Agreement

See attached.

Exhibit A to First Amendment
Published CUSIP Numbers:
Deal: 20260YAE8
Revolving Facility: 20260YAF5

______________________________________________________________________________
LOAN AND SECURITY AGREEMENT
Dated as of June 27, 2025
______________________________________________________________________________
COMMERCIAL VEHICLE GROUP, INC.,
as a US Borrower,

KAB SEATING LIMITED,
as UK Borrower,

CERTAIN SUBSIDIARIES PARTY HERETO,
as US Borrowers and Guarantors,

CERTAIN FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

as Lenders

and
BANK OF AMERICA, N.A.,
as Agent
______________________________________________________________________________
BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Bookrunner
______________________________________________________________________________

Page

SECTION 1.    DEFINITIONS; RULES OF CONSTRUCTION    1
1.1    Definitions    1
1.2    Accounting Terms    53
1.3    Uniform Commercial Code    55
1.4    Certain Matters of Construction    56
1.5    Division    56
1.6    Currency Equivalents.    56
1.7    Luxembourg Terms.    57
1.8    Czech Terms.    58
SECTION 2.    CREDIT FACILITIES    59
2.1    Revolver Commitment    59
2.2    Letter of Credit Facility    64
SECTION 3.    INTEREST, FEES AND CHARGES    67
3.1    Interest    67
3.2    Fees    70
3.3    Computation of Interest, Fees, Yield Protection    71
3.4    Reimbursement Obligations    71
3.5    Illegality    71
3.6    Inability to Determine Rates    72
3.7    Increased Costs; Capital Adequacy    74
3.8    Mitigation    75
3.9    Funding Losses    75
3.10    Maximum Interest    76
SECTION 4.    REVOLVER ADMINISTRATION    76
4.1    Manner of Borrowing and Funding Revolver Loans    76
4.2    Defaulting Lender    78
4.3    Number and Amount of Interest Period Loans; Determination of Rate    79
4.4    Borrower Agent    79
4.5    One Obligation    80
4.6    Effect of Termination    80
SECTION 5.    PAYMENTS    80
5.1    General Payment Provisions    80

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5.2    Repayment of Revolver Loans    81
5.3    Payment of Other Obligations    81
5.4    Marshaling; Payments Set Aside    81
5.5    Application and Allocation of Payments    81
5.6    Dominion Account    83
5.7    Account Stated    84
5.8    Taxes    84
5.9    Lender Tax Information    86
5.10    Nature and Extent of Each Borrower's Liability    87
5.11    United Kingdom Tax Matters    90
SECTION 6.    CONDITIONS PRECEDENT    95
6.1    Conditions Precedent to Initial Revolver Loans    95
6.2    Conditions Precedent to All Credit Extensions    97
SECTION 7.    COLLATERAL    98
7.1    Grant of Security Interest in US Collateral    98
7.2    Lien on Deposit Accounts; Cash Collateral    99
7.3    [Reserved]    99
7.4    Pledge Equity Interests and Pledge Debt Instruments    99
7.5    Miscellaneous Collateral Provisions    102
SECTION 8.    COLLATERAL ADMINISTRATION    102
8.1    Borrowing Base Reports    102
8.2    Accounts    103
8.3    Inventory    104
8.4    Equipment    105
8.5    Deposit Accounts and Security Accounts    105
8.6    General Provisions    105
8.7    Power of Attorney; Irrevocable Proxy    106
8.8    Intellectual Property    108
SECTION 9.    REPRESENTATIONS AND WARRANTIES    108
9.1    General Representations and Warranties    108
9.2    Complete Disclosure    115
SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS    115

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Page

10.1    Affirmative Covenants    115
10.2    Negative Covenants    123
10.3    Financial Covenants    132
SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT    132
11.1    Events of Default    132
11.2    Remedies upon Default    135
11.3    License    136
11.4    Setoff    136
11.5    Remedies Cumulative; No Waiver    136
SECTION 12.    AGENT    136
12.1    Appointment, Authority and Duties of Agent    136
12.2    Agreements Regarding Collateral and Borrower Materials    141
12.3    Reliance By Agent    142
12.4    Action Upon Default    142
12.5    Ratable Sharing    143
12.6    Indemnification    143
12.7    Limitation on Responsibilities of Agent    144
12.8    Successor Agent and Co-Agents    144
12.9    Due Diligence and Non-Reliance    144
12.10    Remittance of Payments and Collections    145
12.11    Individual Capacities    146
12.12    Titles    146
12.13    Certain ERISA Matters    146
12.14    Bank Product Providers    147
12.15    No Third Party Beneficiaries    147
SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS    147
13.1    Successors and Assigns    147
13.2    Participations    147
13.3    Assignments    148
13.4    Replacement of Certain Lenders    149
SECTION 14.    MISCELLANEOUS    149
14.1    Consents, Amendments and Waivers    149

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Page

14.2    Indemnity    150
14.3    Notices and Communications    150
14.4    Performance of Borrowers' Obligations    152
14.5    Credit Inquiries    152
14.6    Severability    152
14.7    Cumulative Effect; Conflict of Terms    152
14.8    Execution; Electronic Records    152
14.9    Entire Agreement    153
14.10    Relationship with Lenders    153
14.11    No Advisory or Fiduciary Responsibility    153
14.12    Confidentiality    153
14.13    [Reserved]    154
14.14    GOVERNING LAW    154
14.15    Consent to Forum    154
14.16    Waivers by Obligors    156
14.17    Acknowledgement Regarding Supported QFCs    156
14.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    157
14.19    Patriot Act Notice    157
14.20    NO ORAL AGREEMENT    158
14.21    Amendment and Restatement    158
SECTION 15.    CONTINUING GUARANTY    159
15.1    Continuing Guaranty    159
15.2    Rights of Lenders    161
15.3    Certain Waivers    161
15.4    Obligations Independent    162
15.5    Subrogation    162
15.6    Termination; Reinstatement    162
15.7    Subordination    162
15.8    Stay of Acceleration    162
15.9    Condition of Obligors    162
15.10    Keepwell    162
15.11    Limitation of Guaranty    163

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15.12    Czech Guaranty Limitation    163

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LIST OF EXHIBITS AND SCHEDULES
Exhibit A        Form of Assignment and Assumption
Exhibit B        Form of Joinder Agreement
Exhibit C        Form of Solvency Certificate
Exhibit D         Form of Notice of Borrowing
Exhibit E        Form of Notice of Conversion/Continuation

Schedule 1.1    Addresses for Notices
Schedule 1.2    Commitments and Applicable Percentages
Schedule 2.2        Existing Letters of Credit
Schedule 7.4.1        Pledged Interests
Schedule 7.4.3        Pledged Debt
Schedule 8.5        Deposit Accounts and Securities Accounts
Schedule 8.6.1        Business Locations
Schedule 9.1.4        Names and Capital Structure
Schedule 9.1.11        Intellectual Property and Licenses
Schedule 9.1.14        Environmental Matters
Schedule 9.1.15        Restrictive Agreements
Schedule 9.1.16        Litigation
Schedule 9.1.18        Pension Plan Disclosures
Schedule 9.1.20        Labor Contracts
Schedule 10.1.17    Post-Closing Obligations
Schedule 10.1.2(q)    Key Performance Indicators
Schedule 10.2.1        Existing Debt
Schedule 10.2.2        Existing Liens
Schedule 10.2.4        Permitted Asset Dispositions
Schedule 10.2.5        Existing Investments
Schedule 10.2.13    Existing Restrictive Agreements
Schedule 10.2.16    Existing Affiliate Transactions
Schedule 11.1        Events not Constituting an Event of Default

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LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT is dated as of June 27, 2025 (as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, this "Agreement") among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (“CVG” and a “US Borrower”), KAB SEATING LIMITED, a company limited by shares and incorporated in England and Wales with company number 02104900 (“KAB” and the “UK Borrower”; and together with CVG and the other Obligors identified on the signature pages hereto or joined hereto from time to time with the consent of the Agent as a US Borrower, each individually a “Borrower” and collectively, the “Borrowers”), the Obligors identified on the signature pages hereto or joined hereto from time to time with the consent of the Agent as a US Guarantor (each a “US Guarantor” and collectively, the “US Guarantors”), the Obligors identified on the signature pages hereto or joined hereto from time to time with the consent of the Agent as a UK Guarantor (each a “UK Guarantor” and collectively, the “UK Guarantors”; and together with the US Guarantors, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as agent and security trustee for the Lenders (in such capacity, "Agent"), and Bank of America as sole lead arranger (the “Arranger”) and sole book runner for the Lenders.
R E C I T A L S:
Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION
1.1Definitions. As used herein, the following terms have the meanings set forth below:
AAA: as defined in Section 14.15.3.
ABL Priority Collateral: as defined in the Intercreditor Agreement.
Acquisition: a transaction or a series of related transactions resulting in (a) acquisition of a business, line of business, division or substantially all assets of another Person; or (b) record or beneficial ownership of a majority of the voting Equity Interests of, or Control of, another Person.
Acquisition Consideration: with respect to any Acquisition, the sum of (a) all cash consideration paid or payable in connection with such Acquisition (including the reasonably determined maximum amount of all payments in respect of deferred payment obligations, purchase price adjustments, Earn Out Obligations and similar contingent obligations), (b) the principal amount of all Debt assumed in connection with an Acquisition and (c) all fees, costs and expenses payable in connection with such Acquisition.
Affected Financial Institution: any EEA Financial Institution or UK Financial Institution.
Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

Agent: as defined in the preamble hereto.
Agent Indemnitees: Agent and its officers, directors, employees, Affiliates and Agent Professionals.
Agent’s Liens: means the Liens granted by each Obligor to Agent under the Loan Documents and securing the Obligations.
Agent Professionals: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained or used by Agent.
Agreement: as defined in the preamble hereto.
Agreement Currency: as defined in Section 1.6.2.
Allocable Amount: as defined in Section 5.10.3(b).
Anti-Corruption Law: any law relating to bribery or corruption, including the US Foreign Corrupt Practices Act of 1977, Bribery Act 2010 (UK) and Patriot Act.
Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.
Applicable Authority: means, with respect to any Available Currency for UK Revolver Loans, the applicable administrator for the relevant interest rate for such Available Currency or any governmental authority having jurisdiction over the Agent or such administration.
Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
Applicable Margin: the margin set forth below, as determined by the average daily Availability for the last Fiscal Quarter:

Level	Average Daily Availability	US Base Rate Loans (other than FILO Loans)	US Term SOFR Loans (other than FILO Loans)	US Base Rate Loans (FILO Loans)	US Term SOFR Loans (FILO Loans)	UK SONIA Rate Loans	UK EURIBOR Loans
I	> $50,000,000	0.50%	1.50%	1.50%	2.50%	1.50%	1.50%
II	> $30,000,000 < $50,000,000	0.75%	1.75%	1.75%	2.75%	1.75%	1.75%
III	< $30,000,000	1.00%	2.00%	2.00%	3.00%	2.00%	2.00%

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Until September 30, 2025, margins shall be determined as if Level II were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end based on the most recent Borrowing Base Reports required to be delivered to Agent as set forth herein. If Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers' failure to deliver a Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.
Applicable Time Zone: for borrowings under, and payments due by Borrowers or Lenders on (a) US Revolver Loans, Chicago time, and (b) UK Revolver Loans, London time.
Appropriate Lender: at any time, (a) with respect to any Revolver Commitments, a Lender that has a Revolver Commitment or holds a Revolver Loan in respect of such Revolver Commitments at such time, (b) with respect to the Letter of Credit Subline, (i) the Issuing Bank and (ii) if any Letters of Credit have been issued pursuant to Section 2.2 and as to which LC Obligations are outstanding, each Lender, and (c) with respect to the Swingline Commitment, (i) each Lender holding a portion of the Swingline Commitment, and (ii) if any Swingline Loans are outstanding pursuant to Section 4.1.3, each Lender.
Approved Fund: any entity owned or Controlled by a Lender or Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.
Approved Locations: as defined in Section 8.6.1.
Approved Obligors: (a) the Borrower Agent and each Subsidiary thereof that is a US Incorporated Obligor and (b) CVS Holdings, the UK Borrower and each Subsidiary thereof that is a UK Incorporated Obligor.
Arbitration Rules: as defined in Section 14.15.3.
Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of the Borrower Agent or any Subsidiary, including an Involuntary Disposition, an Equity Issuance and a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.
Assignment and Assumption: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.
Assignment of Claims Act: 31 USC. §3727 (Assignment of Claims) and 41 USC. §15 (Transfers of Contracts/Assignments of Claims; Assignee Not Subject to Reduction or Setoff).
Audited Financial Statements: the audited Consolidated balance sheet of the Borrower Agent and its Subsidiaries for the Fiscal Year ended December 30, 2024 and the related Consolidated statements of operations, statements of comprehensive income (or loss), stockholders’ equity and cash flows for such Fiscal Year, including the notes thereto.
Australian Intercompany Debt: Intercompany Debt owed by CVG to KAB Seating Pty. Ltd, as evidenced by that certain Intercompany Promissory Note, dated as of March 27, 2025 and as in effect on the Closing Date in an aggregate principal amount not to exceed $400,000.
Available Currency: (i) in the case of a US Borrower, Dollars, and (ii) in the case of the UK Borrower, Sterling, Euro or Dollars.

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Availability: the sum of US Availability and UK Availability.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
Bail-In Legislation: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.
Bank Product: US Bank Product or UK Bank Product, as the context requires.
Bank Product Reserve: US Bank Product Reserve or UK Bank Product Reserve, as the context requires.
Bankruptcy Code: Title 11 of the United States Code, as amended.
Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in form and substance satisfactory to Agent.
Beneficial Ownership Regulation: 31 C.F.R. §1010.230.
Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.
Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.
Borrower or Borrowers: as defined in the preamble hereto.
Borrower Agent: as defined in Section 4.4.
Borrower Materials: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided by Agent to Lenders in connection with the credit facility established by this Agreement.
Borrowing: Revolver Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

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Borrowing Base: the sum of the US Borrowing Base and the UK Borrowing Base.
Borrowing Base Assets: any Property of the type included in the calculation of the Borrowing Base, including Accounts and Inventory, whether or not then eligible for such inclusion.
Borrowing Base Report: a US Borrowing Base Report or a UK Borrowing Base Report, as the context requires.
Business Day: any day except a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina or New York City; provided, that, (a) if such day relates to any UK Revolver Loan or UK Lender, any day except a day on which commercial banks are authorized to close under the laws of, or are in fact closed in, London, (b) if such day relates to any UK Revolver Loan denominated in Euro, any day which is a TARGET Day, or (c) if such day relates to any UK Revolver Loan denominated in Sterling, any day except a day on which commercial banks are authorized to close for general business in London, because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom.
Capital Lease: any lease required to be capitalized for financial reporting purposes in accordance with GAAP.
Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.
Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) 103% of LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Secured Bank Product Obligations), Agent's good faith estimate of the amount due or to become due. "Cash Collateralization" and “Cash Collateralize” have correlative meanings.
Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within twelve (12) months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within twelve (12) months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) above and entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine (9) months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (a), (b), (c), and (d) above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (f) in the case of any Foreign Subsidiary, (i) investments of the type and (to the extent applicable) maturity described in clauses (a) through (e) above of (or maintained with) a comparable foreign obligor, which investments or obligors (or the parent thereof) have ratings described in clause (b) or (c) above, if applicable, or equivalent ratings from comparable foreign rating agencies, or (ii) investments of the type and maturity (to the extent applicable) described in clauses (a) through (e) above of (or maintained with) foreign obligors (or the parent thereof), which investments or obligors (or the parents thereof) are not rated as provided in such clauses or in clause (f)(i) above but which are, in the reasonable judgment of the

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Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors).
Cash Management Agreement: any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, blocked account, lockbox and stop payment services.
CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 USC. § 9601 et seq.).
CFC: a “controlled foreign corporation” as defined in Section 957 of the Code.
Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that "Change in Law" shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) including CRR or any other Governmental Authority.
Change of Control: (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35)% of the equity securities of the Borrower Agent entitled to vote for members of the board of directors or other equivalent governing body of the Borrower Agent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right), or (b) Borrower Agent ceases to own, directly or indirectly, 100% of the equity securities of each Subsidiary entitled to vote for members of the board of directors or other equivalent governing body of such Subsidiary on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right).
Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or exit of Agent or any Lender) incurred by or asserted against any Indemnitee by an Obligor or other Person, relating to any (a) Revolver Loan, Letter of Credit, Loan Document, Borrower Materials or related transaction, (b) action

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taken or omitted in connection with this credit facility, (c) existence or perfection of Liens or realization on Collateral, (d) exercise of rights or remedies under a Loan Document or Applicable Law, (e) failure by an Obligor to perform or observe any term of a Loan Document, or (f) reliance by an Indemnitee on an electronic signature, record or Communication, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an appeal or Insolvency Proceeding), whether or not an Indemnitee or Obligor is a party.
Closing Date: as defined in Section 6.1.
CME: CME Group Benchmark Administration Limited.
Code: the Internal Revenue Code of 1986.
Collateral: the US Collateral and the UK Collateral, as the context requires.
Commitment Reallocation: as defined in Section 2.1.8.
Commodity Exchange Act: the Commodity Exchange Act (7 USC. § 1 et seq.).
Common Stock: (a) the common stock of the Borrower Agent (which, for the avoidance of doubt, shall be Qualified Capital Stock of the Borrower Agent), par value $0.01 per share, and (b) any other Qualified Capital Stock of the Borrower Agent.
Communication: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document, including any Borrower Materials or Modification of a Loan Document.
Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrower Agent, on behalf of the Obligors, certifies (a) compliance with Section 10.3 (provided that if no FCCR Trigger Period is in effect, such certification with respect to Section 10.3 shall be solely as to the determination and calculation of the Consolidated Fixed Charge Coverage Ratio rather than compliance therewith), (b) that no Default or Event of Default has occurred and is continuing as of the date of the certificate and (c) that no Obligor has changed its name or jurisdiction of organization except as disclosed in writing in such certificate or except as previously disclosed in a prior certificate.
Conforming Changes: with respect to use, administration of or conventions associated with SOFR, Term SOFR, EURIBOR, UK SONIA Rate or any proposed Term SOFR Successor Rate or UK Successor Rate, as applicable, any conforming changes to the definitions of US Base Rate, SOFR, Term SOFR, EURIBOR, UK SONIA Rate, UK SONIA Adjustment or Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and US Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

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Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.
Consolidated: when used with reference to financial statements or financial statement items of Borrower Agent and its Subsidiaries or any other Person, as applicable, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.
Consolidated Capital Expenditures: all liabilities incurred or expenditures made by the Approved Obligors for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.
Consolidated Cash Taxes: for any period, for Approved Obligors, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash for such period.
Consolidated EBITDA: for any period, for Approved Obligors on a Consolidated basis, an amount equal to:
(a) Consolidated Net Income for such period; plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income for such period:
(i) interest expense;
(ii) provision for income taxes;
(iii) depreciation and amortization expense (excluding any depreciation and amortization expense relating to right of use assets for operating leases);
(iv) losses arising from the sale of capital assets;
(v) non-cash losses, charges and expenses (other than write-downs or write-offs in respect of Borrowing Base Assets);
(vi) reasonable and customary fees, expenses, premiums and other charges in connection with the issuance or repayment of Debt, the issuance of Equity Interests, any refinancing transaction, amendment or other modification of any debt instrument, the making of any Investment, or any non-ordinary course asset sale; provided, however, that with respect to transactions that are not consummated, the aggregate amount added back pursuant to this clause (vi) shall not exceed two and one-half of one percent (2.5%) of Consolidated EBITDA for such period (calculated before giving effect to any add-backs described in this clause (b)(vi) for such period);
(vii) costs and expenses in connection with the termination of the Existing Credit Agreement;
(viii) severance costs and expenses to the extent paid in cash; provided, that, the aggregate amount added back pursuant to this clause (b)(viii) and clause (b)(x) in any period shall not exceed (A) $6,000,000 in the aggregate for the period commencing on the Closing Date and ending March 31, 2026 (provided, in the event that the Approved Obligors intend to incur additional severance costs and expenses in such period in excess of $6,000,000, the Approved Obligors shall submit a proposal to the Agent to increase the aggregate amount added back pursuant to this clause and clause (b)(x), which proposal may be accepted or rejected by the Agent in its sole discretion), and (B) thereafter, $4,000,000 in the aggregate;

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(ix) any cash and non-cash losses resulting from mark-to-market accounting of Hedging Agreements;
(x) the amount of any restructuring charge or reserve, integration cost or other business optimization expense, retention, non-recurring charges or expenses, recruiting, relocation and signing bonuses and expenses, systems establishment costs, costs associated with office and facilities opening, closing and consolidating, transaction fees and expenses; provided, that, (A) all such charges, reserves, bonuses, fees, costs and expenses are reasonably identifiable, factually supportable, and described in a reasonably detailed statement or schedule certified by a Responsible Officer of Borrower Agent, and (B) the aggregate amount added back pursuant to this clause (b)(x) and clause (b)(viii) in any period shall not exceed (1) $6,000,000 in the aggregate for the period commencing on the Closing Date and ending March 31, 2026 (provided, in the event that the Approved Obligors intend to incur additional severance costs and expenses in such period in excess of $6,000,000, the Approved Obligors shall submit a proposal to the Agent to increase the aggregate amount added back pursuant to this clause and clause (b)(viii), which proposal may be accepted or rejected by the Agent in its sole discretion), and (2) thereafter, $4,000,000 in the aggregate;
(xi) fees, costs, charges and expenses incurred in connection with the preparation, negotiation, approval, execution and delivery of (A) this Agreement, any Loan Document, any Term Loan Document and the transactions relating hereto and thereto, including all transaction fees, costs, charges and expenses incurred within one hundred twenty (120) days following the Closing Date, in an aggregate amount for all such fees, costs, charges and expenses during the term of this Agreement not to exceed an amount determined by a formula agreed upon between the Borrower Agent and the Agent, in its reasonable discretion, and (B) any amendments, restatements, waivers, supplements or other modifications to this Agreement, any Loan Document or any Term Loan Document; and
(xii) the amount of any cash payments in connection with the settlement or other out-of-court agreement, or payment of any judgment, in each case arising in connection with litigation matters pending against the Borrower Agent, along with associated legal fees, costs and expenses paid in connection therewith, in an aggregate amount in any period not to exceed $1,000,000; plus
(xiii) unusual and infrequent losses, provided that the aggregate amount added back pursuant to this clause (b)(xiii) shall not exceed $1,500,000 in the aggregate for any period; plus
(c) without duplication and solely to the extent distributed in cash to an Approved Obligor during such period, the net income of any Subsidiary other than an Approved Obligor for such period, to the extent that the distribution of such net income is not prohibited by operation of the terms of such Subsidiary’s Organic Documents or any agreement, instrument or Law applicable to such Subsidiary; minus
(d) the following, without duplication, to the extent included in calculating such Consolidated Net Income for such period:
(i) gains arising from the sale of capital assets;
(ii) gains arising from the write-up of assets;
(iii) unusual and infrequent gains;

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(iv) cash and non-cash gains (including those resulting from mark-to-market accounting of Hedging Agreements); and
(v) cash payments made in such period to the extent such payments relate to a non-cash loss, charge or expense added back to Consolidated Net Income in any other period.
Notwithstanding anything to the contrary set forth in this definition, no amounts may be added back in respect of the pension schemes described in Section 10.1.11 if a corresponding cash payment has been made.
Consolidated Fixed Charge Coverage Ratio: as of any date of determination with respect to Approved Obligors on a Consolidated basis, the ratio of (a) the total of (i) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date, minus (ii) Consolidated Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) for such period, minus (iii) Consolidated Cash Taxes for such period, minus (iv) Distributions (other than Upstream Payments) made in cash during such period, to (b) the sum of (i) Consolidated Scheduled Debt Payments for the Measurement Period most recently completed on or prior to such date, plus (ii) interest expense for such period.
Consolidated Net Income: for any period, the net income (or loss) of the Approved Obligors on a Consolidated basis for such period, as determined in accordance with GAAP; provided, that, Consolidated Net Income shall exclude (a) [reserved], (b) any out-of-period restoration (or diminution) of income of any contingent reserve in such period, and related tax effect in accordance with GAAP, and (d) the cumulative effect of a change in accounting principles during such period.
Consolidated Scheduled Debt Payments: for any period, for Approved Obligors on a Consolidated basis, the sum of all scheduled payments of principal on Debt (other than (i) the Revolver Loans and (ii) Debt of any Approved Obligor owning to any other Approved Obligor) of the Approved Obligors during such period. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include scheduled payments made with respect to any Capital Lease, synthetic lease, or sale-leaseback transaction, and (c) shall not include any voluntary prepayments or mandatory prepayments required hereunder.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligation") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; or (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

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Contribution Notice: a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004 (UK).
Control: possession, directly or indirectly, of the power to direct or cause direction of a Person's management or policies, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Control Agreement: a control agreement reasonably satisfactory to Agent entered into by and among the Agent, an Obligor and any institution maintaining a Deposit Account or Securities Account for an Obligor sufficient to perfect Agent's Lien on such account.
Copyrights: as defined in the definition of Intellectual Property.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).
CRR: means either CRR-EU or, as the context may require, CRR-UK.
CRR-EU: means (a) regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and (b) regulation 648/2012 of the European Union and all delegated and implementing regulations supplementing those Regulations.
CRR-UK: means CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 (UK) and the European Union (Withdrawal Agreement) Act 2020 (UK) and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019 (UK) and as further amended from time to time.
CTA: the UK Corporation Tax Act 2009.
Current Value: as defined in Section 10.1.14.
CVG: as defined in the preamble hereto.
CVG China Debt: as defined in Section 10.2.1(m).
CVG China Subsidiary: a Subsidiary of the Borrower Agent that is organized or formed in the People’s Republic of China.
CVS Holdings: CVS Holdings Limited, a company limited by shares and incorporated in England and Wales with company number 04027709.
CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
Czech Act on Corporations: the Czech Act No. 90/2012 Coll., on business companies and societies (Act on Corporations), as amended.
Czech Act on Preventive Restructuring: the Czech Act No. 284/2023 Coll., on Preventive Restructuring, as amended.

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Czech Civil Code: the Czech Act No. 89/2012 Coll., the Civil Code, as amended.
Czech Collateral: all Property of each Czech Obligor described in any Security Document that secures the Obligations or Guaranteed Obligations and all other Property of each Czech Obligor that now or hereafter secures (or is intended to secure) any Obligations or any Guaranteed Obligations.
Czech Commercial Register: the commercial register (obchodní rejstřík) maintained under Czech Act No. 304/2013 Coll., on public registers of legal and natural persons, as amended.
Czech Guarantor: each Guarantor that is incorporated in the Czech Republic.
Czech Insolvency Act: the Czech Act No. 182/2006 Coll., on insolvency and methods of its resolution (Insolvency Act), as amended.
Czech Insolvency Register: the insolvency register (insolvenční rejstřík) maintained under Czech Insolvency Act.
Czech Intercompany Debt: Intercompany Debt owed by CVG to PEKM Kabeltechnik s.r.o., as evidenced by that certain Intercompany Promissory Note, dated as of June 17, 2025 and as in effect on the Closing Date in an aggregate principal amount not to exceed 5,000,000€.
Czech Obligor: each Obligor that is incorporated in the Czech Republic.
Czech UBO Act: the Czech Act No. 37/2021 Coll., on registration of ultimate beneficial owners, as amended.
Czech UBO Register: the Register of Ultimate Beneficial Owners (evidence skutečných majitelů), established and maintained pursuant to the Czech UBO Act.
Czech Security Agreement: each agreement, instrument or document governed by the laws of the Czech Republic now or hereafter securing (or given with the intent to secure) any Obligations.
DAC6: Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.
Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source satisfactory to Agent).
Debt: as applied to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, but excluding trade payables and accrued obligations incurred and being paid in the Ordinary Course of Business that are (i) not more than 60 days past due or (ii) being Properly Contested; (c) all Contingent Obligations of such Person with respect to Debt of another Person of the types specified in clauses (a) through (k) of this definition; (d) all obligations (including purchase money indebtedness) of such Person evidenced by bonds, debentures, notes, credit documents or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses; (e) all obligations of such Person under conditional sale or other title retention agreements or incurred as financings relating to Property purchased by such Person; (f) the principal balance of any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing entered into by such Person; (g) all Capital Leases of such Person; (h) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property

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owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that, to the extent any such Debt secured by any Lien granted by such Person is non-recourse to such Person, the amount of such Debt as to such Person shall be equal to the lesser of (i) the fair market value of such Property on which such Lien is granted, and (ii) the outstanding principal amount of such Debt; (i) all reimbursement obligations of such Person in connection with letters of credit, bankers acceptances, bank guaranties, surety bonds, and similar instruments; (j) all obligations to make any payment in respect of any Disqualified Capital Stock of such Person or any other Person (including any obligation to purchase, redeem, retire or defease such Disqualified Capital Stock), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (k) all Earn Out Obligations; and (l) in the case of the Obligors, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Debt provide that such Person is liable therefor.
Decree: as defined in Section 15.12.3.
Debt Prepayment: any prepayment of any Debt for Borrowed Money prior to the scheduled maturity or due date thereof, including any optional or voluntary redemption, repurchase or other satisfaction of such Debt for Borrowed Money.
Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate or fee otherwise applicable thereto.
Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.
Designated Jurisdiction: any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.
Designated Non-Cash Consideration: with respect to any Asset Disposition, (a) the amount of any Debt or other liabilities of the Borrower Agent or any of its Subsidiaries (as shown on the balance sheet most recently delivered pursuant to Section 10.1.2(a), (b) or (c) that is assumed by the transferee in connection with such Asset Disposition, but only to the extent the Borrower Agent and its Subsidiaries have been validly released by all applicable creditors in writing from all liability on such Debt and other

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liabilities, (b) the amount of any trade-in value applied by the parties to such Asset Disposition to the purchase price of any replacement Property acquired in connection with such Asset Disposition, (c) any shares or securities received by the Borrower Agent or any of its Subsidiaries from the transferee in connection with such Asset Disposition that are converted by the Borrower Agent or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of such Asset Disposition, and (d) the fair market value (as determined in good faith by the Borrower Agent) of non-cash consideration received by the Borrower Agent or any of its Subsidiaries in connection with such Asset Disposition that is designated as Designated Non-Cash Consideration in a certificate of a Responsible Officer of the Borrower Agent delivered to the Agent, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.
Disposition: the sale, transfer, license, lease, consignment, transfer or other disposition (in one transaction, a series of transactions or otherwise) of property of a Person, including a sale-leaseback transaction, synthetic lease, issuance of Equity Interests by a subsidiary, Division, or sale, assignment, transfer or other disposal, with or without recourse, of any notes, accounts or related rights.
Disqualified Capital Stock: any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than solely for Qualified Capital Stock) at the option of the holder thereof, in whole or in part, prior to the day that is ninety-one (91) days after the date set forth in clause (a) of the definition of Revolver Termination Date, (b) requires the payment of any cash dividends, (c) is convertible into or exchangeable for (i) debt securities, or (ii) any Equity Interests referred to in clause (a) above or clause (b) above, in each case at any time prior to the date that is ninety-one (91) days after the date set forth in clause (a) of the definition of Revolver Termination Date, or (d) contains any repurchase obligation which may come into effect prior to the Revolver Commitment Termination Date; provided, that, (x) any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is ninety-one (91) days after the date set forth in clause (a) of the definition of Revolver Termination Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof may not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Revolver Commitment Termination Date and (y) if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, managers or consultants of the Borrower Agent or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower Agent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the foregoing, the Warrants (as in effect on the Closing Date) shall not be deemed to be Disqualified Capital Stock hereunder.
Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any cash payment or distribution in respect of the Warrant, any distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest; provided, that in no event shall a “Distribution” include (i) cashless exercise of options, (ii) retirement of fractional shares, (iii) repurchases of Equity Interests deemed to occur in connection with the surrender of shares of Equity Interests to satisfy tax withholding obligations, (iv) the cashless exercise of warrants or cashless issuances of Warrant

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Shares under the Warrant or (v) payments of the Term Loan Debt (which, for the purposes of this defined term, shall not include any cash payments to the holder of the Warrant) permitted hereunder.
Dividend: as defined in Section 7.4.1(d).
Division: the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a "plan of division" or similar arrangement), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive.
Dollar Equivalent: at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any other currency, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.
Dollars or $: lawful money of the US.
Domain Names: as defined in the definition of Intellectual Property.

Domestic Subsidiary: any Subsidiary of the Borrower Agent that is organized under the laws of the United States, any state thereof, or the District of Columbia.
Dominion Account: a special account established by each Borrower at Bank of America (including its London branch, as regards UK Borrower) or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.
Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability at any time is less than the greater of (A) 10% of the Line Cap or (B) $10,000,000 and (b) continuing until the date that, during each of the preceding 30 consecutive days (or any shorter period as Agent agrees in writing), both (i) no Event of Default has occurred and (ii) Availability has been greater than the greater of (A) 10% of the Line Cap and (B) $10,000,000 for each such day.
Earn Out Obligations: all obligations of the Borrower Agent or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations but excluding any “seller debt” or other Debt for Borrowed Money owing to any Person party to an Acquisition) pursuant to the documentation relating to such Acquisition.
EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

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EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Electronic Copy: as defined in Section 14.8.
Electronic Record and Electronic Signature: as defined in 15 USC. §7006.
Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars (or payable in Dollars, Euros or Sterling, if owing to UK Borrower), evidenced by an invoice that has been delivered to the applicable Account Debtor and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date (or, in the case of Accounts owing to a Borrower by Volvo, Mack Truck, Daimler, Navistar, Deere & Company or Caterpillar not otherwise excluded, unpaid for more than 90 days after the original due date or more than 120 days after the original invoice date, up to an aggregate amount of $2,000,000 at any time, for the portion of such Accounts which are unpaid for more than 90 days after the original invoice date, to the extent the portion of such Accounts does not remain unpaid for more than 120 days after the original invoice date); (b) 30% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 10% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation in any Loan Document; (e) it is owing by a creditor or supplier, or is otherwise subject to offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the target of a Sanction; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g)(i) with respect to a US Borrower, the Account Debtor is organized or has its principal offices or assets outside the United States or Canada (other than with respect to an Account Debtor whose Account constitutes an Eligible US Foreign Account); and (ii) with respect to UK Borrower, the Account Debtor is organized or incorporated or has its principal or registered office or assets outside of England or Wales (other than with respect to an Account Debtor whose Account constitutes an Eligible UK Foreign Account); (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien (in the case of Eligible UK Accounts, expressed as a fixed charge) in favor of Agent, or is subject to any other Lien other than the Lien in favor of the Term Loan Agent; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale or completed service; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

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Eligible Assets: Property located in the United States that is used or useful in the same or a related line of business as the Borrower Agent and its Subsidiaries were engaged in on the Closing Date (or any business reasonably related, incidental or ancillary thereto or reasonable extensions thereof).
Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund that satisfies Section 12.13; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment) and Agent; (c) if such Person is to hold any UK Revolver Commitments, such Person is at all times, other than during any Event of Default, a Qualifying Lender; or (d) during an Event of Default, any Person acceptable to Agent in its discretion.
Eligible Inventory: Inventory owned by a US Borrower or UK Borrower, as applicable, that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods, work in process (with an aggregate value no greater than $2,500,000 with respect to US Borrowers and $500,000 with respect to UK Borrower) or raw materials, and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to retention of title or similar arrangements nor subject to any deposit or down payment; (c) is not subject to any deposit or down payment; (d) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (e) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (f) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of a Sanction, and does not constitute hazardous materials under any Environmental Law; (g) conforms with the covenants and representations in any Loan Document; (h) is subject to Agent's duly perfected, first priority Lien governed by the Applicable Laws of the jurisdiction in which such Inventory is located, and no other Lien other than the Lien of the Term Loan Agent; (i) is within the continental United States, Canada, England or Wales, is not in-transit except Inventory in-transit between Approved Locations of Borrowers, and is not consigned to any Person; (j) is not subject to any warehouse receipt or negotiable Document unless such warehouse receipt or Document has been delivered to Agent with all necessary endorsements; (k) is not subject to any License or other arrangement that restricts such Borrower's or Agent's right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (m) is reflected in the details of a current perpetual inventory report.
Eligible Investment Grade Accounts: any Eligible Accounts owing from an Account Debtor that has a credit rating of at least Baa3 by Moody’s and BBB- by S&P.
Eligible Non-Investment Grade Accounts: means any Eligible Accounts that are not Eligible Investment Grade Accounts.
Eligible UK Account: an Eligible Account owing to UK Borrower.
Eligible UK Foreign Account: an Account of UK Borrower that is owed by an Account Debtor that is organized or has its principal offices or assets in a jurisdiction that has been a Participating Member State since before April 30, 2004 or otherwise approved in writing by Agent.
Eligible UK In-Transit Inventory: Inventory owned by UK Borrower that would be Eligible Inventory if it were not subject to a Document and/or in transit from a location not in England or Wales, and that Agent, in its sole discretion, deems to be Eligible UK In-Transit Inventory. Without limiting the

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foregoing, no Inventory shall be Eligible UK In-Transit Inventory unless it is (a) subject to a Document showing the Agent (or, with Agent’s consent, the UK Borrower) as consignee, which Document is in the possession of Agent (or another Person satisfactory to Agent); (b) fully insured in a manner satisfactory to Agent; (c) sold by a vendor that is not the target of any Sanction, that has no right to reclaim, divert shipment of, repossess, stop delivery, or assert any reservation of title or Lien against the Inventory, and with respect to whom the UK Borrower is not in default of any obligation; (d) subject to purchase orders and other documentation satisfactory to Agent, and title has passed to UK Borrower at port of exportation as evidenced by incoterms acceptable to Agent; (e) shipped by a common carrier that is not affiliated with the vendor and is in transit to an Approved Location of UK Borrower within England or Wales; (f) handled by a customs broker, freight-forwarder or other handler that has delivered an Imported Goods Agreement reasonably acceptable to Agent; (g) in transit for 60 days or less from shipment date to an Approved Location of UK Borrower within England or Wales; and (h) does not transship.
Eligible UK Inventory: Eligible Inventory owned by UK Borrower.
Eligible US Account: an Eligible Account owing to a US Borrower.
Eligible US Foreign Account: an Account of a US Borrower otherwise constituting an Eligible US Account that is owed by the following Account Debtors (or a Subsidiary thereof organized or with its principal office or assets in Mexico) whose Account is the result of the sale of goods or rendition of services to such Account Debtor in Mexico: Navistar, Caterpillar, Kenworth/PACCAR, John Deere, International Motors, Volvo and any additional Account Debtors to which Agent may agree in writing in its sole discretion; provided that any such Account is recourse to a Person domiciled in the US that would otherwise constitute an acceptable Account Debtor in Agent’s Permitted Discretion.
Eligible US Foreign Account Sublimit: an amount equal to the lesser of (a) $10,000,000 and (b) 10% of US Availability (calculated without giving effect to any Eligible US Foreign Accounts).
Eligible US In-Transit Inventory: Inventory owned by a US Borrower that would be Eligible Inventory if it were not subject to a Document and/or in transit from a location not in the US, and that Agent, in its Permitted Discretion, deems to be Eligible US In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible US In-Transit Inventory unless it is (a) subject to a Document showing the Agent (or, with Agent’s consent, the applicable US Borrower) as consignee, which Document is in the possession of Agent (or another Person satisfactory to Agent); (b) fully insured in a manner satisfactory to Agent; (c) sold by a vendor that is not the target of any Sanction, that has no right to reclaim, divert shipment of, repossess, stop delivery, or assert any reservation of title or Lien against the Inventory, and with respect to whom no US Borrower is in default of any obligation; (d) subject to purchase orders and other documentation satisfactory to Agent, and title has passed to the applicable US Borrower at port of exportation as evidenced by incoterms acceptable to Agent; (e) shipped by a common carrier that is not affiliated with the vendor and is in transit to an Approved Location of a US Borrower within the US; (f) handled by a customs broker, freight-forwarder or other handler that has delivered an Imported Goods Agreement reasonably acceptable to Agent; (g) in transit for 60 days or less from shipment date to an Approved Location of a US Borrower within the US; and (h) does not transship.
Eligible US Inventory: Eligible Inventory owned by a US Borrower.
Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

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English Insolvency Event: in relation to any UK Incorporated Obligor, means (a) it is or becomes unable or admits inability to pay its debts as they fall due or is deemed to or is declared to be unable to pay its debts under applicable law, suspends or threatens in writing to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with its creditors generally (excluding any Lender in its capacity as such) with a view to rescheduling any of its indebtedness or a moratorium is declared in respect of any of its indebtedness; (b) any corporate action, legal proceedings or other procedure or steps are taken in relation to (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any such entity, (ii) a composition, compromise, assignment or arrangement with any creditor of any such entity, (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any such entity or any of such entity’s assets, or (iv) enforcement of any Liens over any assets of any such entity, or any analogous procedure or step is taken in any jurisdiction and (c) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any of its assets (and is not discharged within 14 days).
Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA or similar non-US Governmental Authority) or the protection or pollution of the environment, including CERCLA, RCRA, CWA and other similar Applicable Laws of any non-US jurisdiction.
Environmental Notice: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
Environmental Release: a release as defined in CERCLA or under any other Environmental Law.
Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company (including all of such member's limited liability company interests in, and right to participate in the management of or otherwise control or exercise rights as a member of, such limited liability company); or (d) other Person having any other form of equity security or ownership interest, and, in each case, all of the warrants, options or other rights for the purchase or acquisition of any of the foregoing.
Equity Issuance: any issuance by an Obligor of its Equity Interests.

ERISA: the Employee Retirement Income Security Act of 1974.
ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) filing of a notice of intent to terminate, treatment of a Pension Plan

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or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.
EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.
EURIBOR: for any Interest Period for a UK EURIBOR Loan, a per annum rate equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or other commercially available source designated by the Agent from time to time) two TARGET Days prior to the Interest Period, with a term equivalent to such period; provided, that in no event shall EURIBOR be less than zero (0).
Euro or “€”: the lawful currency of the Participating Member States.
Event of Default: as defined in Section 11.
Exchange Rate: on any date, (i) with respect to Sterling in relation to Dollars, the spot rate as quoted by Bank of America (acting through its London branch) at its noon spot rate (in the Applicable Time Zone) at which Dollars are offered on such date for Sterling, (ii) with respect to Dollars in relation to Sterling, the spot rate as quoted by Bank of America (acting through its London branch) at its noon spot rate (in the Applicable Time Zone) at which Sterling are offered on such date for such Dollars, (iii) with respect to Euro in relation to Dollars, the spot rate as quoted by Bank of America (acting through its London branch) at its noon spot rate (in the Applicable Time Zone) at which Dollars are offered on such date for Euro, and (iv) with respect to Dollars in relation to Euro, the spot rate as quoted by Bank of America (acting through its London branch) at its noon spot rate (in the Applicable Time Zone) at which Euro are offered on such date for such Dollars.
Excluded Accounts: (a) Trust Accounts, (b) zero balance disbursement accounts, (c) other Deposit Accounts and Securities Accounts maintained in the Ordinary Course of Business containing cash amounts or securities, the value of which do not exceed at any time $500,000 in the aggregate for all such accounts under this clause (c) and (d) cash collateral accounts securing any Permitted Lien, only to the extent that the agreements governing such deposit or pledge (i) prohibit the existence of a Lien therein in favor of the Agent, for the benefit of the Secured Parties and (ii) are consented to in writing by the Agent in its Permitted Discretion.
Excluded Assets: with respect to any US Incorporated Obligor: (a) [reserved]; (b) any general intangible or other rights of such US Incorporated Obligor arising under contracts, instruments, licenses, license agreements (including Licenses) or other documents, and any Equity Interests owned by such US Incorporated Obligor in any non-Wholly Owned Subsidiary, in each case, to the extent (and only to the extent) that the grant of a security interest therein would (i) constitute a violation of a restriction (so long as such restriction is not entered into in contemplation of the grant by such US Incorporated Obligor of a security interest pursuant to the Security Documents or, in the case of the acquisition of any such Property after the Closing Date, in contemplation of such acquisition) in favor of a third party on such grant, unless

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and until any required consents shall have been obtained, (ii) give any other party the right to terminate its obligations thereunder or give the other parties thereto the right to terminate, accelerate or otherwise alter such US Incorporated Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both), or (iii) violate any law, provided, that: (A) any portion of any such general intangible or other right or Equity Interests shall cease to be excluded pursuant to this clause (b) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above, and (B) the limitation set forth in this clause (b) shall not affect, limit, restrict or impair the grant by such US Incorporated Obligor of a security interest pursuant to the Security Documents in any such general intangible or other right or Equity Interests to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any Applicable Law, including the UCC; (c) Property (and proceeds thereof) owned by such US Incorporated Obligor that is subject to a Lien securing a purchase money obligation or Capital Lease permitted to be incurred pursuant to this Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease) validly prohibits the creation of any other Lien on such Property (and, in the case of any such Property acquired after the Closing Date, so long as such prohibition was not entered into in contemplation of such acquisition); (d) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of such US Incorporated Obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted pursuant to the Security Documents and deemed included in the Collateral, but only to the extent that, and solely during the period if any in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications (or the resulting trademark registrations); (e) any Property of such US Incorporated Obligor to the extent that a grant of a security interest therein is prohibited by any Applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law; (f) [reserved]; (g) any Trust Account of such US Incorporated Obligor; (h) de minimis Equity Interests of any indirect Foreign Subsidiary or other foreign Person directly held by such US Incorporated Obligor solely for the benefit of any Person other than another Obligor; (i) cash collateral of such US Incorporated Obligor that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent the agreements governing such deposit or pledge prohibit the existence of a Lien therein in favor of the Agent, for the benefit of the Secured Parties; (j) Margin Stock; (k) [reserved]; (l) [reserved]; and (m) Property in circumstances where the Agent and the Borrower Agent reasonably agree that the cost or other consequences (including material adverse Tax consequences) of obtaining or perfecting a security interest in such Property is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby).
Excluded Subsidiary: (a) each Immaterial Foreign Subsidiary; (b) each Subsidiary that is prohibited by Applicable Law or by a binding contractual obligation from providing a Guaranty; provided, that, with respect to any such binding contractual obligation, such contractual obligation is (i) permitted pursuant to this Agreement, and (ii) in existence on the Closing Date (or with respect to any Person who becomes a Subsidiary after the Closing Date, at the time such Person becomes a Subsidiary) and is not entered into for the purpose of causing such Subsidiary to qualify as an “Excluded Subsidiary”; provided, further, that, any such exception described in this clause (b) shall only apply until such time as such prohibition no longer exists; (c) each Subsidiary for which the provision of a Guaranty by such Subsidiary would require the consent, approval, license or authorization from a Governmental Authority (including any regulatory approval), unless such consent, approval, license or authorization has been received; and (d) each Subsidiary for which the Borrower Agent and the Agent agree in writing that the costs or other consequences (including material adverse Tax consequences) of obtaining a Guaranty from such Subsidiary would be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

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Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.
Excluded Taxes: (a) Taxes imposed on or measured by a Recipient's net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) US federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Revolver Loan or Revolver Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient's failure to comply with Section 5.9; (d) US federal withholding Taxes imposed pursuant to FATCA. In no event shall "Excluded Taxes" include any withholding Tax imposed on amounts paid by or on behalf of a foreign Obligor to a Recipient that has complied with Section 5.9.2 and (e) in respect of any loan to the UK Borrower, any Taxes and/or increased payments in respect of Taxes for which UK Borrower would not be liable under Section 5.11.
Existing Credit Agreement: that certain Credit Agreement, dated as of April 30, 2021, by and among the Borrower Agent, the guarantors party thereto, the lenders party thereto, and Bank of America, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date.
Existing Letters of Credit: each of the Letters of Credit issued by Bank of America and outstanding under the Existing Credit Agreement on the Closing Date, each of which is identified on Schedule 2.2 hereto.
Extraordinary Expenses: all costs, expenses or advances incurred by any Agent Indemnitee during a Default, Event of Default or Obligor's Insolvency Proceeding, including those relating to any (a) audit, inspection, repossession, storage, repair, appraisal, insurance, processing, preparation or advertising for sale, sale, collection, or other preservation of or realization upon Collateral; (b) action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Agent's Liens, Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) Enforcement Action or exercise of any rights or remedies in, or the monitoring of, an Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; and (e) negotiation and documentation of any Modification, workout, restructuring, forbearance, liquidation or collection with respect to any Loan Document, Collateral or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage and insurance costs, permit fees, utility expenses, legal and accounting fees and expenses, appraisal costs, brokers' and auctioneers' commissions, environmental study costs, wages and salaries paid to employees of any Obligor or independent contractors in liquidating Collateral, and travel expenses.

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Facility Office: (a) in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes or such other office in such other jurisdiction as the relevant Finance Party notifies the Agent in writing shall be its facility office for the purposes of this Agreement.
FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.
FCCR Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability at any time is less than the greater of (A) 10% of the Line Cap or (B) $10,000,000 and (b) continuing until the date that, during each of the preceding 30 consecutive days (or any shorter period as Agent agrees in writing), both (i) no Event of Default has occurred and (ii) Availability has been greater than the greater of (A) 10% of the Line Cap and (B) $10,000,000 for each such day.
Federal Funds Rate: for any day, the per annum rate calculated by FRBNY based on such day's federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.
Financial Support Direction: a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004 (UK).
FILO Accounts Formula Amount: with respect to each of Eligible Non-Investment Grade Accounts of US Borrowers and Eligible US Foreign Accounts, an amount equal to 5% thereof; provided that commencing on September 30, 2026, such percentage shall be reduced by 0.83% per Fiscal Quarter (or, in the case of the Fiscal Quarter ending December 31, 2027, reduced by 0.85%) until reduced to 0%.
FILO Amortization Amount: all reductions set forth in each proviso to the definitions of FILO Accounts Formula Amount, FILO Inventory Formula Amount and FILO Amount, in each case, expressed as a Dollar amount.
FILO Amount: means the lesser of (a) $12,500,000 and (b) the sum of (i) the FILO Accounts Formula Amount, plus (ii) the FILO Inventory Formula Amount.
FILO Inventory Formula Amount: an amount equal to the lesser of (a) 10% of the Value of Eligible US Inventory; and (b) 10% of the NOLV Percentage of the Value of Eligible US Inventory; provided that commencing on September 30, 2026, each such percentage shall be reduced by 1.66% per Fiscal Quarter (or, in the case of the Fiscal Quarter ending December 31, 2027, reduced by 1.7%) until reduced to 0%.
FILO Loan: means a first-in last-out Revolver Loan that is borrowed and deemed outstanding as a “FILO Loan” pursuant to Section 2.1.8.
FILO Period: the period commencing on the Closing Date and ending on June 27, 2028.

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Finance Party: the Agent, the Issuing Bank or a Lender.
Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.
Fiscal Year: the fiscal year of the Borrower Agent and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.
Floating Rate Loan: a US Base Rate Loan or a UK SONIA Rate Loan, as the context requires.
Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.
FLSA: the Fair Labor Standards Act of 1938.
Foreign Lender: any Lender that is not a US Person.
Foreign Obligor: an Obligor that is a Foreign Subsidiary.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary: a Subsidiary that is not a Domestic Subsidiary.
FRBNY: the Federal Reserve Bank of New York.
Fronting Exposure: a Defaulting Lender's interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.
Full Payment: with respect to any Obligations, the full cash payment thereof, including any interest, fees and other charges accruing during a proceeding under any debtor relief laws (whether or not allowed in the proceeding), other than (a) LC Obligations to the extent Cash Collateralized (or delivery of a standby letter of credit acceptable to Agent in the amount of required Cash Collateral), (b) [reserved], (c) contingent indemnification and other inchoate obligations for which no claim has been asserted or may reasonably be expected to be asserted, (d) contingent indemnification and other inchoate obligations for which a claim has been asserted or reasonably can be expected to be asserted to the extent Cash Collateralized, and (e) Secured Bank Product Obligations to the extent Cash Collateralized or subject to other arrangements acceptable to the applicable Secured Bank Product Providers have been made. No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.
GAAP: generally accepted accounting principles in effect in the United States from time to time and, in the case of a Foreign Subsidiary organized under the laws of Mexico, the Financial Information Norms (Normas de Información Financiera) in effect from time to time.
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: any federal, provincial, state, local, municipal, foreign or other governmental agency, authority, body, commission, court, instrumentality, political subdivision, central

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bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority, or a province or territory thereof or a foreign entity or government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
Guaranteed Obligations: US Guaranteed Obligations or UK Guaranteed Obligations, as the case may be.
Guarantors: as defined in the preamble hereto and each other Person that guarantees payment or performance of Obligations.
Guaranty: each guaranty or guarantee agreement executed by a Guarantor in favor of Agent, including the collective guaranty provided pursuant to Section 15.
Hedging Agreement: a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).
Immaterial Foreign Subsidiary: as of any date of determination, any Foreign Subsidiary of the Borrower Agent that, (a) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 10.1.2(a), (b) or (c), did not have total assets in excess of five percent (5%) of Total Assets as of such date, (b) for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 10.1.2(a), (b) or (c) did not have Consolidated EBITDA in excess of five percent (5%) of Consolidated EBITDA of the Borrower Agent and its Subsidiaries for such Measurement Period, and (c) for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 10.1.2(a), (b) or (c), did not generate revenue in excess of five percent (5%) of all revenue of Borrower Agent and its Subsidiaries for such Measurement Period; provided, that, if, (i) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 10.1.2(a), (b) or (c), the aggregate amount of total assets of all Foreign Subsidiaries of the Borrower Agent that constitute Immaterial Foreign Subsidiaries as of such date exceeds an amount equal to ten percent (10%) of Total Assets as of such date, (ii) for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 10.1.2(a), (b) or (c), the aggregate amount of Consolidated EBITDA attributable to all Foreign Subsidiaries that constitute Immaterial Foreign Subsidiaries for such Measurement Period exceeds an amount equal to ten percent (10%) of Consolidated EBITDA of the Borrower Agent and its Subsidiaries for such Measurement Period, or (iii) for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 10.1.2(a), (b) or (c), the aggregate amount of revenue attributable to all Foreign Subsidiaries that constitute Immaterial Foreign Subsidiaries for such Measurement Period exceeds an amount equal to ten percent (10%) of all revenue of Borrower Agent and its Subsidiaries for such Measurement Period, then, in any such case, one or more such Foreign Subsidiaries shall be deemed not to be Immaterial Foreign Subsidiaries, with such Foreign Subsidiaries being selected in descending order based on the amounts (determined on a Consolidated basis for such Foreign Subsidiary and its Subsidiaries) of their total assets or the amount of Consolidated EBITDA attributable to such Foreign Subsidiary or Subsidiaries, as the case may be, until the ten percent (10%) thresholds above are not exceeded.
Imported Goods Agreement: each agreement by and among Agent, one or more US Borrowers or UK Borrower, as applicable, and any customs broker, freight forwarder, or carrier of such Borrower’s or Borrowers’ in-transit Inventory, each in form and substance satisfactory to Agent, pursuant to which, among other things, such customs broker, freight forwarder, or carrier agrees to serve as Agent’s agent and to follow certain of Agent’s instructions with respect to the shipping, customs clearing, and

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importation of such in-transit Inventory, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
Incremental Revolver Amount: $50,000,000.
Incremental Revolver Facility: as defined in Section 2.1.10.
Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.
Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.
Insolvency Proceeding: (a) any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (i) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (ii) the appointment of a receiver, monitor, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (iii) an assignment or trust mortgage for the benefit of creditors, (b) any proceeding commenced by or against a Person under any provision of the Insolvency Act 1986 (UK), the Corporate Insolvency & Governance Act 2020 (UK) or under any other insolvency law of any jurisdiction of the United Kingdom or an English Insolvency Event or (c) where it relates to a Foreign Subsidiary organized under the laws of Mexico, an “Insolvency Proceeding” shall include, without limitation, a concurso mercantil or any other equivalent legal proceeding, or any step or proceeding related to it, including, without limitation, the declaration of insolvency (declaración de concurso mercantil), bankruptcy (quiebra) or any other equivalent legal proceeding. With respect to any Foreign Subsidiary organized under the laws of Mexico it shall also include if any such Foreign Subsidiary is in a situation described in Article 2166 of Mexico´s Federal Civil Code (Código Civil Federal) or is in generalized default of its payment obligations (incumplimiento generalizado en el pago de sus obligaciones) within the meaning of Articles 9 and/or 10 of the Ley de Concursos Mercantiles of Mexico or any of the events enumerated in Sections I through VII of Article 11 of the Ley de Concursos Mercantiles of Mexico exists or applies with respect to it.
Inspection Trigger Event: (a) an Event of Default occurs or (b) Availability at any time is less than the greater of (i) 15% of the Line Cap and (ii) $15,000,000.
Intellectual Property: all intellectual and similar Property of a Person, including the following:
(a)    any patent, and any divisions, inventions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent made now or hereafter, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing and any and all royalties, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing (collectively, “Patents”);
(b)    any United States or foreign copyright rights to any works of authorship or other copyrightable subject matter, including any registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office, together with all causes of action arising prior to or after the date hereof for infringement of any of the foregoing and any and all royalties, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing (collectively, “Copyrights”);

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(c)    all Internet domain names and associated uniform resource locator addresses (collectively, “Domain Names”);
(d)    all computer programs, object code, source code and supporting documentation, including, “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and all media that may contain Software or recorded data of any kind (collectively, “Software”);
(e)    any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, source code, object code and data collections (collectively, “Trade Secrets”); and
(f)    all right, title and interest in and to any trademarks, service marks and trade names, including any registration or application for registration of any trademarks and service marks, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks and any trade dress including logos, designs, fictitious business names and other business identifiers used by such Person or any other indicia of origin, and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing or unfair competition regarding the same and any and all royalties, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing (collectively, “Trademarks”).
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that an Obligor's or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.
Intercompany Debt: as defined in Section 10.2.1(g).
Intercompany Subordination Agreement: that certain Intercompany Subordination Agreement dated as of the Closing Date made by the Borrower Agent and its Subsidiaries in favor of the Agent for the benefit of the Agent and the Lenders, in form and substance reasonably satisfactory to the Agent.
Intercreditor Agreement: that certain ABL Intercreditor Agreement dated as of the Closing Date, by and between the Agent and Term Loan Agent, as acknowledged by the Obligors and as may be amended or otherwise modified from time to time in accordance with the terms thereof.
Interest Payment Date: (a) for each Term SOFR Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Revolver Loans, the first day of each calendar month.
Interest Period: as defined in Section 3.1.2(c).
Interest Period Loan: a US Term SOFR Loan or a UK EURIBOR Loan, as the context requires.

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Inventory: (a) with respect to a US Borrower, as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor's business (but excluding Equipment) or (b) with respect to UK Borrower, any "stock in trade" or similar asset in the nature of inventory (as defined in the UCC).
Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
Investment: any direct or indirect acquisition, loan or investment by any Person, including (a) an Acquisition, (b) an acquisition of record or beneficial ownership of any Equity Interests of a Person, (c) any advance, loan or capital contribution to or in a Person or (d) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
Involuntary Disposition: any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Obligor or any Subsidiary.
IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for any Obligations.
IRS: the United States Internal Revenue Service.
Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.2.4 (or Bank of America acting through its London branch with respect to Letters of Credit requested by UK Borrower).
Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.
ITA: the UK Income Tax Act 2007.
Joinder Agreement: a joinder agreement substantially in the form of Exhibit B executed and delivered in accordance with the provisions of Section 10.1.9(a).
Judgment Currency: as defined in Section 1.6.2.
KAB: as defined in the preamble hereto.
LC Application: an application by a Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.
LC Conditions: upon giving effect to any issuance or Modification of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b)(i) total LC Obligations do not exceed the Letter of Credit Subline, (ii) no Overadvance exists, (iii) no US Overadvance exists if the Requesting Borrower is a US Borrower, (iv) no UK Overadvance exists if the Requesting Borrower is UK Borrower, (v) if Requesting Borrower is a US Borrower and no US Revolver Loans are outstanding, the US LC Obligations do not exceed the US Line Cap, (vi) if Requesting Borrower is UK Borrower and no UK Revolver Loans are outstanding, the UK LC Obligations do not exceed the UK Line Cap; (c) the Letter of Credit and

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payments thereunder are denominated in an Available Currency; and (d) the purpose and form of the Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the applicable Borrower or other Person to Issuing Bank or Agent in connection with a Letter of Credit.
LC Obligations: the US LC Obligations or the UK LC Obligations, as the context requires.
LC Request: a request by a Borrower for issuance of a Letter of Credit in form satisfactory to Agent and Issuing Bank.
LCA Event of Default: any Event of Default pursuant to Section 11.1(a), Section 11.1(b) (solely as a result of a material misrepresentation of the calculation of the Borrowing Base), Section 11.1(c) (solely to the extent arising from a breach of Section 8.1, 8.2.4 or 8.2.5), Section 11.1(i) or Section 11.1(j).
LCA Test Date:    as defined in Section 1.2(e).
Legal Reservations: with respect to any UK Incorporated Obligor:
(a)    the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation and other laws generally affecting the rights of creditors;
(b)    the time barring of claims under any applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;
(c)    similar principles, rights and defences under the laws of any Relevant Jurisdiction;
(d)    any other matters which are set out as qualifications or reservations as to matters of law of general application in any opinion delivered to Agent pursuant to the Loan Documents; and
(e)    the principle that the legality, validity, binding nature or enforceability of any security under a Security Document which is not governed by the laws of the jurisdiction where the asset or assets purported to be secured under that Security Document are situated may be flawed.
Lender Indemnitees: Lenders and Secured Bank Product Providers, and their past, present and future officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.
Lenders: lenders party to this Agreement (including US Lenders, UK Lenders, and Agent in its capacity as provider of Swingline Loans or Protective Advances) and any Person who hereafter becomes a "Lender" pursuant to an Assignment, including any Lending Office of the foregoing.
Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

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Letter of Credit: each Existing Letter of Credit and any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower.
Letter of Credit Subline: $10,000,000.
License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, trust, (fideicomiso), prenda, hipoteca or other title exception or encumbrance.
Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises or premises subject to a mortgage, the lessor or mortgagee, as applicable, waives or subordinates any Lien it may have on the Collateral, and agrees to allow Agent to enter the premises and remove, store and dispose of Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver Collateral to Agent promptly following request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver Collateral to Agent promptly following request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent's Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
Limited Condition Acquisition: a Permitted Acquisition or other Investment permitted pursuant to Section 10.2.5 whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
Limited Condition Acquisition Agreement: with respect to any Limited Condition Acquisition, the definitive documentation for such Limited Condition Acquisition.
Limited Condition Asset Disposition: any Asset Disposition for which the Borrower Agent or the applicable Subsidiary is contractually obligated to a third party (other than the Borrower Agent or any Subsidiary, or any of their respective Affiliates) to consummate such Asset Disposition pursuant to definitive documentation entered into by the Borrower Agent or such Subsidiary in advance of the consummation of such Asset Disposition.
Line Cap: the sum of the UK Line Cap and the US Line Cap.
Loan Documents: this Agreement, Other Agreements and Security Documents.
Loan Year: each 12 month period commencing on the Closing Date or an anniversary thereof.
Luxembourg: Grand Duchy of Luxembourg.

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Mandatory Cost: any amount incurred periodically by a Lender constituting fees, costs or charges imposed by any Governmental Authority on lenders generally in the jurisdiction where such Lender is domiciled, is subject to regulation or has its office through which it performs its obligations hereunder.
Margin Stock: as defined in Regulation U of the Federal Reserve Board of Governors.
Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or financial condition of the Obligors, taken as a whole, the enforceability of any Loan Document, or the validity or priority of Agent's Lien on any Collateral; (b) impairs the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent, the Issuing Bank or any Lender to enforce or collect any Obligations or to realize upon any Collateral.
Material Contract: each of (a) the Term Loan Agreement and (b) any other agreement or arrangement to which the Borrower or a Subsidiary is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
Measurement Period: at any date of determination, the period of twelve (12) consecutive calendar months most recently completed on or prior to such date of determination.
Mexico: the United Mexican States.
Modification: any amendment, supplement, extension, approval, consent, waiver, change or other modification of a Loan Document, including any waiver of a Default or Event of Default.
Moody's: Moody's Investors Service, Inc. or any successor acceptable to Agent.
Mortgage: a mortgage (including, without limitation, a leasehold mortgage), deed of trust, hipoteca or deed to secure debt, in form and substance satisfactory to the Agent, made by an Obligor in favor of the Agent for the benefit of the Agent and the Lenders, securing the Obligations and delivered to the Agent.
Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions or to which any Obligor or any ERISA Affiliate has any liability (contingent or otherwise).
Net Proceeds: with respect to a Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.
New Facility: as defined in Section 10.1.14.
NOLV Percentage: the net orderly liquidation value of Inventory (including work in process on a conversion basis), expressed as a percentage, expected to be realized at an orderly, negotiated sale held

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within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers' Inventory performed by an appraiser and on terms satisfactory to Agent.
Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, substantially in the form of Exhibit D or otherwise satisfactory to Agent.
Notice of Conversion/Continuation: a request by Borrower Agent for (a) conversion or continuation of a Revolver Loan as a US Term SOFR Loan or (b) continuation of a Revolver Loan as a UK EURIBOR Loan, as applicable, in either case, substantially in the form of Exhibit E or otherwise satisfactory to Agent.
Obligations: all (a) principal of and premium, if any, on the Revolver Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees (including all fees payable pursuant to fee letters), indemnification obligations, Claims, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.
Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.
Ordinary Course of Business: the ordinary course of business of any Obligor or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.
Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, memorandum and articles of association, constitutional documents, certificate of change of name (if any), bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, memorandum of association, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person (including, with respect to any Foreign Subsidiary organized under the laws of Mexico, its incorporation deed (acta constitutiva) and by-laws (estatutos sociales)).
Original Obligations: as defined in Section 12.2.1.
OSHA: the Occupational Safety and Health Act of 1970.
Other Agreement: each LC Document, fee letter, Lien Waiver, Subordination Agreement, Borrowing Base Report, Compliance Certificate, intercreditor agreement (including the Intercreditor Agreement), Borrower Material, Communication, note, assignment, document, instrument or agreement of any kind (other than this Agreement or a Security Document), in each case, now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transaction relating hereto.
Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a

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Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Revolver Loan or Loan Document).
Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).
Outbound Intercompany Debt Payment Conditions: with respect to any payment in respect of Intercompany Debt permitted by the second proviso to Section 10.2.7, the satisfaction of the following conditions:
(a)    as of the date of any such payment and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)    Availability (after giving pro forma effect to such payment) each day during the thirty (30) consecutive day period ending on and including the date of such payment shall be not less than the greater of (i) 20% of the Line Cap and (ii) $25,000,000, as of each such date;
(c)    such payment shall be made in the Ordinary Course of Business; and
(d)    with respect to any such payment in excess of $1,000,000, the Agent shall have received not less than five (5) Business Days prior to such payment a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.
Overadvance: a US Overadvance or a UK Overadvance, as the context requires.
Parallel Obligations: as defined in Section 12.2.1.
Participant: as defined in Section 13.2.
Participating Member State: any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Patents: as defined in the definition of Intellectual Property.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Conditions: with respect to any Specified Transaction, the satisfaction of the following conditions:
(a)    as of the date of any such Specified Transaction and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)    Availability (after giving pro forma effect to such Specified Transaction) each day during the thirty (30) consecutive day period ending on and including the date of such

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Specified Transaction shall be not less than the greater of (i) 15% of the Line Cap and (ii) $15,000,000, as of each such date;
(c)    the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently ended Measurement Period prior to the making of such Specified Transaction, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00 to 1.00; and
(d)    the Agent shall have received not less than five (5) Business Days prior to such transaction a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.
Payment Item: each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.
Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, but for purposes of clarity, including any multiple employer plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or has made contributions at any time during the immediately preceding five plan years or to which any Obligor or ERISA Affiliate has any liability (contingent or otherwise).
Pensions Regulator: the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (UK).
Permitted Acquisition: any Acquisition; provided, that: (a) the Property acquired (or the Property of the Person acquired) shall constitute Eligible Assets; (b) any Person acquired in connection with such Acquisition will become an Obligor and/or the assets acquired shall be subject to Liens in favor of the Agent, for the benefit of the Secured Parties, in each case in accordance with, and to the extent required by, Section 10.1.9 (unless the Person acquired is an Excluded Subsidiary); (c) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors and (if required) the shareholders (or equivalent) of the applicable Obligor and shall not be actively opposed by the board of directors of the Person acquired in connection with such Acquisition; (d) if the Acquisition is of a Person, such Person is organized under the laws of the United States or Mexico and has had positive EBITDA for the twelve (12) month period most recently ended; (e) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1(t), 10.2.1(x) or 10.2.2(o); (f) at least ten (10) Business Days prior to the consummation of the Acquisition, the Agent shall have received copies of all material agreements relating thereto; (g) the Payment Conditions shall have been satisfied with respect thereto; (h) the aggregate Acquisition Consideration for all such Acquisitions (i) in any Fiscal Year shall not exceed $5,000,000, and (ii) during the term of this Agreement shall not exceed $15,000,000; (i) such Acquisition is not consummated before December 31, 2026; and (j) without duplication of any of the foregoing

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requirements, the requirements included in the definition of Permitted Acquisition (as defined in the Term Loan Agreement) have been satisfied.

Permitted Affiliate Transaction: any agreement or arrangement solely between or among Obligors and Subsidiaries that are not Obligors relating to the disposition of inventory or service arrangements (including contract manufacturing services, licensing of technology, contract engineering services, contract product development services, management services, and back office support services) in the Ordinary Course of Business.
Permitted Asset Disposition:

(a)a sale of inventory in the Ordinary Course of Business;
(b)a disposition of Property (other than Borrowing Base Assets or constituting a sale-leaseback) for fair market value (as reasonably determined in good faith by the Borrower Agent); provided, that: (i) no Default has occurred and is continuing or would result therefrom; (ii) the aggregate consideration to be received in connection with such disposition shall be received contemporaneously with the consummation thereof; (iii) such disposition does not involve a sale or other disposition of accounts other than accounts owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted hereunder; (iv) if the purchase price is greater than $1,000,000, not less than seventy-five percent (75%) of the consideration received in connection with such disposition shall be composed of cash, Cash Equivalents and Designated Non-Cash Consideration; provided, that, the aggregate amount of all Designated Non-Cash Consideration received in any Fiscal Year shall not exceed $1,500,000; and (v) the aggregate net book value of assets sold in any such disposition, when taken together with the net book value of the assets sold in all other dispositions in reliance on this clause (b) shall not exceed an amount equal to $2,500,000 in any Fiscal Year and $7,500,000 in the aggregate during the term of this Agreement;
(c)a disposition of inventory that is obsolete, unmerchantable or otherwise unsaleable in the Ordinary Course of Business and dispositions of accounts in connection with the collection or compromise thereof in the Ordinary Course of Business (which, for the avoidance of doubt, shall exclude the financing or factoring of accounts);
(d)the termination of a lease, sublease, license, sublicense, use agreement or similar agreement of real or personal Property which could not reasonably be expected to have a Material Adverse Effect;
(e)the leasing (including subleasing) or non-exclusive licensing (including sublicensing) of Intellectual Property, personal Property or real Property, in each case, in the Ordinary Course of Business or the abandonment of Intellectual Property in the Ordinary Course of Business so long as such abandonment does not interfere in any material respect with the business of the Borrower Agent and its Subsidiaries;
(f)dispositions of obsolete, uneconomical, negligible, worn-out or surplus Property;
(g)dispositions in the Ordinary Course of Business of cash to the extent not prohibited by this Agreement, and sales of Cash Equivalents and marketable securities;
(h)sales, transfers, leases, exchanges and dispositions (i) solely among US Incorporated Obligors, (ii) solely among UK Incorporated Obligors, (iii) from Foreign Obligors that are not UK Obligors or US Obligors to any other Foreign Obligor, (iii) from Foreign Obligors to US Incorporated Obligors, (iv) from Subsidiaries that are not Obligors to one or more Obligors, (v) solely among Subsidiaries that are not Obligors, (vi) to the extent constituting an Investment permitted under Section 10.2.5(a), from Obligors to Subsidiaries that are not Obligors, or (vii) to the extent constituting an Investment permitted under Section 10.2.5(f)(v), from US Obligors to Foreign Obligors;

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(i)(i) granting of Permitted Liens, (ii) Distributions and Upstream Payments permitted to be made pursuant to Section 10.2.4 (other than by reference to this definition or Section 10.2.6 (or any subclause thereof)), (iii) Investments otherwise permitted hereunder (other than Investments made pursuant to Section 10.2.5(o)), (iv) any payment permitted to be made pursuant to Section 10.2.7 (other than by reference to this definition or Section 10.2.6 (or any subclause thereof)), and (v) the issuance of any Debt permitted pursuant to Section 10.2.1 (other than by reference to this definition or Section 10.2.6 (or any subclause thereof));
(j)mergers, consolidations, amalgamations, liquidations and dissolutions to the extent permitted by Section 10.2.8 (other than by reference to this definition or Section 10.2.6 (or any subclause thereof));
(k)a sale-leaseback transaction (i) that is consummated for fair market value, as determined by the Borrower Agent in good faith, (ii) with respect to which the implied capitalization rate (calculated as annualized cash rent divided by the gross purchase price received by the Borrower Agent or applicable Subsidiary) is not more than nine percent (9%), (iii) that is on arm’s length terms and does not contain terms materially adverse to the interests of the Lenders, and (iv) that is consummated only when no Default or Event of Default exists (or would result therefrom);
(l)termination of any Hedging Agreement;
(m)any Involuntary Disposition;
(n)issuances of Equity Interests to qualifying directors of Foreign Subsidiaries or to Persons (other than the Borrower Agent or a Subsidiary) required by Applicable Law to hold shares in a Subsidiary;
(o)the capitalization or forgiveness of Debt owing by the Borrower Agent or any Subsidiary if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules;
(p)the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to the Borrower Agent in connection with the collection or compromise thereof;
(q)dispositions consisting of release or surrender of tort or other litigation claims in connection with the settlement of claims or disputes;
(r)dispositions described on Schedule 10.2.4;
(s)the sale or issuance of Qualified Capital Stock of any Subsidiary to the Borrower Agent or any other Subsidiary (provided, that, in the case of such issuance of Qualified Capital Stock of a Subsidiary that is not a Wholly-Owned Subsidiary, Qualified Capital Stock of such Subsidiary may be also issued to other owners thereof to the extent such issuance is not dilutive to the ownership of the Borrower Agent or the Subsidiary that owns Qualified Capital Stock of such Subsidiary);
(t)any Equity Issuance; provided, that, to the extent such Equity Issuance is an issuance of Disqualified Capital Stock of the Borrower Agent, such Disqualified Capital Stock shall also be permitted pursuant to Section 10.2.1;
(u)Permitted Affiliate Transactions; and
(v)a disposition of the Piedmont Property for fair market value (as determined in good faith by the Borrower Agent) which shall not be less than a gross cash sale price of $6,500,000; and

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(w)the sale by a Foreign Subsidiary (other than a Foreign Subsidiary formed or operating in the UK or Mexico) of accounts receivable and related contracts in connection with Permitted Foreign A/R Facility Indebtedness.
Permitted Discretion: a determination made in good faith, using reasonable business judgment (from the perspective of a secured, asset-based lender).
Permitted Foreign A/R Facility Indebtedness: Indebtedness of any Foreign Subsidiary (other than Foreign Subsidiaries formed under the laws of the UK or Mexico) under any supply chain financing or factoring facility in an aggregate amount for all such Foreign Subsidiaries not to exceed $10,000,000.
Permitted Lien: as defined in Section 10.2.2.
Permitted Purchase Money Debt: Purchase Money Debt and Capital Leases of the Borrower Agent and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount does not at any time exceed an amount greater than $7,500,000.
Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.
Piedmont Property: the real property and improvements thereon located at the address commonly known as 50 Nances Creek Industrial Boulevard, Piedmont, Alabama 36272, which, as of the Closing Date, is owned in fee by CVG Alabama, LLC.
Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.
Platform: as defined in Section 14.3.3.
Pledged Debt: as defined in Section 7.4.2.
Pledged Interest: as defined in Section 7.4.1.
Pledged Interest Governing Document: as defined in Section 7.4.2(b).
Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect: in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred on and as of the first (1st) day of the relevant Measurement Period: (a)(i) with respect to any Asset Disposition or any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or Property disposed of shall be excluded, and (ii) with respect to any Acquisition or other Investment that results in a Person becoming a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations

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to the extent (A) such items are not otherwise included in such income statement items for the Borrower Agent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Agent; (b) any retirement of Debt (it being understood and agreed that in connection with any retirement of Debt, interest accrued during the relevant Measurement Period shall be excluded from the applicable calculations); and (c) any incurrence or assumption of Debt by the Borrower Agent or any of its Subsidiaries (and if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower Agent, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of “Consolidated EBITDA”.
Pro Forma Compliance Certificate: a certificate of a Responsible Officer of the Borrower Agent containing reasonably detailed calculations of the financial covenants set forth in Section 10.3 as of the most recently ended Fiscal Quarter for which the Borrower Agent was required to deliver financial statements pursuant to Section 10.1.2(a), (b) or (c), as applicable, after giving Pro Forma Effect to any applicable Specified Transactions.
Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender's Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender's Revolver Loans and LC Obligations by the aggregate outstanding Revolver Loans and LC Obligations or, if all Revolver Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender's and its Affiliates' remaining Obligations by the aggregate remaining Obligations.
Process Agent: as defined in Section 14.15.1.
Projections: as defined in Section 10.1.2(f).
Properly Contested: with respect to any obligation of a Person, (a) the obligation is subject to a bona fide dispute regarding amount or the Person's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of an Obligor; (e) no Lien is imposed on assets of an Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Protected Party: a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Loan Document.

Protective Advances: US Protective Advances or UK Protective Advances, as the context requires.

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PTE: a prohibited transaction class exemption issued by the US Department of Labor, as amended from time to time.
Purchase Money Debt: (a) Debt (other than the Obligations) incurred to finance the acquisition, leasing, construction or improvement of fixed assets or constituting payment obligations pursuant to a Capital Lease of a fixed asset; (b) Debt (other than the Obligations) incurred within 60 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.
Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired, leased, constructed or improved with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.
Qualified Capital Stock: with respect to any Person, any Equity Interests of such Person that are not Disqualified Capital Stock.
Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an "eligible contract participant" under the Commodity Exchange Act and can cause another Person to qualify as an "eligible contract participant" under Section 1a(18)(A)(v)(II) of such act.
Qualifying Lender:
(a)a Lender (other than a Lender within clause (b) below) which is beneficially entitled to interest payable to that Lender in respect of an advance and is:
(i)a Lender:
(1)which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or
(2)in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance was made, and, in each case, which is within the charge to United Kingdom corporation tax with respect to any payments of interest made in respect of that advance; or
(ii)a Lender which is:
(1)a company resident in the United Kingdom for United Kingdom tax purposes;
(2)a partnership, each member of which is:
(1)a company so resident in the United Kingdom; or
(2)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment

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and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(3)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(iii)a Treaty Lender; or
(b)a building society (as defined for the purposes of section 880 of the ITA) making an advance.
RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
Real Property Deliverables: as defined in the Term Loan Agreement.
Reallocation Date: as defined in Section 2.1.8.
Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.
Refinancing Conditions: each of the following conditions for Refinancing Debt:
(a)it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, refinanced or replaced (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such extension, renewal, refinancing or replacement);
(b)    it has (i) a final stated maturity no sooner than, (ii) a Weighted Average Life to Maturity no less than and (iii) no mandatory prepayment provisions not also contained in, in each case, the Debt being extended, renewed, refinanced or replaced;
(c)    if the Debt, and/or the Liens securing the Debt, as applicable, is subordinated to the Obligations, then the Debt, or the Liens securing such Debt, as applicable, being extended, renewed, refinanced or replaced is subordinated to the Obligations on terms at least as favorable to the Secured Parties as existed prior to such extension, renewal, refinancing or replacement;
(d)    such Debt is issued on market terms for the type of Debt issued and for issuers having a similar credit profile and in any event with covenants that are not more restrictive (taken as a whole) with respect to the Borrower Agent and its Subsidiaries than the covenants in this Agreement (as reasonably determined by the Borrower Agent in good faith); provided, that, a certificate of a Responsible Officer of the Borrower Agent as to the satisfaction of the conditions described in this clause (d) shall be delivered to Agent at least fifteen (15) Business Days prior to the incurrence of such Debt (or such shorter period of time as is agreed to by the Agent in its sole

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discretion), together with a reasonably detailed description of the material covenants of the Debt proposed to be issued or drafts of documentation relating thereto, stating that the Borrower Agent has reasonably determined in good faith that the terms of such Debt satisfy the foregoing requirements, and such certificate shall be conclusive unless the Agent notifies the Borrower Agent within ten (10) Business Days of the receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees);
(e)    the Debt is not secured by any Property other than the Property that was collateral (and then only with the same priority) for the Debt being extended, renewed, replaced or refinanced at the time of such extension, renewal, replaced or refinancing;
(f)    the obligor or obligors under any such Refinancing Debt are the same as the obligor(s) under the Debt being extended, renewed, refinanced or replaced on such Debt; and
(g)    upon giving effect to it, no Default or Event of Default exists.
Refinancing Debt: Debt that is the result of an extension, renewal, refinancing or replacement of Debt permitted under Section 10.2.1(d) or (t), in each case, so long as each Refinancing Condition is satisfied with respect thereto.
Regulation: as defined in Section 9.1.27.
Reimbursement Date: as defined in Section 2.2.2.
Relevant Governmental Body: the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.
Relevant Jurisdiction: in relation to any UK Incorporated Obligor:
(a)    its jurisdiction of incorporation;
(b)    any jurisdiction where any asset subject to or intended to be subject to the Security Documents is situated;
(c)    any jurisdiction where it conducts its business; and
(d)    the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months' rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
Report: as defined in Section 12.3.3.
Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30-day notice period has been waived.

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Reporting Date: the 15th day of each month (or if such day is not a Business Day, the first Business Day thereafter) or, if a Reporting Trigger Period is in effect, the third Business Day of each week (or if such day is not a Business Day, the first Business Day thereafter).
Reporting Trigger Period: the period (a) commencing on the day that (i) an Event of Default has occurred and is continuing or (ii) Availability is less than the greater of (A) 12.5% of the Line Cap or (B) $12,500,000, and continuing until (b) the date that, during each of the preceding 30 consecutive days (or any shorter period as Agent may agree in writing), including such date, no Event of Default has occurred or is continuing and Availability is greater than the greater of (A) 12.5% of the Line Cap and (B) $12,500,000 for each such day.
Requesting Borrower: with respect to any Letter of Credit, shall mean the Borrower requesting such Letter of Credit to be issued for the benefit of itself or any of its Subsidiaries.
Required Lenders: US Required Lenders or UK Required Lenders, as the context requires.
Rescindable Amount: as defined in Section 4.1.3(c).
Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Responsible Officer: with respect to any Obligor, (a) the chairman of the board, president, chief executive officer, managing director, treasurer, controller, director of finance, chief financial officer or other financial officer of such Obligor, (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of such Obligor, and (c) solely for purposes of notices given pursuant to Section 2, (i) any other officer or employee of such Obligor so designated by any of the officers of such Obligor identified in clause (a) above or clause (b) above in a notice to the Agent, or (ii) any other officer or employee of such Obligor designated in or pursuant to an agreement between such Obligor and the Agent. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. To the extent requested by the Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Agent, appropriate authorization documentation, in form and substance satisfactory to the Agent.
Restricted Investment: as defined in Section 10.2.5.

(b)Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any Intercompany Debt.
Revolver Commitment: the US Revolver Commitment or the UK Revolver Commitment, as the context requires.
Revolver Commitments: the aggregate amount of the Revolver Commitment of all Lenders.
Revolver Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which the Borrower Agent terminates the US Revolver Commitments pursuant to

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Section 2.1.5; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 12.2.
Revolver Loan: a US Revolver Loan or a UK Revolver Loan, as the context requires.
Revolver Termination Date: the earliest of (a) June 27, 2030, and (b) the date that is 91 days prior to the maturity date of the Term Loan Debt or any Subordinated Debt (other than any Subordinated Debt that is subject to an Intercompany Subordination Agreement) to the extent such Debt is outstanding on such date.
S&P: Standard & Poor's Financial Services LLC, a subsidiary of S&P Global Inc., or any successor acceptable to Agent.
Sanction: a sanction administered or enforced by the US government, UN Security Council, European Union, U.K. government or other applicable sanctions authority, including restrictions imposed with respect to the specially designated nationals list maintained by the US Treasury Office of Foreign Assets Control (OFAC).
SEC: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by an Obligor or Affiliate of an Obligor to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.
Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.
Secured Parties: US Secured Parties or UK Secured Parties, as the context requires.
Security Documents: the Guaranties, IP Assignments, Control Agreements, UK Security Agreements, all documents, instruments and agreements identified on Schedule 10.1.17 now or hereafter securing (or given with the intent to secure) any Obligations and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.
Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.
SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).
SOFR Adjustment: 0.10%.
Software: as defined in the definition of Intellectual Property.

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Solvency Certificate: a solvency certificate in substantially in the form of Exhibit C.
Solvent and Solvency: as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair saleable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to generally pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code of the United States; (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates; (g) with respect to any Person incorporated in England and Wales, (i) it is not unable and does not admit its inability to pay its debts as they fall due, (ii) it is not deemed to, or is not declared to, be unable to pay its debts under applicable law, (iii) it has not suspended or threatened to suspend making payments on any of it debts or (iv) by reason of actual or anticipated financial difficulties, it has not commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; and (h) in the case of any Person organized under the laws of Mexico, such Person is not (i) insolvent pursuant to Article 2166 of the Mexican Federal Civil Code (Código Civil Federal) or the corresponding provisions of the Civil Codes (Códigos Civiles) of the states of Mexico (or any successor provision) or (ii) in a generalized default of its payment obligations (incumplimiento generalizado en el pago de sus obligaciones) within the meaning of Articles 9, 10 and 11 of the Ley de Concursos Mercantiles of Mexico. As used herein, “fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase on a going concern basis. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Specified Debt Payment: any payment or prepayment of Debt (which shall include for all purposes hereunder any prepayment, make-whole or similar fee or charge required to be paid as a result thereof) proposed to be made pursuant to Section 10.2.7.
Specified Distribution: any Distribution proposed to be made pursuant to Section 10.2.4(d).
Specified Investment: any Investment proposed to be made pursuant to clause (m)(i) or (p) of the definition of Restricted Investment.
Specified Obligor: an Obligor that is not then an "eligible contract participant" under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).
Specified Transaction: each (a) Specified Debt Payment, (b) Specified Investment, (c) Specified Distribution or (d) other payment or transaction permitted under the Loan Documents subject to satisfaction of the Payment Conditions or Outbound Intercompany Debt Payment Conditions, as applicable.
Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other

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commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent's principal foreign exchange trading office for the first currency.
Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.
Sterling or £: the lawful currency of the UK.
Subordinated Debt: Debt incurred by any Obligor or any of its Subsidiaries that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a Subordination Agreement, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.
Subordination Agreement: a subordination agreement or subordination provisions, in each case, executed by the holders of any Subordinated Debt in favor of the Agent and the Secured Parties, which agreement is or which provisions are in form and substance reasonably satisfactory to Agent.
Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).
Successor Rate: as defined in Section 3.6.2.
Swap: as defined in Section 1a(47) of the Commodity Exchange Act.
Swap Obligations: obligations under an agreement relating to a Swap.
Swap Termination Value: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
Swingline Commitment; as defined in Section 4.1.3(a).
Swingline Loan: a US Swingline Loan or a UK Swingline Loan, as the context requires.
TARGET Day: any day on which the real time gross settlement system operated by Eurosystem (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.
Tax Confirmation: a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(a)a company resident in the United Kingdom for United Kingdom tax purposes; or

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(b)a partnership each member of which is:
(i)a company so resident in the United Kingdom; or
(ii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
Tax Credit: a credit against, relief or remission for, or repayment of, any Taxes.
Tax Deduction: a deduction or withholding for or on account of Tax from a payment under any Loan Document, other than a deduction or withholding from a payment under a Loan document required by FATCA.
Tax Payment: in relation to any UK Borrower, either the increase in a payment made by that UK Borrower to a UK Lender under Section 5.11(b) or a payment under Section 5.11(c).
Taxes or Tax: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Loan Agent: TCW Asset Management Company LLC, in its capacity as agent under the Term Loan Documents.
Term Loan Agreement: that certain Loan and Security Agreement by and among the Obligors, the Term Loan Lenders and the Term Loan Agent dated as of the Closing Date, as amended or otherwise modified from time to time in accordance with the Intercreditor Agreement.
Term Loan Debt: Debt owed by the Obligors to the Term Loan Lenders and Term Loan Agent pursuant to the Term Loan Documents.
Term Loan Documents: the Term Loan Agreement and each of the other loan documents entered into in connection therewith, in each case, as amended or otherwise modified from time to time in accordance with the Intercreditor Agreement.
Term Loan Lenders: means “Lenders” as defined in the preamble to the Term Loan Agreement.
Term SOFR: (a) for any Interest Period relating to a US Revolver Loan (other than a US Base Rate Loan), the rate per annum equal to the Term SOFR Screen Rate two US Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. on such determination date, then the Term SOFR means the Term SOFR Screen Rate on the first US Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a US Base Rate Loan on any day, the rate per annum equal to the Term SOFR Screen Rate two US Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. on such

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determination date, then Term SOFR means the Term SOFR Screen Rate on the first US Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term; provided, that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) would otherwise be less than zero percent (0.0%), Term SOFR shall be deemed zero percent (0.0%) for purposes of this Agreement.
Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).
Total Assets: as of any date of determination, the total assets on a Consolidated basis of the Borrower Agent and its Subsidiaries as at the last day of the most recently ended Fiscal Quarter for which financial statements have been (or were required to have been) delivered pursuant to Section 10.1.2(a), (b) or (c), as applicable, as shown on such financial statements in accordance with GAAP.
Trade Secrets: as defined in the definition of Intellectual Property.

Trademarks: as defined in the definition of Intellectual Property.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
Treaty Lender: a Lender which:
(a)is treated as a resident of a Treaty State for the purposes of the relevant Treaty;
(b)does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance under a Loan Document is effectively connected; and
(c)fulfils any other conditions which must be fulfilled under the relevant Treaty by residents of that Treaty State (subject to completion of any necessary procedural or filing requirements) for such residents to obtain full exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance under a Loan Document.
Treaty State: a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
Trust Accounts: Deposit Accounts or Securities Accounts containing only cash, cash equivalents or Securities (a) held exclusively for payroll and payroll taxes, (b) held exclusively for employee benefit payments and expenses related to an Obligor's employees, (c) required to be collected, remitted or withheld exclusively to pay taxes (including federal and state withholding taxes (including the employer's share thereof)) or (d) held by any Obligor expressly in trust or as an escrow or fiduciary for another person which is not an Obligor or an Affiliate of an Obligor.
UCC: the Uniform Commercial Code as in effect in the State of New York or, when used in reference to a Lien for which the laws of another jurisdiction govern perfection or enforcement, the Uniform Commercial Code of such other jurisdiction, as applicable.

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UK and United Kingdom: the United Kingdom of Great Britain and Northern Ireland and, as the context requires, England and Wales.
UK Accounts Formula Amount: (a) 90% of the Value of Eligible UK Accounts constituting Eligible Investment Grade Accounts, plus (b) 85% of the Value of Eligible UK Accounts constituting Eligible Non-Investment Grade Accounts.
UK Availability: the Dollar Equivalent of the UK Line Cap minus UK Revolver Usage.
UK Availability Reserve: the sum (without duplication) of (a) the UK Inventory Reserve; (b) the Rent and Charges Reserve with respect to UK Borrower; (c) the UK Bank Product Reserve; (d) all accrued royalties payable by UK Borrower, whether or not then due and payable by UK Borrower; (e) the aggregate amount of liabilities secured by Liens upon UK Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the UK Priority Payables Reserve; (g) the UK Dilution Reserve; and (h) such additional reserves (including, without limitation, with respect to any stretched trade payables), in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.
UK Bank Product: any of the following products or services extended to UK Borrower, any Subsidiary of UK Borrower, or any Affiliate of UK Borrower by a Secured Bank Product Provider: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services, other than Letters of Credit.
UK Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion with respect to Secured Bank Product Obligations of UK Borrower.
UK Borrower: as defined in the preamble to this Agreement.
UK Borrowing Base: on any date of determination, a Dollar Equivalent amount equal to the sum of (a) the UK Accounts Formula Amount, plus (b) the UK Inventory Formula Amount, minus (c) the UK Availability Reserve.
UK Borrowing Base Report: a report of the UK Borrowing Base, in form and substance satisfactory to Agent.
UK Collateral: all Property of each UK Obligor described in any Security Document that secures the UK Obligations or UK Guaranteed Obligations and all other Property of each UK Obligor that now or hereafter secures (or is intended to secure) any UK Obligations or any UK Guaranteed Obligations.
UK Commitment Percentage: as to any UK Lender at any time, the ratio, expressed as a percentage, which such UK Lender’s UK Revolver Commitment bears to the aggregate UK Revolver Commitments at such time.
UK Defined Benefit Pension Scheme: pension scheme of KAB Seating Limited governed by that certain Definitive Deed related to the KAB Pension Scheme, dated as of February 20, 2000 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among KAB Seating Limited, as the sponsoring employer, and the other parties thereto, as the trustees.
UK Dilution Reserve: a reserve determined by Agent in its Permitted Discretion, if Agent’s dilution calculation exceeds (a) with respect to Eligible UK Accounts constituting Eligible Non-Investment Grade Accounts, 5% (such reserve solely with respect to such excess amount), and (b) with

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respect to Eligible UK Accounts constituting Eligible Investment Grade Accounts, 2.5% (such reserve solely with respect to such excess amount), in each case of the foregoing clauses (a) and (b), over a twelve-month period, with respect to bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Eligible UK Accounts.
UK EURIBOR Loan: each set of UK Revolver Loans, or portion thereof, funded in Euro, and bearing interest calculated by reference to EURIBOR having a common length and commencement of Interest Period.
UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Guaranteed Obligations: as defined in Section 15.1(b)(i).
UK Guarantors: as defined in the preamble to this Agreement.
UK Guaranty: as defined in Section 15.1(b)(i).
UK Incorporated Obligors: each UK Obligor incorporated in England and Wales.
UK Inventory Formula Amount: (a) the lesser of (i) 70% of the Value of Eligible UK Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible UK Inventory, plus (b) the least of (i) 70% of the Value of Eligible UK In-Transit Inventory; (ii) 85% of the NOLV Percentage of the Value of Eligible UK In-Transit Inventory; and (iii) $250,000.
UK Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of UK Borrower’s Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
UK LC Obligations: the sum (without duplication) of (a) all amounts owing by UK Borrower for any drawings under Letters of Credit issued for the benefit of UK Borrower or any Subsidiary of UK Borrower that is not otherwise a US Borrower; and (b) the stated amount of all undrawn outstanding Letters of Credit issued for the benefit of UK Borrower or any such Subsidiary of UK Borrower; provided that, any amounts owing under any Letter of Credit issued for the benefit of such Subsidiary of UK Borrower shall be the Obligations of UK Borrower.
UK Lenders: Bank of America (acting through its London branch or such other branch or branches as it may designate from time to time) and each other Lender that has issued a UK Revolver Commitment.
UK Line Cap: the lesser of (a) the UK Borrowing Base and (b) the UK Revolver Commitments, minus UK Availability Reserves (other than the UK Inventory Reserve).
UK Non-Bank Lender: a Qualifying Lender falling within clause (a)(ii) or (b) of that definition.
UK Obligations: on any date, the portion of the Obligations outstanding that are owing by any UK Obligor.

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UK Obligors: UK Borrower, each UK Guarantor and each other Person that is liable for payment of any UK Obligations or that has granted a Lien in favor of Agent on its assets to secure any UK Obligations.
UK Overadvance: as defined in Section 2.1.6(b).
UK Overadvance Loan: a UK Revolver Loan made when a UK Overadvance exists or is caused by the funding thereof.
UK Priority Payables Reserve: as of any date of determination, a reserve in such amount as the Agent may determine to reflect the full amount of any liabilities or amounts which (by virtue of any Liens or any statutory provision) rank or are capable of ranking in priority to the Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to English law and statute then in force: (i) amounts due to employees in respect of unpaid wages and holiday pay; (ii) the amount of all scheduled but unpaid pension contributions; (iii) the “prescribed part” of floating charge realisations held for unsecured creditors; (iv) amounts due to HM Revenue and Customs in respect of valued added tax (VAT), pay as you earn (PAYE) (including student loan repayments), employee national insurance contributions and construction industry scheme deductions; and (v) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer).
UK Protective Advances: as defined in Section 2.1.7(b).
UK Required Lenders: two or more UK Secured Parties holding more than 50% of (a) the aggregate outstanding UK Revolver Commitments; or (b) following termination of the UK Revolver Commitments, the aggregate outstanding UK Revolver Loans and UK LC Obligations or, if all Revolver Loans and LC Obligations have been paid in full, the aggregate remaining Obligations; provided, however, that UK Revolver Commitments, UK Revolver Loans and other UK Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a UK Revolver Loan or UK LC Obligation by the UK Secured Party that funded the applicable UK Revolver Loan or issued the applicable Letter of Credit.
UK Required Supermajority Lenders: (a) at any time there are three or more UK Secured Parties, at least two UK Secured Parties holding more than 66 2/3% of (i) the aggregate outstanding UK Revolver Commitments; or (ii) following termination of the UK Revolver Commitments, the aggregate outstanding UK Revolver Loans and UK LC Obligations or, if all UK Revolver Loans and UK LC Obligations have been paid in full, the aggregate remaining UK Obligations; and (b) at any time there are fewer than three UK Secured Parties, all UK Secured Parties; provided that UK Revolver Commitments, UK Revolver Loans and other UK Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a UK Revolver Loan or UK LC Obligation by the UK Secured Party that funded the applicable UK Revolver Loan or issued the applicable Letter of Credit.
UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
UK Revolver Commitment: for any UK Lender, its obligation to make UK Revolver Loans and to participate in UK LC Obligations up to the maximum principal Dollar Equivalent amount in the applicable Available Currencies equal to its UK Commitment Percentage of the aggregate amount of all

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UK Revolver Commitments, which are shown on Schedule 1.2 as of the Closing Date, or as hereafter determined pursuant to each Assignment and Assumption to which it is a party.
UK Revolver Commitments: the aggregate amount of the UK Revolver Commitment of all UK Lenders.
UK Revolver Loan: a loan made pursuant to Section 2.1.2, any UK Swingline Loan, any UK Overadvance Loan or UK Protective Advance.
UK Revolver Usage: on any date, the Dollar Equivalent of the sum of (a) the aggregate amount of outstanding UK Revolver Loans, plus (b) the UK LC Obligations, except to the extent Cash Collateralized by UK Borrower on any date.
UK Scheduled Unavailability Date: as defined in Section 3.6.2(b).
UK Secured Parties: Agent, UK Lenders, Issuing Bank and Secured Bank Product Providers of UK Bank Products.
UK Security Agreement: each debenture, deed of charge or other agreement, instrument or document governed by the laws of England and Wales now or hereafter securing (or given with the intent to secure) any Obligations.
UK SONIA Adjustment: 0.0326%.
UK SONIA Rate: for any determination date (which date shall be the preceding Business Day if it is not a Business Day), the Sterling Overnight Index Average Reference Rate published on such date on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that in no event shall UK SONIA Rate be less than zero percent (0.0%).
UK SONIA Rate Loans: means a UK Revolver Loan denominated in Sterling, that bears interest at a rate based on the UK SONIA Rate, plus the UK SONIA Adjustment.
UK Successor Rate: as defined in Section 3.6.2.
UK Swingline Loan: any Borrowing of UK SONIA Rate Loans funded with Agent’s funds, until such Borrowing is settled among UK Lenders or repaid by UK Borrower.
Unfunded Pension Liability: the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.
Unused Line Fee Rate: a per annum rate equal to one-quarter of one percent (0.25%).
Upstream Payment: a Distribution by a Subsidiary of a Borrower, directly or indirectly, to such Borrower.
US: the United States of America.
US Accounts Formula Amount: (a) 90% of the Value of Eligible US Accounts (other than Eligible US Foreign Accounts) constituting Eligible Investment Grade Accounts, plus (b) 85% of the

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Value of Eligible US Accounts (other than Eligible US Foreign Accounts) constituting Eligible Non-Investment Grade Accounts, plus (c) the lesser of (i) 85% of the Value of Eligible US Foreign Accounts and (ii) the Eligible US Foreign Account Sublimit.
US Availability: the US Line Cap minus US Revolver Usage.
US Availability Reserve: the sum (without duplication) of (a) the US Inventory Reserve; (b) the Rent and Charges Reserve with respect to any US Borrower; (c) the US Bank Product Reserve; (d) all accrued royalties payable by US Borrower, whether or not then due and payable by US Borrower; (e) the aggregate amount of liabilities secured by Liens upon US Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the US Dilution Reserve; and (g) such additional reserves (including, without limitation, with respect to any stretched trade payables), in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.
US Bank Product: any of the following products or services extended to a US Borrower, Subsidiary of US Borrower (other than UK Borrower), or any Affiliate of US Borrower by a Secured Bank Product Provider: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services, other than Letters of Credit.
US Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion with respect to Secured Bank Product Obligations of US Obligors.
US Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month Interest Period as of such day, plus 1.0%; provided, that in no event shall the US Base Rate be less than zero.
US Base Rate Loan: a US Revolver Loan that bears interest based on the US Base Rate.
US Borrower or US Borrowers: as defined in the preamble to this Agreement.
US Borrowing Base: on any date of determination, an amount equal to (a) the US Accounts Formula Amount, plus (b) the US Inventory Formula Amount, plus (c) the FILO Amount, minus (d) the US Availability Reserve.
US Borrowing Base Report: a report of the US Borrowing Base, in form and substance satisfactory to Agent.
US Collateral: all Property described in Section 7.1 that secures the US Obligations or US Guarantor’s Guarantor Obligations, all Property described in any Security Documents as security for any US Obligations or US Guarantor’s Guarantor Obligations, and all other Property that now or hereafter secures (or is intended to secure) any US Obligations or US Guarantor’s Guarantor Obligations.
US Commitment Percentage: as to any US Lender at any time, the ratio, expressed as a percentage, which such US Lender’s US Revolver Commitment bears to the aggregate US Revolver Commitments at such time.
US Dilution Reserve: a reserve determined by Agent in its Permitted Discretion, if Agent’s dilution calculation exceeds (a) with respect to Eligible US Accounts constituting Eligible Non-Investment Grade Accounts, 5% (such reserve solely with respect to such excess amount), and (b) with

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respect to Eligible US Accounts constituting Eligible Investment Grade Accounts, 2.5% (such reserve solely with respect to such excess amount), in each case of the foregoing clauses (a) and (b), over a twelve-month period, with respect to bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Eligible US Accounts.
US Government Securities Business Day: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
US Guaranteed Obligations: as defined in Section 15.1(a).
US Guarantors: as defined in the preamble to this Agreement and any other Guarantor that is organized under the laws of the United States and which is not a Foreign Subsidiary.
US Guarantor Payment: as set forth in Section 5.10.3(b).
US Incorporated Obligors: CVG and each other US Obligor that is a Domestic Subsidiary.
US Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of US Borrower’s Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
US Inventory Formula Amount: (a) the lesser of (i) 70% of the Value of Eligible US Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible US Inventory, plus (b) the least of (i) 70% of the Value of Eligible US In-Transit Inventory; (ii) 85% of the NOLV Percentage of the Value of Eligible US In-Transit Inventory; and (iii) $750,000.
US LC Obligations: the sum (without duplication) of (a) all amounts owing by US Borrowers for any drawings under Letters of Credit issued for the benefit of US Borrowers or any Subsidiary of US Borrower (other than UK Borrower); and (b) the stated amount of all undrawn outstanding Letters of Credit issued for the benefit of US Borrowers or such Subsidiary of US Borrower; provided that, any amounts owing under any Letter of Credit issued for the benefit of such Subsidiary of a US Borrower shall be the Obligation of such US Borrower.
US Lenders: Bank of America and each other Lender (other than UK Lenders) permitted hereunder that has issued a US Revolver Commitment.
US LC Request: an LC Request made by a US Borrower.
US Line Cap: the lesser of (a) the US Borrowing Base and (b) the US Revolver Commitments, minus US Availability Reserves (other than the US Inventory Reserve).
US Obligations: on any date, the portion of the Obligations outstanding that are owing by any US Obligor.
US Obligors: each US Borrower, each US Guarantor and each other Person that is liable for payment of any US Obligations or that has granted a Lien in favor of Agent on its assets to secure any US Obligations.
US Overadvance: as defined in Section 2.1.6(a).

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US Overadvance Loan: a US Base Rate Loan made when a US Overadvance exists or is caused by the funding thereof.
US Person: "United States Person" as defined in Section 7701(a)(30) of the Code.
US Protective Advances: as defined in Section 2.1.7(a).
US Required Lenders: two or more US Secured Parties holding more than 50% of (a) the aggregate outstanding US Revolver Commitments; or (b) following termination of the US Revolver Commitments, the aggregate outstanding US Revolver Loans and US LC Obligations or, if all US Revolver Loans and US LC Obligations have been paid in full, the aggregate remaining US Obligations; provided, however, that US Revolver Commitments, US Revolver Loans and other US Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a US Revolver Loan or US LC Obligation by the US Secured Party that funded the applicable US Revolver Loan or issued the applicable Letter of Credit.
US Required Supermajority Lenders: (a) at any time there are three or more US Secured Parties, at least two US Secured Parties holding more than 66 2/3% of (i) the aggregate outstanding US Revolver Commitments; or (ii)) following termination of the US Revolver Commitments, the aggregate outstanding US Revolver Loans and US LC Obligations or, if all US Revolver Loans and US LC Obligations have been paid in full, the aggregate remaining US Obligations; and (b) at any time there are fewer than three US Secured Parties, all US Secured Parties; provided that US Revolver Commitments, US Revolver Loans and other US Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a US Revolver Loan or US LC Obligation by the US Secured Party that funded the applicable US Revolver Loan or issued the applicable Letter of Credit.
US Revolver Commitment: for any US Lender, its obligation to make US Revolver Loans and to participate in US LC Obligations up to the maximum principal amount in US Dollars equal to its US Commitment Percentage of the aggregate amount of all US Revolver Commitments, which are shown on Schedule 1.2 as of the Closing Date, or as hereafter modified pursuant to Section 2.1.8 or an Assignment and Assumption to which it is a party.
US Revolver Commitments: the aggregate amount of the US Revolver Commitment of all US Lenders.
US Revolver Usage: on any date, the sum of (a) the aggregate amount of outstanding US Revolver Loans, plus (b) the US LC Obligations, except to the extent Cash Collateralized by US Borrowers.
US Revolver Loan: a loan made pursuant to Section 2.1.1, and any US Overadvance Loan or US Protective Advance.
US Secured Parties: Agent, US Lenders, Issuing Bank and Secured Bank Product Providers of US Bank Products.
US Swingline Loan: any Borrowing of US Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among US Lenders or repaid by US Borrowers.
US Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

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US Term SOFR Loan: a US Revolver Loan that bears interest based on clause (a) of the definition of Term SOFR.
Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its outstanding face amount, net of (i) any returns, rebates, discounts (calculated on the shortest terms), deposits, credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person and (ii) the amount of any premiums, deductibles, co-insurance, fees or similar costs of and amounts payable by any Borrower relating to any acceptable credit insurance obtained with respect to such Account.
VAT: (a) any value added tax imposed by the UK Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the UK or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) or (b) above, or imposed elsewhere.
Volvo Contract: collectively, (x) that certain Framework Agreement, dated on or about May 2, 2022, between Aktiebolaget Volvo and CVG, (y) that certain Price Agreement, dated as of May 5, 2022, between Volvo Truck Corporation and CVG, and (z) that certain Memorandum of Understanding, dated as of December 21, 2022, by and among Aktiebolaget Volvo, Volvo Truck Corporation, and CVG, in each case as amended, supplemented or otherwise modified prior to the date hereof, including by that certain Amendment to Framework Agreement and Price Agreement/Supplemental Agreement, dated as of May 1, 2023, by and among Aktiebolaget Volvo, Volvo Truck Corporation, and CVG, together with all appendices thereto.
Warrants: certain five-year warrants for Equity Interests of CVG, issued in favor of the Term Loan Agent on the Closing Date.
Weighted Average Life to Maturity: when applied to any Debt at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
Wholly-Owned Subsidiary: as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Applicable Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time.
Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a

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liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Debt of the Borrower Agent and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt of the Borrower Agent or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Debt, no effect shall be given to any election by the Borrower Agent to measure an item of Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).
1.3    (b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower Agent shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.4    (c)    Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower Agent and its Subsidiaries or to the determination of any amount for the Borrower Agent and its Subsidiaries on a Consolidated basis, Obligors on a Consolidated basis or any similar reference shall, in each case, be deemed to

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include each variable interest entity that the Borrower Agent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary.
1.5    (d)    Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Fixed Charge Coverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Fixed Charge Coverage Ratio for purposes of determining compliance with Section 10.3, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect.
1.6    (e)    Limited Condition Acquisitions. Notwithstanding anything to the contrary in any other section of this Agreement, to the extent that the terms of this Agreement require (i) compliance with any basket, financial ratio or test (including any Consolidated Fixed Charge Coverage Ratio test), (ii) the absence of a Default or an Event of Default, or (iii) a determination as to whether the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower Agent, on the date of the execution of the Limited Condition Acquisition Agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Debt, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (A) clause (a) of the definition of Payment Conditions shall be satisfied if (1) no Default or Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (2) no LCA Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (B) clause (b) of the definition of Payment Conditions shall be satisfied both on the applicable LCA Test Date and at the time of consummation of such Limited Condition Acquisition, which shall be consummated within 90 days of the LCA Test Date; and (C) such Limited Condition Acquisition, any related pro forma adjustments, and the related Debt to be incurred in connection therewith and the use of proceeds thereof shall be deemed consummated, made, incurred and/or applied at the applicable LCA Test Date (until such time as the Debt is actually incurred or the applicable Limited Condition Acquisition Agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining Pro Forma Compliance (other than for purposes of determining Pro Forma Compliance in connection with the making of any Distribution or the making of any payment permitted by Section 10.2.7) with any financial ratio or test (including any Consolidated Fixed Charge Coverage Ratio test, or any calculation of the financial covenants set forth in Section 10.3) (it being understood and agreed that for purposes of determining Pro Forma Compliance in connection with the making of any Distribution or the making of payment permitted by Section 10.2.7, the Borrower Agent shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction has not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the applicable LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of

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fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated. It is understood and agreed that this Section 1.2(e) (a) shall not limit the conditions set forth in Section 6.2 with respect to any proposed credit extension, in connection with a Limited Condition Acquisition or otherwise or (b) apply for purposes of calculating any financial ratio or test for purposes of the financial covenant(s) in Section 10.3 (other than for the purposes of determining pro forma compliance therewith), each of which shall be based on the financial statements delivered pursuant to Section 10.1.2, as applicable, for the relevant period.
1.7Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York, "Account," "Account Debtor," "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Equipment," "General Intangibles," "Goods," "Instrument," "Investment Property," "Letter-of-Credit Right", "Securities", "Securities Account" and "Supporting Obligation."
1.8Certain Matters of Construction. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms "herein," "hereof," "hereunder" and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders and the neutral. In the computation of periods of time from a specified date to a later date, "from" means "from and including," and "to" and "until" each mean "to but excluding." The terms "including" and "include" mean "including, without limitation" "or" includes "and/or", and the rule of ejusdem generis does not apply. Section titles appear as a matter of convenience only and will not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time of day in the Applicable Time Zone or (g) discretion or satisfaction of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person exercised from time to time. Any determination (including calculation of Borrowing Base and financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor's "knowledge" or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. A Default or an Event of Default shall be deemed to exist and shall “continue” or be “continuing” at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement or the applicable Loan Document. All covenants under Section 10.2 shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant, shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.
1.9Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company or limited partnership, or an allocation of assets to a series of any such entity (or the unwinding of a Division or allocation) as if it were a merger, transfer, consolidation, amalgamation,

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assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a Person shall constitute a separate Person hereunder.
1.10Currency Equivalents.
1.10.1Calculations. All references in the Loan Documents to Revolver Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Borrowers (for Accounts) or shown in Borrowers' financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if an Obligation is funded or expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.
1.10.2Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, an Obligor shall discharge its obligation in respect of the sum due under the Loan Document only if, on the Business Day following Agent's receipt of the payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent, Issuing Bank and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Obligor (or to the Person legally entitled thereto).
1.11Luxembourg Terms. In this Agreement or any other Loan Document, if applicable, where it relates to the Luxembourg Obligor or any Person incorporated in Luxembourg or having its centre of main interests (as defined in Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, recast) in Luxembourg, a reference to:
(a)winding up, administration, liquidation, bankruptcy, or dissolution includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire or liquidation judiciaire), procedure of administrative dissolution without liquidation (dissolution administrative sans liquidation), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), moratorium or reprieve from payment (sursis de paiement), general settlement with creditors, reorganisation by amicable agreement (réorganisation par accord amiable) or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings;
(b)commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness includes any negotiations conducted in order to reach an amicable agreement (accord amiable);
(c)an agent includes, without limitation, a “mandataire”;
(d)a liquidator, receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur, or curateur, conciliateur d'entreprise, manadataire judiciare, or any other person performing the same function of each of the foregoing;

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(e)a “matured obligation” includes, without limitation, an obligation certaine, liquide et exigible;
(f)security or a security interest includes, without limitation, any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, droit de rétention or sûreté réelle whatsoever whether granted or arising by operation of law;
(g)a person being unable to pay its debts includes, without limitation, that person being in a state of cessation of payments (cessation de paiements) or which has lost its creditworthiness (ébranlement de crédit);
(h)a guarantee includes any garantie which is independent from the debt to which it relates (garantie à première demande), a garantie professionelle de paiement, and any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code;
(i)an attachment or similar creditors process include a saisie;
(j)Organic Documents includes its up-to-date (consolidated) articles of association (statuts (coordonnés));
(k)a director, officer or manager includes a gérant;
(l)a subsidiary includes a subsidiary (filiale) as defined in article 1711-1 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;
(m)a set-off includes, for purposes of Luxembourg law, legal set-off; and
(n)gross negligence is a reference to faute lourde and wilful misconduct is a reference to faute dolosive or faute intentionnelle.
1.12Czech Terms. In this Agreement, where it relates to a Person incorporated in or organized under the laws of Czechia, any reference to:
(a)bankruptcy, inability to pay debts, rehabilitation or insolvency includes insolvency (úpadek), threatening insolvency (hrozící úpadek), insolvency proceedings (insolvenční řízení), bankruptcy (konkurz), reorganization (reorganizace) and discharge from debts (oddlužení);
(b)being bankrupt, unable to pay its debts, in rehabilitation or insolvent includes being insolvent (v úpadku) due to overindebtedness (předlužený) or inability to pay (platebně neschopný);
(c)expropriation, attachment, sequestration, distress or execution includes expropriation (vyvlastnění), execution (exekuce) and enforcement (výkon rozhodnutí);
(d)financial assistance includes financial assistance within the meaning of sections 40(3), 41, 200 (in respect of a legal entity in the form of a Czech limited liability company) and section 311 (in respect of a legal entity in the form of a Czech joint stock company) of the Czech Act No. 90/2012 Coll., on Business Corporations and Cooperatives (the "Czech Business Corporations Act");
(e)winding up, administration or dissolution includes liquidation (likvidace), dissolution with liquidation (zrušení s likvidací) and dissolution without liquidation without a legal successor (zrušení bez likvidace bez právního nástupce);
(f)receiver, administrator, administrative receiver, compulsory manager or similar officer includes a liquidator (likvidátor), insolvency administrator (insolvenční

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správce) (including a preliminary administrator (predběžný správce), deputy insolvency administrator (zástupce insolvenčního správce), separate insolvency administrator (oddělený insolvenční správce) and special insolvency administrator (zvláštní insolvenční správce)), restructuring trustee (restrukturalizační správce), administrator of an enterprise (správce závodu) and court executor (soudní exekutor);
(g)moratorium includes moratorium (moratorium) within the meaning of Section 115 of Czech Act No. 182/2006 Coll., on Insolvency and Methods of its Resolution and general moratorium (všeobecné moratorium) or individual moratorium (individuální moratorium) pursuant to Czech Act No. 284/2023 Coll., on Preventive Restructuring;
(h)preventative restructuring includes measures pursuant to the Czech Act No. 284/2023 Coll., on Preventive Restructuring or other similar legislation in other applicable jurisdictions aimed at preventing insolvency and preservation or restoration of operability of business, including public preventive restructuring (veřejná preventivní restrukturalizace);
(i)severe financial difficulties mean such financial difficulties that would entitle any person to open, or continue in, preventive restructuring;
(j)shares, when used in relation to a Czech limited liability company (společnost s ručením omezeným), includes any participation interest (podíl) in the relevant Czech limited liability company;
(k)novation includes privative (simple) novation (privativní novace) and cumulative novation (kumulativní novace);
(l)constitutional documents includes a Memorandum of Association (společenskou smlouvu), a Deed of Incorporation (zakladatelskou listinu), a Memorandum of Incorporation (zakladatelskou smlouvu) and Articles of Association (stanovy); and
(m)controlled or controlling person will in any event be construed pursuant to the provisions of Section 74 and Section 75 of the Czech Business Corporations Act.
(n)Where a Czech translation of a word or phrase appears in the text of this Agreement, the Czech meaning and the underlying Czech law legal concept will prevail.
SECTION 2.CREDIT FACILITIES
2.1Revolver Commitment.
2.1.1US Revolver Loans. Each US Lender agrees, severally (and not jointly) on a Pro Rata basis up to its US Revolver Commitment, on the terms set forth herein, to make US Revolver Loans to Borrowers from time to time through the Revolver Commitment Termination Date. The US Revolver Loans may be repaid and reborrowed as provided herein. In no event shall US Lenders have any obligation to honor a request for a US Revolver Loan if US Revolver Usage at such time plus the requested US Revolver Loan would exceed the US Line Cap. Each US Revolver Loan shall be funded and repaid in Dollars.
2.1.2UK Revolver Loans. Each UK Lender agrees, severally (and not jointly) on a Pro Rata basis up to its UK Revolver Commitment, on the terms set forth herein, to make UK Revolver Loans to UK Borrower from time to time through the Revolver Commitment Termination Date. The UK Revolver Loans may be repaid and reborrowed as provided herein. In no event shall UK Lenders have any obligation to honor a request for a UK Revolver Loan if (a) UK Revolver Usage at such time plus the requested UK Revolver Loan would exceed the UK Line Cap or (b) the sum of the UK Revolver Usage at such time plus the requested UK Revolver

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Loan plus the US Revolver Usage at such time would exceed the aggregate Revolver Commitments. Each UK Revolver Loan shall be funded and repaid in an Available Currency for the UK Borrower.
2.1.3Notes. Revolver Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. Promptly following the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Revolver Loans.
2.1.4Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt under the Existing Credit Agreement; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any margin stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors; (ii) to fund any activities of or business with any Person, or in any country or territory, that, at the time of issuance of the Letter of Credit or funding of the Revolver Loan, is the target of any Sanction; or (iii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction).
2.1.5Voluntary Termination or Reduction of Commitments.
(a)The US Revolver Commitments shall terminate on the Revolver Commitment Termination Date, unless sooner terminated in accordance with this Agreement. At any time upon at least fifteen (15) days’ prior written notice to Agent at any time, US Borrowers may terminate or reduce the US Revolver Commitments. Each reduction shall be specified in the notice, in a minimum amount of $5,000,000 (plus any increment of $1,000,000), and applied ratably to all US Revolver Commitments. A notice of termination by US Borrowers is irrevocable (unless given in connection with refinancing the Obligations). On the Revolver Commitment Termination Date, US Borrowers shall make Full Payment of all US Obligations. No reduction in the US Revolver Commitments shall result in the US Revolver Commitments being reduced to an amount less than $75,000,000 (other than in connection with refinancing the Obligations).
(b)The UK Revolver Commitments shall terminate on the Revolver Commitment Termination Date, unless sooner terminated in accordance with this Agreement. At any time upon at least fifteen (15) days’ prior written notice to Agent at any time, UK Borrower may terminate or reduce the UK Revolver Commitments. Each reduction shall be specified in the notice, in a minimum amount of $1,000,000 (plus any increment of $1,000,000), and applied ratably to all UK Revolver Commitments. A notice of termination by UK Borrower is irrevocable (unless given in connection with refinancing the Obligations). On the Revolver Commitment Termination Date, UK Borrower shall make Full Payment of all UK Obligations.
(c)No reduction in the UK Revolver Commitments shall result in the UK Revolver Commitments being reduced to an amount less than $5,000,000 (other than in connection with refinancing the Obligations).
2.1.6Overadvances.
(a)If US Revolver Usage exceeds the US Line Cap (“US Overadvance”) at any time, the excess shall be payable by US Borrowers immediately following demand by Agent and shall constitute a US Obligation secured by the US Collateral, entitled to all benefits of the Loan Documents. Agent may require US Lenders to fund US Base Rate Loans that cause or constitute a US Overadvance and to forbear from requiring US

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Borrowers to cure a US Overadvance, as long as the total US Overadvance does not exceed 10% of the US Line Cap and does not constitute a US Overadvance for more than 30 consecutive days without the consent of US Required Lenders. In no event shall US Revolver Loans be required that would cause US Revolver Usage to exceed the aggregate US Revolver Commitments. No funding or sufferance of a US Overadvance shall constitute a waiver by Agent or US Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
(b)If UK Revolver Usage exceeds the UK Line Cap (“UK Overadvance”) at any time, the amount shall be payable by UK Borrower immediately following demand by Agent and shall constitute a UK Obligation secured by the UK Collateral, entitled to all benefits of the Loan Documents. Agent may require UK Lenders to fund UK Revolver Loans that cause or constitute a UK Overadvance as long as the total UK Overadvance does not exceed 10% of the UK Line Cap and does not constitute a UK Overadvance for more than 30 consecutive days without the consent of the UK Required Lenders. In no event shall UK Revolver Loans be required that would cause UK Revolver Usage to exceed the aggregate UK Revolver Commitments. No funding or sufferance of a UK Overadvance shall constitute a waiver by Agent or UK Lenders of the Event of Default caused thereby. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
2.1.7Protective Advances.
(a)Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make US Base Rate Loans (“US Protective Advances”) (a) up to an aggregate amount of 10% of the US Revolver Commitments outstanding at any time, if Agent deems such US Revolver Loans are necessary or desirable to preserve or protect US Collateral, or to enhance the collectability or repayment of US Obligations, as long as such US Revolver Loans do not cause US Revolver Usage to exceed the aggregate US Revolver Commitments; or (b) to pay any other amounts chargeable to US Obligors under any Loan Documents, including interest, costs, fees and expenses. US Lenders shall participate on a Pro Rata basis in US Protective Advances outstanding from time to time. US Required Lenders may at any time revoke Agent’s authority to make further US Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a US Protective Advance is appropriate shall be conclusive. No funding of a US Protective Advance shall constitute a waiver by Agent or US Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
(b)Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make UK Revolver Loans (“UK Protective Advances”) (a) up to an aggregate amount of 10% of the UK Revolver Commitments outstanding at any time, if Agent deems such UK Revolver Loans are necessary or desirable to preserve or protect UK Collateral, or to enhance the collectability or repayment of UK Obligations, as long as such UK Revolver Loans do not cause UK Revolver Usage to exceed the aggregate UK Revolver Commitments; or (b) to pay any other amounts chargeable to UK Borrower under any Loan Documents, including interest, costs, fees and expenses. UK Lenders shall participate on a Pro Rata basis in UK Protective Advances outstanding from time to time. UK Required Lenders may at any time revoke Agent’s authority to make further UK Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a UK Protective Advance is appropriate shall be conclusive. No funding of a UK Protective Advance shall constitute a waiver by Agent or UK Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
2.1.8Reallocation of Commitments.

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2.1.9(a)    Borrower Agent may request that Lenders change the then-current allocation of their respective Revolver Commitments in order to effect an increase or decrease of such respective US Revolver Commitments and corresponding decrease or increase of such respective UK Revolver Commitments, with any such increase or decrease in their US Revolver Commitments to be accompanied by a concurrent and equal decrease or increase, as applicable, in the UK Revolver Commitments (each, an “Commitment Reallocation”).
2.1.10(b)    Any such Commitment Reallocation shall be subject to the following conditions: (i) Borrowers shall have provided to Agent a written notice (in reasonable detail) at least thirty (30) Business Days prior to the requested effective date (which effective date shall be the first day of the subsequent Fiscal Quarter) of such Commitment Reallocation (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed applicable Revolver Commitments reallocation to be effected, (ii) any such Commitment Reallocation shall increase or decrease the applicable Revolver Commitments in increments of $1,000,000, (iii) after giving effect to the Commitment Reallocation, each Lender shall hold the same Pro Rata share of all of the applicable Revolver Commitments, (iv) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Commitment Reallocation), (v) any increase or decrease in the applicable Revolver Commitment of a Lender in its respective US Revolver Commitment shall result in a concurrent decrease or increase in in its respective UK Revolver Commitment such that the sum of all the Revolver Commitments of such Lender after giving effect to such Commitment Reallocation shall equal the aggregate amount of the Revolver Commitments of such Lender in effect immediately prior to such Commitment Reallocation, (vi) after giving effect to such Commitment Reallocation, no US Overadvance or UK Overadvance, as applicable, would exist or would result therefrom, (vii) at least three (3) Business Days prior to the proposed date of Commitment Reallocation, a Senior Officer of Borrower Agent shall have delivered to Agent a certificate certifying as to compliance with preceding clauses (i) through (vi) and demonstrating (in reasonable detail) the calculations required in connection therewith, and (vii) Agent consents to such Commitment Reallocation in its Permitted Discretion. Agent shall promptly notify such applicable Lenders of the Reallocation Date and the amount of the affected Revolver Commitment of such Lenders as a result thereof. The respective Pro Rata shares of the applicable Lenders shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto). No more than two (2) Commitment Reallocations may be made in each Fiscal Year of Borrowers
2.1.11FILO Loans. It is the intent of the US Borrowers, the Agent and the US Lenders that at all times US Revolver Loans be fully funded up to the FILO Amount as FILO Loans before any outstanding US Revolver Loans shall be considered outstanding as non-FILO Loans. In furtherance of the foregoing, the US Borrowers, the Agent and the US Lenders agree that (a) all newly funded US Revolver Loans shall be deemed FILO Loans up to the aggregate FILO Amount and outstanding US Revolver Loans in excess of the aggregate FILO Amount shall be deemed other US Revolver Loans, as applicable, (b) notwithstanding Section 5.5.1, any payments (other than payments to reduce the outstanding FILO Loans to the FILO Amount) applied to the outstanding US Revolver Loans shall be deemed to be first applied to existing US Revolver Loans other than FILO Loans and then to FILO Loans and (c) upon submission of a US Borrowing Base Report, the amount of outstanding US Revolver Loans shall, up to the aggregate FILO Amount, be deemed FILO Loans.

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2.1.12Increases in US Revolver Commitments and/or UK Revolver Commitments. The Borrower Agent and/or the UK Borrower, as applicable, may, upon not less than three (3) Business Days’ prior written notice (or such shorter period of time as is agreed by the Agent in its sole discretion), request to increase the US Revolver Commitments and/or UK Revolver Commitments, as applicable (but not the Letter of Credit Subline or the Swingline Commitment) (each such increase in the US Revolver Commitments and/or UK Revolver Commitments, an “Incremental Revolver Facility”), by a maximum aggregate amount for all such Incremental Revolver Facilities not to exceed the Incremental Revolver Amount. At the time of sending any such notice, the Borrower Agent and/or the UK Borrower, as applicable, and the Agent shall mutually agree to a time period within which each US Lender and/or UK Lender, as applicable, and each other Person that is approached to participate in such Incremental Revolver Facility is requested to respond (and any Lender or other Person not responding within such time period shall be deemed to have declined to participate in such Incremental Revolver Facility). The Borrower Agent and/or UK Borrower, as applicable, shall make no more than five (5) requests prior to the Revolver Termination Date to exercise the Incremental Revolver Facility pursuant to this Section 2.1.10; provided, further, that:
(a)the Borrower Agent and/or UK Borrower, as applicable, may effect any such increase with additional US Revolver Commitments and/or UK Revolver Commitments, as applicable, from any existing Lender or, solely in the event that the existing Lenders decline to increase their applicable Revolver Commitments in an amount sufficient to match the requested amount of any such increase, from one or more other Persons selected by the Borrower Agent and/or UK Borrower, as applicable, and acceptable to the Agent, the applicable Lenders and the Issuing Bank (so long as such Persons would be Eligible Assignees);
(b)any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof (or such other amount as the Agent shall agree in its sole discretion);
(c)no Default or Event of Default shall exist and be continuing at the time of any such increase or would exist immediately after giving effect thereto;
(d)no existing Lender shall be under any obligation to provide a US Revolver Commitment and/or UK Revolver Commitment, as applicable, in connection with such increase and any such decision whether to participate in such increase shall be in such Lender’s sole and absolute discretion;
(e)(1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Agent, and/or (2) any existing Lender electing to provide a US Revolver Commitment and/or UK Revolver Commitment, as applicable, in connection with such increase shall have executed a commitment agreement satisfactory to the Agent;
(f)before and after giving effect to such increase, the representations and warranties contained in this Agreement and the other Loan Documents, or any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase by reference to the facts and circumstances existing as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.1.10(f), the representations and warranties contained in Section 9.1.7 shall be deemed to refer to the most recent statements furnished pursuant to Sections 10.1.2(a), (b) or (c), as applicable;

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(g)the Agent shall have received (1) a certificate from a Responsible Officer of the Borrower Agent and/or UK Borrower, as applicable, certifying that the conditions set forth in Sections 2.1.10(c) and (f) have been satisfied, (2) a certificate from a Responsible Officer of each US Obligor and/or UK Obligor, as applicable, certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (3) if requested by the Agent, an opinion or opinions of counsel for the Obligors, dated as of the date of such increase and addressed to the Agent and each Lender (including any Person that is to become a Lender in connection with such increase), in form and substance satisfactory to the Agent; and
(h)in connection with any such increase, the Borrower Agent and/or UK Borrower, as applicable, shall prepay any US Revolver Loans and/or UK Revolver Loans, as applicable, outstanding on the date of such increase (and pay any additional amounts associated therewith) to the extent necessary to keep the outstanding US Revolver Loans and/or UK Revolver Loans, as applicable, ratable with any revised US Revolver Commitments and/or UK Revolver Commitments, as applicable, arising from any non-ratable increase in the US Revolver Commitments and/or UK Revolver Commitments, as applicable, pursuant to this Section 2.1.10.
2.2Letter of Credit Facility.
2.2.1Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until the Revolver Commitment Termination Date, on the terms set forth herein, including the following:
(a)Each Borrower acknowledges that Issuing Bank's issuance of any Letter of Credit is conditioned upon Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or the applicable Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.
(b)Letters of Credit may be requested by any Borrower to support obligations of such Borrower or on behalf of any Subsidiary of such Borrower (other than a Subsidiary that is otherwise a US Borrower or UK Borrower and such Person can incur LC Obligations on its own behalf) incurred in the Ordinary Course of Business, or as otherwise approved in writing by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, but Issuing Bank may require a new LC Application in its discretion.
(c)Each Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary with respect to the Letters of Credit issued for the benefit of such Borrower or Subsidiary of such Borrower (other than a Subsidiary that is otherwise a US Borrower or UK Borrower and can incur LC Obligations on its own behalf).. None of Agent, Issuing Bank or Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any LC Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any LC Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any LC Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial, incomplete or failed shipment of any

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goods referred to in a Letter of Credit or LC Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in translation or interpretation of technical terms; misapplication by a beneficiary of a Letter of Credit or proceeds thereof; or consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Borrowers shall take all action (including enforcement of available rights against a beneficiary) to avoid and mitigate damages relating to Letters of Credit or claimed against Issuing Bank, Agent or any Lender. Issuing Bank shall be fully subrogated to all rights and remedies of a beneficiary whose claims are discharged through a Letter of Credit. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.
(d)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or other Communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act (and shall be fully protected in any action taken in good faith reliance) upon any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
2.2.2Reimbursement; Participations.
(a)If Issuing Bank honors any request for payment under a Letter of Credit, Requesting Borrower shall pay to Issuing Bank, on the same day ("Reimbursement Date"), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Floating Rate Loans (other than FILO Loans) from the Reimbursement Date until payment by such Requesting Borrower. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Requesting Borrower may have at any time against the beneficiary. Whether or not a Notice of Borrowing has been submitted on behalf of a Requesting Borrower, such Requesting Borrower shall be deemed to have requested a Borrowing of Floating Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not any Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.
(b)Each Lender providing a Revolver Commitment to the Requesting Borrower hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations of the Requesting Borrower relating to such Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and the Requesting Borrower does not reimburse such payment on the Reimbursement Date, Agent shall promptly notify the Lenders providing a Revolver Commitment to the Requesting Borrower and each such Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, such Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

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(c)The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made as provided in this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; a draft, certificate or other document presented under a Letter of Credit being determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; waiver by Issuing Bank of a requirement that exists for its protection (and not a Requesting Borrower's protection) or that does not materially prejudice a Requesting Borrower; honor of an electronic demand for payment even if a draft is required; payment of an item presented after a Letter of Credit's expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make any express or implied warranty, representation or guaranty to Lenders with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(d)No Indemnitee shall be liable to any Obligor, Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of such Indemnitee's gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.
2.2.3Cash Collateral. At Agent's or Issuing Bank's request, Borrowers shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender; and (b) all outstanding Letters of Credit if an Event of Default exists, the Revolver Commitment Termination Date occurs, or the Revolver Termination Date is scheduled to occur within five (5) Business Days. If Requesting Borrower fails to provide any Cash Collateral as required hereunder, Lenders providing a Revolver Commitment to such Requesting Borrower may (and shall upon direction of Agent) advance, as Floating Rate Loans, the amount of Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).
2.2.4Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.
SECTION 3.INTEREST, FEES AND CHARGES
3.1Interest.
3.1.1Rates and Payment of Interest.
(a)The Obligations shall bear interest as set forth below, which interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower. If a Revolver Loan is repaid on the same day made, one day’s interest shall accrue.

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OBLIGATION	APPLICABLE INTEREST
US Base Rate Loan	US Base Rate in effect from time to time, plus the Applicable Margin for US Base Rate Loans
US Term SOFR Loan	Term SOFR for the applicable Interest Period, plus the Applicable Margin for US Term SOFR Loans
UK SONIA Rate Loan	UK SONIA Rate in effect from time to time, plus the Applicable Margin for UK SONIA Rate Loans
UK EURIBOR Loan	EURIBOR for the applicable Interest Period, plus the Applicable Margin for UK EURIBOR Loans, plus any Mandatory Costs
any other US Obligation (including, to the extent permitted by law, interest not paid when due)	US Base Rate in effect from time to time, plus the Applicable Margin for US Base Rate Loans
any other UK Obligation (including to the extent permitted by law, interest not paid when due)	UK SONIA Rate or UK EURIBOR, as applicable, in effect from time to time, plus the Applicable Margin
(b)
(c)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations (other than Secured Bank Product Obligations) shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.
(d)Interest shall accrue from the date a Revolver Loan is advanced or Obligation (other than Secured Bank Product Obligations) is incurred or payable, as applicable, until paid in full by US Borrowers or UK Borrower, as applicable, and shall in no event be less than zero at any time. Interest accrued on the Revolver Loans is due and payable in arrears, (i) on each Interest Payment Date; (ii) concurrently with prepayment of any Revolver Loan, with respect to the principal amount being prepaid; and (iii) on the Revolver Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.
3.1.2Application of Term SOFR to Outstanding US Revolver Loans.
(a)Borrower Agent may on any Business Day elect to convert any portion of the US Revolver Loans which are US Base Rate Loans to, or to continue any US Revolver Loan which is a US Term SOFR Loan at the end of its Interest Period as, a US Term SOFR Loan. During any Default or Event of Default, Agent may (and shall at the direction of US Required Lenders) declare that no US Revolver Loan may be made, converted or continued as a US Term SOFR Loan.
(b)Borrower Agent shall give Agent a Notice of Conversion/Continuation by 11:00 a.m. (Applicable Time Zone) at least three Business Days before the requested

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conversion or continuation date. Promptly after receiving such notice, Agent shall notify each US Lender thereof. Each Notice of Conversion/Continuation is irrevocable, and shall specify the amount of US Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a US Term SOFR Loan, Borrower Agent has failed to deliver a Notice of Conversion/Continuation, the US Revolver Loan shall convert to a US Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Term SOFR Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Term SOFR Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Term SOFR Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).
(c)Borrower Agent shall select an interest period ("Interest Period") of one, three or six months (in each case, subject to availability) to apply to each US Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the US Revolver Loan is made or continued as, or converted into, a US Term SOFR Loan, and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month's last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Revolver Termination Date.
3.1.3Application of EURIBOR to Outstanding UK Revolver Loans.
3.1.4(a)    UK Borrower may on any Business Day continue any UK Revolver Loan which is a UK EURIBOR Loan at the end of its Interest Period as a UK EURIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of UK Required Lenders) declare that no UK Revolver Loan may be made, converted or continued as a UK EURIBOR Loan.
3.1.5(b)    UK Borrower shall give Agent a Notice of Conversion/Continuation by 11:00 a.m. (Applicable Time Zone) at least three Business Days before the requested conversion or continuation date. Promptly after receiving such notice, Agent shall notify each UK Lender thereof. Each Notice of Conversion/Continuation is irrevocable, and shall specify the amount of UK Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a UK EURIBOR Loan, UK Borrower has failed

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to deliver a Notice of Conversion/Continuation, the UK Revolver Loan shall convert to a UK EURIBOR Loan with an Interest Period of one month. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any UK Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any UK Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any UK Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source.
3.1.6(c)    UK Borrower shall select an Interest Period of one, three or six months (in each case, subject to availability) to apply to each UK EURIBOR Loan; provided, that (a) the Interest Period shall begin on the date the UK Revolver Loan is made or continued as, or converted into, a UK EURIBOR Loan, and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month's last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Revolver Termination Date.
3.2Fees.
3.2.1Unused Line Fee.
3.2.2(a)    US Borrowers shall pay to Agent, for the Pro Rata benefit of US Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the US Revolver Commitments exceed the average daily US Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Revolver Commitment Termination Date.
3.2.3(b)    UK Borrower shall pay to Agent, for the Pro Rata benefit of UK Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the UK Revolver Commitments exceed the average daily UK Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Revolver Commitment Termination Date.

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3.2.4LC Facility Fees. Requesting Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for US Term SOFR Loans (other than FILO Loans) times the average daily Stated Amount of Letters of Credit, payable in arrears on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, payable in arrears on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, payable as and when incurred. During an Event of Default, if the Agent or the Required Lenders so decide, the fee payable under clause (a) shall be increased by 2% per annum.
3.2.5Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.
3.3Computation of Interest, Fees, Yield Protection. All computations of interest for US Base Rate Loans (including US Base Rate Loans determined by reference to Term SOFR) shall be computed for actual days elapsed, based on a year of 365 or 366 days, as applicable. All other interest, as well as fees and other charges calculated on a per annum basis, shall be computed for actual days elapsed, based on a year of 360 days; provided that in the case of a UK Revolver Loan made in Sterling, such calculation shall be made on the basis of a 365 day year (or a 366 day year, in the case of a leap year). Each determination by Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9 that is submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.
3.4Reimbursement Obligations. Obligors shall pay all Claims promptly upon request. Obligors shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent's personnel or a third party. All legal, accounting and consulting fees shall be charged to Obligors by Agent's professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Obligors acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel's overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate information in Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Obligors shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Obligors under this Section shall be due on demand.
3.5Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund or commit to, participate in, or charge applicable interest or fees with respect to any Revolver Loan or Letter of Credit, or to determine or charge interest or fees based on SOFR, Term SOFR, SONIA or EURIBOR, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Revolver Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Revolver Loans as US Term SOFR Loans, or to UK EURIBOR Loans shall be suspended and Borrowers shall make such appropriate accommodations regarding affected Letters of Credit as Agent or such Lender may reasonably request, as applicable, (b) if such notice asserts the illegality of such Lender to make or maintain US Base Rate Loans whose interest rate is determined by reference to Term SOFR, the interest rate applicable to such Lender’s US Base Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the Term SOFR component of US Base Rate, in each case until

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such Lender notifies Agent that the circumstances giving rise to Lender’s determination no longer exist. Upon delivery of such notice, (a) with respect to US Revolver Loans, US Borrowers shall prepay or convert US Term SOFR Loans of such US Lender to US Base Rate Loans, either on the last day of the Interest Period therefor, if such US Lender may lawfully continue to maintain the Revolver Loan and charge applicable interest to such day, or immediately, if such US Lender cannot so maintain the Revolver Loan, and (b) with respect to UK Revolver Loans, if such UK Lender cannot so maintain the UK Revolver Loan, upon UK Lender’s request, UK Borrower shall prepay UK SONIA Rate Loans immediately and the UK EURIBOR Loans, either on the last day of the Interest Period, or immediately.
3.6Inability to Determine Rates.
3.6.1
3.6.1Inability to Determine Rate. If in connection with any request for a US Term SOFR Loan, UK SONIA Rate Loan, and/or UK EURIBOR Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Term SOFR Successor Rate or UK Successor Rate, as applicable, has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Term SOFR Scheduled Unavailability Date or UK Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR, SONIA, and/or EURIBOR for any requested Interest Period with respect to a proposed Interest Period Loan or in connection with an existing or proposed US Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason Term SOFR, SONIA, and/or EURIBOR for any requested Interest Period, as applicable, with respect to a proposed US Term SOFR Loan, UK SONIA Rate Loan and/or UK EURIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Revolver Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (x) the obligation of Lenders to (i) make, maintain, or convert US Base Rate Loans to, US Term SOFR Loans shall be suspended (to the extent of the affected US Term SOFR Loans or Interest Periods), (ii) make or maintain UK SONIA Rate Loans and/or UK EURIBOR Loans shall be suspended (to the extent of the affected UK EURIBOR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of US Base Rate, the utilization of such component in determining US Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (1) with respect to US Revolver Loans: (I) US Borrowers may revoke any pending request for a Borrowing, conversion or continuation of US Term SOFR Loans (to the extent of the affected US Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for US Base Rate Loans, and (II) any outstanding US Term SOFR Loans shall convert to US Base Rate Loans at the end of their respective Interest Periods, (2) with respect to UK SONIA Rate Loans, (I) UK Borrower may revoke any pending request for a Borrowing of UK SONIA Rate Loans, and any outstanding UK SONIA Rate Loans shall bear interest based on the UK Successor Rate, and (3) with respect to UK EURIBOR Loans: (I) UK Borrower may revoke any pending request for a Borrowing or continuation of UK EURIBOR Loans (to the extent of the affected UK EURIBOR Loans or Interest Periods), and any outstanding UK EURIBOR Loans shall bear interest on the UK Successor Rate.
3.6.2Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:
(a)adequate and reasonable means do not exist for ascertaining (i) one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary, (ii) one, three and six month interest periods of EURIBOR including because EURIBOR is not available or published on a current basis, and such circumstances are unlikely to be temporary, or (iii) UK SONIA, including because UK SONIA is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
(b)(i) with respect to US Revolver Loans, CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each

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case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available or permitted to be used for determining the interest rate of US dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, "Term SOFR Scheduled Unavailability Date"); and (ii) with respect to UK Revolver Loans, (x) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the relevant rate for EURIBOR and/or UK SONIA Rate (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Available Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Agent that will continue to provide such representative tenor(s) of the relevant rate for such Available Currency (the latest date on which all tenors of the relevant rate for such Available Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “UK Scheduled Unavailability Date”); or (y) syndicated loans currently being executed and agented in the United States, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the relevant rate for an Available Currency;
3.6.3then, (1) with respect to US Revolver Loans, on a date and time determined by Agent (any such date, "Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b)(i) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document ("Term SOFR Successor Rate"). If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis; and then, (2) with respect to UK Revolver Loans, the Agent and the UK Borrower may amend this Agreement solely for the purpose of replacing the relevant rate for an Available Currency or any then current UK Successor Rate for an Available Currency in accordance with this Section with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Available Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Available Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a (“UK Successor Rate”).
3.6.4Notwithstanding anything to the contrary herein, with respect to US Revolver Loans, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to

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any evolving or then existing convention for such alternative benchmarks in similar US dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar US dollar denominated credit facilities syndicated and agented in the United States. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Term SOFR Successor Rate. Any such amendment shall become effective at 5:00 p.m. (Applicable Time Zone) on the fifth Business Day after Agent posts such proposed amendment to all US Lenders and US Borrowers unless, prior to such time, US Required Lenders deliver to Agent written notice that US Required Lenders object to the amendment.
3.6.5Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Term SOFR Successor Rate and/or UK Successor Rate. A Term SOFR Successor Rate and/or UK Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Term SOFR Successor Rate and/or UK Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate and/or UK Successor Rate as so determined would otherwise be less than zero (0) the Term SOFR Successor Rate and/or UK Successor Rate will be deemed to be zero (0) for all purposes of the Loan Documents.
3.7Increased Costs; Capital Adequacy.
3.7.1Increased Costs Generally. If any Change in Law shall:
(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating Mandatory Costs) or Issuing Bank;
(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Revolver Loan, Letter of Credit, Revolver Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense (other than Taxes) affecting any Revolver Loan, Letter of Credit, participation in LC Obligations, Revolver Commitment or Loan Document;
and the result thereof shall be to increase the cost to a Lender of making or maintaining any Revolver Loan or its Revolver Commitment, or converting to or continuing any interest option for a Revolver Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.
3.7.2Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting it or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's, Issuing Bank's or holding company's capital as a consequence of this Agreement, or such Lender's or Issuing Bank's Revolver Commitment, Revolver Loans, Letters of Credit or participations in LC Obligations or Revolver Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in

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Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.
3.7.3Interest Period Loan Reserves. If any US Lender or UK Lender, as applicable, is required to maintain reserves with respect to liabilities or assets consisting of or including Euros or deposits, US Borrowers or UK Borrower, as applicable, shall pay additional interest to such US Lender or UK Lender, as applicable, on each Interest Period Loan equal to the costs of such reserves allocated to the Revolver Loan by such US Lender or UK Lender, as applicable (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Revolver Loan; provided, that if such US Lender or UK Lender notifies US Borrowers or UK Borrower, as applicable (with a copy to Agent), of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after such Borrowers’ receipt of the notice.
3.7.4Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender's or Issuing Bank's intention to claim compensation therefor.
3.8Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9 and/or Section 5.11, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office (and/or Facility Office, if different) if, in the judgment of such Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, would not subject the Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
3.9Funding Losses. If for any reason (a) any Borrowing, conversion or continuation of an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest Period or tenor, (c) Borrowers fail to repay an Interest Period Loan when required, or (d) a Lender (other than a Defaulting Lender) is required to assign a Revolver Loan prior to the end of its Interest Period or tenor pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section, a Lender shall be deemed to have funded an Interest Period Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Revolver Loan was in fact so funded.
3.10Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law ("maximum rate"). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations (other than Secured Bank Product Obligations) or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations (other than Secured Bank Product Obligations) hereunder.

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SECTION 4.REVOLVER LOAN ADMINISTRATION
4.1Manner of Borrowing and Funding Revolver Loans.
4.1.1Notice of Borrowing.
(a)To request Revolver Loans, Borrower Agent or UK Borrower, as applicable, shall deliver a Notice of Borrowing to Agent by 11:00 a.m. (Applicable Time Zone) (i) on the requested funding date, in the case of Floating Rate Loans that are US Base Rate Loans, (ii) at least three (3) Business Days prior to the requested funding date, in the case of Floating Rate Loans that are UK SONIA Rate Loans and (iii) at least three (3) Business Days prior to the requested funding date, in the case of Interest Period Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing is irrevocable and must specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Floating Rate Loan or an Interest Period Loan, and (D) in the case of an Interest Period Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).
(b)Unless payment is otherwise made by the US Borrowers or UK Borrower, as applicable, the becoming due of any US Obligation or UK Obligation, as applicable (whether principal, interest, fees or other charges, including any Swingline Loan, Overadvance, Protective Advance, Extraordinary Expenses, LC Obligations, or Cash Collateral, but excluding any Secured Bank Product Obligations) shall be deemed to be a request for a Floating Rate Loan on the due date in the amount due and the Revolver Loan proceeds shall be disbursed as direct payment of such Obligation (other than Secured Bank Product Obligations). In addition, Agent may, at its option, charge such amount against any operating, investment or other account of the applicable Borrower maintained with Agent or any of its Affiliates.
(c)If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Floating Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Revolver Loan may be disbursed directly to the account.
4.1.2Funding by Lenders. Except for Swingline Loans, Agent shall endeavor to notify US Lenders or UK Lenders, as applicable, of each applicable Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. (Applicable Time Zone) on the proposed funding date for a Floating Rate Loan or by 3:00 p.m. (Applicable Time Zone) two Business Days before a proposed funding of an Interest Period Loan. Each US Lender or UK Lender, as applicable, shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. (Applicable Time Zone) on the requested funding date, unless Agent’s notice is received after the times provided above, in which case the applicable Lender shall fund by 11:00 a.m. (Applicable Time Zone) on the next Business Day. Subject to its receipt of such amounts from the applicable Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by the US Borrowers or UK Borrower, as applicable, and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the applicable Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then US Borrowers or UK Borrower, as applicable, agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

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4.1.3Swingline Loans; Settlement; Rescindable Amounts.
(a)To fulfill any request for a Revolver Loan hereunder, Agent may in its discretion advance US Swingline Loans or UK Swingline Loans, as applicable, to US Borrowers or UK Borrower, as applicable, up to an aggregate outstanding amount of 10% of the US Revolver Commitments (in the case of US Swingline Loans) and 10% of the UK Revolver Commitments (in the case of UK Swingline Loans) (collectively, the “Swingline Commitment”). Swingline Loans shall constitute Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder.
(b)Settlement of Revolver Loans, including Swingline Loans and Protective Advances, among the applicable Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly (unless the settlement amount is de minimis) and in any event with respect to UK Swingline Loans with at least two (2) Business Days’ notice to the applicable Lenders), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to the applicable Lenders. Between settlement dates, Agent may in its discretion apply any payment received from an Obligor to Swingline Loans and Protective Advances, regardless of any designation by any Obligor or anything herein to the contrary. Each US Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all US Swingline Loans outstanding from time to time until settled. Each UK Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all UK Swingline Loans outstanding from time to time until settled. If any Swingline Loan cannot be settled among the applicable Lenders, whether due to an Obligor's Insolvency Proceeding or otherwise, each US Lender or UK Lender, as applicable, shall pay the amount of its participation in the US Revolver Loan or UK Revolver Loan, as applicable, to Agent, in immediately available funds, within one Business Day after Agent's request therefor. No Obligor or Secured Party shall be entitled to credit for interest paid by a Secured Party to Agent pursuant to Section 4.1.3(c) or 12.10.2, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2. Lenders' obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.
(c)Unless Agent receives notice from Borrower Agent or UK Borrower, as applicable, prior to the date on which a payment is due to Agent for the account of US Lenders, UK Lenders or Issuing Bank, as applicable, hereunder that the applicable Borrower(s) will not make such payment, Agent may assume that the applicable Borrower(s) have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to US Lenders, UK Lenders or Issuing Bank, as applicable, the amount due. With respect to any payment that Agent makes for the account of US Lenders, UK Lenders or Issuing Bank, as applicable, hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a "Rescindable Amount"): (1) the applicable Borrowers have not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by the applicable Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each US Lender, UK Lender or Issuing Bank, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such US Lender, UK Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to Issuing Bank, any US Lender, any UK Lender or any applicable Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
4.1.4Notices. If Borrower Agent or Borrowers request, convert or continue Revolver Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrower Agent or the applicable Borrowers shall confirm the request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Agent and Lenders are not liable for any loss suffered by any Obligor as a result of Agent or a Lender acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on Borrower Agent’s or a Borrower's behalf.

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4.1.5Conforming Changes
. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR, EURIBOR, UK SONIA Rate or any Term SOFR Successor Rate or UK Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Borrower Agent reasonably promptly after it becomes effective.
4.2Defaulting Lender. Notwithstanding anything herein to the contrary:
4.2.1Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Revolver Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Revolver Commitments and Revolver Loans of a Defaulting Lender from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).
4.2.2Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender's defaulted obligations, to Cash Collateralize such Lender's Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.
4.2.3Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. US Borrowers or UK Borrower (as applicable), Agent and Issuing Bank may agree in writing that a US Lender or UK Lender (as applicable) has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Revolver Commitments and Revolver Loans, and the US Revolver Usage or UK Revolver Usage (as applicable) and other exposures under the Revolver Commitments shall be reallocated among the US Lenders or UK Lenders, as applicable, and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Interest Period Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by US Borrowers or UK Borrower (as applicable), Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Revolver Commitments and Revolver Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.
4.3Number and Amount of Interest Period Loans; Determination of Rate.
4.3.1    Each Borrowing of US Term SOFR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof. No more than five (5) Borrowings of US Term SOFR Loans may be outstanding at any time, and all US Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing.

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4.3.2    Each Borrowing of UK EURIBOR Loans when made shall be in a minimum amount of $1,000,000 (or its equivalent in another Available Currency), plus an increment of $100,000 (or its equivalent in another Available Currency) in excess thereof. No more than five (5) Borrowings of UK EURIBOR Loans may be outstanding at any time, and all UK EURIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing.
4.3.3    Upon determining Term SOFR and/or EURIBOR, as applicable, for any Interest Period requested by Borrower Agent or UK Borrower, as applicable, Agent shall promptly notify Borrower Agent or UK Borrower, as applicable, thereof by telephone or electronically and, if requested by Borrower Agent or UK Borrower, as applicable, shall confirm any telephonic notice in writing.
4.4Borrower Agent. Each Obligor (other than UK Borrower solely for purposes of requesting UK Revolver Loans) hereby designates CVG (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of Communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon any Communication (including, without limitation, any Notice of Borrowing and Notice of Conversion/Continuation) delivered by Borrower Agent on behalf of any Obligor. Agent and Lenders may give any notice of communication with any Obligor hereunder to Borrower Agent on behalf of such Obligor. Each of Agent, Issuing Bank and US Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Obligor agrees that any Communication, delivery, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Obligor and that the designation of Borrower Agent hereunder shall be irrevocable without the written consent of Agent.
4.5One Obligation.
4.5.1     US Obligations, The US Revolver Loans, US LC Obligations and other US Obligations constitute one general obligation of US Borrowers and are secured by Agent’s Lien on all US Collateral; provided, that Agent and each US Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each US Borrower to the extent of any US Obligations jointly or severally owed by such US Borrower.
4.5.1
4.5.2UK Obligations. The UK Revolver Loans, UK LC Obligations and other UK Obligations constitute one general obligation of UK Borrower and are secured by Agent’s Lien on all UK Collateral; provided, however, that Agent and each UK Lender shall be deemed to be a creditor of, and the holder of a separate claim against, UK Borrower to the extent of any UK Obligations jointly or severally owed by UK Borrower.
4.6Effect of Termination. On the effective date of the termination of all Revolver Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless Full Payment of the Obligations has occurred, including Agent’s receipt of Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.6, 3.7, 3.9, 4.1.3(c), 5.5, 5.6, 5.8, 5.9, 13, 15.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive any assignment by Agent, Issuing Bank or any Lender of rights or obligations hereunder, termination of any Revolver Commitment, and any repayment, satisfaction, discharge or Full Payment of the Obligations.

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SECTION 5.PAYMENTS
5.1General Payment Provisions. All payments of US Obligations shall be made in Dollars and all payments of UK Obligations shall be made in Sterling, Euros or Dollars to the extent such UK Obligations were incurred in such currency or as otherwise applicable, in each case, without offset, counterclaim or defense of any kind, free and clear of (and, unless required by Applicable Law, without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon (Applicable Time Zone) on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. US Borrowers and UK Borrower, as applicable agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of US Collateral and UK Collateral, as applicable, against the US Obligations and UK Obligations, as applicable, in such manner as Agent deems advisable, but whenever possible (provided no Default or Event of Default exists), any prepayment of Revolver Loans shall be applied first to Floating Rate Loans and then to Interest Period Loans.
5.2Repayment of Revolver Loans. Revolver Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment (in form satisfactory to Agent), delivered to Agent concurrently with prepayment of a Swingline Loan and at least three Business Days prior to prepayment of other Revolver Loans; provided, that no such notice shall be required for payments applied pursuant to Section 5.6. Revolver Loans shall be due and payable in full on the Revolver Commitment Termination Date, unless payment is sooner required hereunder, and any Overadvance or Protective Advance shall be due and payable as provided in Sections 2.1.5 and 2.1.6. If a Disposition includes any Accounts or Inventory owned by a US Borrower or US Guarantor, Borrower Agent shall cause the application of the Net Proceeds thereof to repay US Revolver Loans equal to the greater of (a) the net book value (or fair market value, if higher) of such Accounts or Inventory, or (b) the reduction in the US Borrowing Base resulting from such Disposition. If a Disposition includes any Accounts or Inventory owned by UK Borrower or a UK Guarantor, UK Borrower shall cause the application of the Net Proceeds thereof to repay UK Revolver Loans equal to the greater of (a) the net book value (or fair market value, if higher) of such Accounts or Inventory, or (b) the reduction in the UK Borrowing Base resulting from such Disposition.
5.3Payment of Other Obligations. Obligations other than Revolver Loans, including LC Obligations and Claims, shall be paid by the applicable Obligor as provided in the Loan Documents or, if no payment date is specified, on demand.
5.4Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of an Obligor is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.
5.5Application and Allocation of Payments.
5.5.1Application. Subject to Sections 5.5.2 and 5.5.3 below, payments made by Obligors hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion. If funds received by or available to Agent under clause (b) are insufficient to pay fully all Obligations then due and owing, such funds shall be applied (i) ratably to pay interest and fees until paid in full, and then (ii) ratably to pay unreimbursed draws under Letters of Credit and Revolver Loan principal then due and owing.
5.5.2Post-Default Allocation for US Obligations. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or US Required Lenders, monies to be applied to the US Obligations, whether arising from payments by US Obligors, realization on US Collateral, setoff or otherwise, shall be allocated as follows:

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(a)first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;
(b)second, to all other amounts owing to Agent, including US Swingline Loans, US Protective Advances, and US Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)third, to all amounts owing to Issuing Bank in respect of US LC Obligations;
(d)fourth, to all US Obligations (other than in respect of FILO Loans and US Obligations consisting of Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to US Lenders;
(e)fifth, to all US Obligations (other than in respect of FILO Loans and US Obligations consisting of Secured Bank Product Obligations) constituting interest;
(f)sixth, to Cash Collateralize all US LC Obligations;
(g)seventh, to all US Revolver Loans (other than FILO Loans), and to US Obligations consisting of Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;
(h)eighth, to all other US Obligations consisting of Secured Bank Product Obligations;
(i)ninth, to all US Obligations consisting of amounts of the type payable under clauses fourth, fifth and seventh above in respect of FILO Loans, in order of priority set forth in such clauses; and
(j)last, to all remaining US Obligations.
Amounts shall be applied to payment of each category of US Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding US Obligations in the category. Monies and proceeds obtained from a US Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other US Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any US Obligations consisting of Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among US Secured Parties and may be changed by agreement of affected US Secured Parties without the consent of any US Obligor. This Section is not for the benefit of or enforceable by any US Obligor, and no US Obligor has any right to direct the application of payments or US Collateral proceeds subject to this Section.
5.5.3Post-Default Allocation for UK Obligations. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or UK Required Lenders, monies to be applied to the UK Obligations, whether arising from payments by UK Obligors, realization on UK Collateral, setoff or otherwise, shall be allocated as follows:

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(a)first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;
(b)second, to all other amounts owing to Agent, including UK Swingline Loans, UK Protective Advances, and UK Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)third, to all amounts owing to Issuing Bank in respect of UK LC Obligations;
(d)fourth, to all UK Obligations (other than in respect of UK Obligations consisting of Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to UK Lenders;
(e)fifth, to all UK Obligations (other than in respect of UK Obligations consisting of Secured Bank Product Obligations) constituting interest;
(f)sixth, to Cash Collateralize all UK LC Obligations;
(g)seventh, to all UK Revolver Loans, and to UK Obligations consisting of Secured Bank Product Obligations arising under Hedging Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;
(h)eighth, to all other UK Obligations consisting of Secured Bank Product Obligations;
(i)last, to all remaining UK Obligations.
Amounts shall be applied to payment of each category of UK Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding UK Obligations in the category. Monies and proceeds obtained from a UK Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other UK Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any UK Obligations consisting of Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among UK Secured Parties and may be changed by agreement of affected UK Secured Parties without the consent of any UK Obligor. This Section is not for the benefit of or enforceable by any UK Obligor, and no UK Obligor has any right to direct the application of payments or UK Collateral proceeds subject to this Section.
5.5.4Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).
5.6Dominion Account. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the applicable Obligations (other than the Secured Bank Product Obligations) at the beginning of the next Business Day (with respect to the Obligations of US Borrowers during any Dominion Trigger Period). Any resulting credit balance shall not accrue interest in favor of Obligors and shall be made available to Obligors as long as no Default or Event of Default exists.

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5.7Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries in a loan account shall be presumptive evidence of the information contained therein. If information in a loan account is provided to or inspected by or on behalf of an Obligor, the information shall be conclusive and binding on Obligors for all purposes absent manifest error, except to the extent Borrower Agent notifies Agent in writing within 30 days of specific information subject to dispute.
5.8Taxes. For purposes of this Section 5.8, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.
5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment
(a)All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9. For purposes of Sections 5.8 and 5.9. "Applicable Law" shall include FATCA and "Lender" shall include Issuing Bank.
(b)If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
5.8.2Payment of Other Taxes. Without limiting the foregoing, each Obligor shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent's option, timely reimburse Agent for payment of, any Other Taxes.
5.8.3Tax Indemnification.
(a)Each Obligor shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Obligors by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

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(b)Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers' obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender's failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.
5.8.4Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.
5.8.5Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.
5.9Lender Tax Information.
5.9.1Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
5.9.2Documentation. Without limiting the foregoing, if any Borrower is a US Person,

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(a)Any Lender that is a US Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from US federal backup withholding Tax;
(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE establishing an exemption from or reduction of US federal withholding Tax pursuant to the "interest" article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BENE establishing an exemption from or reduction of US federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(ii)executed copies of IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code ("US Tax Compliance Certificate"), and (y) executed copies of IRS Form W-8BENE; or
(iv)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE, a US Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate on behalf of each such partner;
(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and
(d)if payment of an Obligation to a Lender would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such

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payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.
5.9.3Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.
5.10Nature and Extent of Each US Borrower's Liability.
5.10.1Joint and Several Liability. Each US Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent, US Lenders and any other US Secured Party the prompt payment and performance of, all US Obligations, except its Excluded Swap Obligations. Each US Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the US Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any US Obligations or Loan Document, or any other document, instrument or agreement to which any US Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any US Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any US Obligations or any action, or inaction of any US Secured Party in respect thereof (including the release of any security or guaranty); (d) insolvency of any US Obligor; (e) election by any US Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other US Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) disallowance of any claims of a US Secured Party against any US Obligor for the repayment of any US Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than Full Payment of the US Obligations.
5.10.2Waivers.
(a)Each US Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel any US Secured Party to marshal assets or to proceed against any US Obligor, other Person or security for the payment or performance of any US Obligations before, or as a condition to, proceeding against such US Borrower. Each US Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of US Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of US Obligations as long as it is a US Borrower. It is agreed among each US Borrower and US Secured Party that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and US Lenders would decline to make US Revolver Loans and issue Letters of Credit. Each US Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b)US Secured Parties may pursue such rights and remedies as they deem appropriate, including realization upon US Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, a US Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any US Borrower or other Person, whether because of any Applicable Laws pertaining to "election of remedies" or otherwise, each US Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any US Borrower might

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otherwise have had. Any election of remedies that results in denial or impairment of the right of a US Secured Party to seek a deficiency judgment against any US Borrower shall not impair any other US Borrower's obligation to pay the full amount of the US Obligations. Each US Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for US Obligations, even though that election of remedies destroys such US Borrower's rights of subrogation against any other Person. Agent may bid US Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but may be credited against the US Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the US Collateral, and the difference between such bid amount and the remaining balance of the US Obligations shall be conclusively deemed to be the amount of the US Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which a US Secured Party might otherwise be entitled but for such bidding at any such sale.
5.10.3Extent of Liability; Contribution.
(a)Notwithstanding anything herein to the contrary, each US Borrower's liability under this Section shall not exceed the greater of (i) all amounts for which such US Borrower is primarily liable, as described in clause (c) below, and (ii) such US Borrower's Allocable Amount.
(b)If any US Borrower makes a payment under this Section of any US Obligations (other than amounts for which such US Borrower is primarily liable) (a "US Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other US Borrower, exceeds the amount that such US Borrower would otherwise have paid if each US Borrower had paid the aggregate US Obligations satisfied by such US Guarantor Payments in the same proportion that such US Borrower's Allocable Amount bore to the total Allocable Amounts of all US Borrowers, then such US Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other US Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such US Guarantor Payment. The "Allocable Amount" for any US Borrower shall be the maximum amount that could then be recovered from such US Borrower under this Section without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(c)This Section shall not limit the liability of any Borrower to pay or guarantee Revolver Loans made directly or indirectly to it (including Revolver Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Revolver Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Revolver Loans and Letters of Credit to a Borrower based on that calculation.
(d)Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such

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Qualified ECP's obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support or other agreement" for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.
5.10.4Joint Enterprise. Each US Borrower has requested that Agent and US Lenders make this credit facility available to US Borrowers on a combined basis, in order to finance US Borrowers' business most efficiently and economically. US Borrowers' business is a mutual and collective enterprise, and the successful operation of each US Borrower is dependent upon the successful performance of the integrated group. US Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each US Borrower and ease administration of the facility, all to their mutual advantage. US Borrowers acknowledge that Agent's and US Lenders' willingness to extend credit and to administer the US Collateral on a combined basis hereunder is done solely as an accommodation to US Borrowers and at US Borrowers' request.
5.10.5Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of the Obligations.
5.11United Kingdom Tax Matters.
(a)The provisions of this Section 5.11 shall only apply in respect of a loan to the UK Borrower, and in respect of any such loan, the provisions of Sections 5.8 and 5.9 shall not apply.
(b)Tax gross-up.
(i)UK Borrower shall make all payments to be made by it under any Loan Document without any Tax Deduction unless a Tax Deduction is required by law.
(ii)UK Borrower shall, upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify Agent accordingly. Similarly, a Lender shall promptly notify Agent on becoming so aware in respect of a payment payable to that Lender. If Agent receives such notification from a Lender it shall promptly notify UK Borrower.
(iii)If a Tax Deduction is required by law to be made by UK Borrower, the amount of the payment due from UK Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(iv)A payment shall not be increased under clause (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom if, on the date on which the payment falls due:
(1)    the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(2)    the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender, and:

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i.an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from UK Borrower making the payment a certified copy of that Direction; and
ii.the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(3)    the relevant Lender is a Qualifying Lender solely by virtue of clause (a)(ii) of the definition of Qualifying Lender and:
i.the relevant Lender has not given a Tax Confirmation to UK Borrower; and
ii.the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to UK Borrower, on the basis that the Tax Confirmation would have enabled UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
(4)    the relevant Lender is a Treaty Lender and UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause (b)(vii), clause (b)(xiii) or clause (g)(iii) (as applicable)below.
(v)If UK Borrower is required to make a Tax Deduction, UK Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(vi)Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, UK Borrower making that Tax Deduction shall deliver to Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(vii)A Treaty Lender and UK Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in a timely manner in completing any procedural formalities necessary for UK Borrower to obtain authorization to make that payment without a Tax Deduction.
(viii)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause b(xi) or clause g(i) below, nothing in clause (b)(vii) above shall require a Treaty Lender to:
(1)(1)    register under the HMRC DT Treaty Passport scheme; or
(1)apply the HMRC DT Treaty Passport scheme to any advance if it has so registered,
(2)unless the Lender otherwise agrees.
(3)
(ix)A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to UK Borrower by entering into this Agreement.

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(x)A UK Non-Bank Lender shall promptly notify UK Borrower and Agent if there is any change in the position from that set out in the Tax Confirmation.
(xi)A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence in clause (e) below (for the benefit of the Agent and without liability to UK Borrower).
(xii)
(xiii) Where a Lender notifies UK Borrower as described in clause (b)(xi) above UK Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue and Customs within 30 days of the date of this Agreement and shall promptly provide Agent with a copy of that filing for delivery to the relevant Lender.
SECTION 6.
(i)If clause (b)(xi) above applies and:
(1)UK Borrower’s form DTTP2 has been rejected by HM Revenue and Customs;
(2)HM Revenue and Customs has not given UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of UK Borrower’s filing, or
(3)HM Revenue and Customs has given UK Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,
(4)and in each case, UK Borrower has notified that Lender in writing, that Lender and UK Borrower shall co-operate in a timely manner in completing any additional procedural formalities necessary for UK Borrower to obtain authorization to make that payment without a Tax Deduction.
(ii)If a Lender has not confirmed its HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence in accordance with clause (b)(xi) or clause (g)(i), UK Borrower shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance unless the Lender otherwise agrees.
(a)Tax indemnity.
(i)UK Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Protected Party in respect of a Loan Document.
(ii)Clause (c)(i) above shall not apply:
(1)with respect to any Taxes assessed on a Finance Party
i.under the law of the jurisdiction in which such Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Finance Party is treated as resident for tax purposes; or
ii.under the law of the jurisdiction in which such Finance Party’s Facility Office is located in respect of amounts received or receivable in such jurisdiction,

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if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Finance Party; or
(2)to the extent a loss, liability or cost:
i.is compensated for by an increased payment under Section 5.11(b)(iii); or
ii.would have been compensated for by an increased payment under Section 5.11(b)(iii) but was not so compensated solely because one of the exclusions in Section 5.11(b)(iv) applied;
iii.relates to US federal withholding Taxes imposed under FATCA; or
iv.is suffered or incurred in respect of the bank levy imposed by the United Kingdom government as enacted by section 73 of, and schedule 19 to, the UK Finance Act 2011; or any other levy or Tax of a similar nature which is imposed by reference to the assets and/or liabilities of any financial institution or other entity carrying out financial transactions in any jurisdiction and which has been publicly announced or and is in force at the date of this agreement,
(iii)A Protected Party making, or intending to make a claim under Section 5.11(c)(i) shall promptly notify Agent of the event which will give, or has given, rise to the claim, following which Agent shall notify UK Borrower.
(iv)A Protected Party shall, on receiving a payment from UK Borrower under this clause (c), notify Agent.
(b)Tax Credit. If UK Borrower makes a Tax Payment and the relevant Finance Party determines that:
(i)a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(ii)such Finance Party has obtained and utilized that Tax Credit,
(iii)such Finance Party shall pay an amount to UK Borrower which such Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by UK Borrower.
(c)Lender Status Confirmation.
(i)PNC Bank, National Association confirms that it holds a passport under the HMRC DT Passport scheme (reference number 13/P/63904/DTTP) and is tax resident in the United States, so that interest payable to it by the UK Borrower is generally subject to full exemption from UK withholding tax.
(ii)Bank of America, N.A., London Branch confirms that it is a Qualifying Lender (other than by virtue of being a Treaty Lender) as of the date of this Agreement.
(iii)Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the Assignment and Assumption which it executes on becoming a party, and for the benefit of Agent and without liability to UK Borrower, which of the following categories it falls within:

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(1)not a Qualifying Lender;
(2)a Qualifying Lender (other than a Treaty Lender); or
(3)a Treaty Lender.
(d)If a New Lender fails to indicate its status in accordance with clause (e)(iii) above, then such New Lender shall be treated for the purposes of this Agreement (including by UK Borrower) as if it is not a Qualifying Lender until such time as it notifies Agent which category applies (and Agent, upon receipt of such notification, shall promptly inform UK Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a New Lender to comply with clauses (e)(iii) and (f)..
(e)HMRC DT Treaty Passport scheme Confirmation.
(i)A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to UK Borrower) in the Assignment and Acceptance which it executes by including its scheme reference number and its jurisdiction of tax residence in that Assignment and Acceptance. .
(ii)Where an Assignment and Assumption includes the indication described in clause (g)(i) above in the relevant Assignment and Assumption UK Borrower which is a Party as a Borrower as at the date that the relevant Assignment and Acceptance Agreement is executed (the “Transfer Date”) shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue and Customs within 30 days of that Transfer Date and shall promptly provide Agent with a copy of that filing for delivery to the relevant Lender..
(iii)If clause (g)(ii) above applies but:
(1)UK Borrower’s form DTTP2 has been rejected by HM Revenue and Customs; or
(2)HM Revenue and Customs has not given UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of UK Borrower’s filing, and in each case, UK Borrower has notified that Lender in writing, that Lender and UK Borrower shall co-operate in a timely manner in completing any additional procedural formalities necessary for UK Borrower to obtain authorization to make that payment without a Tax Deduction. .
(f)Stamp Taxes. UK Borrower shall pay and, within ten Business Days of demand, indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document, provided that this clause (h) shall not apply in respect of any stamp duty, registration or other similar Taxes:
(i)payable in respect of any assignment or other transfer or disposal by a Lender of any of its rights or obligations under a Loan Document other than following an Event of Default or the mitigation provisions in Section 3.8; or
(ii)due as a result of registration or other action by a Lender where such registration or action is not:
(1)necessary to maintain, preserve, establish, enforce, perfect or protect the rights of the Lenders under the Loan Documents; or

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(2)required by any competent tax administration or supervisory body.
(g)Value Added Tax.
(i)All amounts set out or expressed in a Loan Document to be payable by any party to any Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to sub-clause (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Loan Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).
(ii)If VAT is or becomes chargeable on any supply made by any Finance Party (the "VAT Supplier") to any other Lender (the "VAT Recipient") under a Loan Document, and any Party other than the VAT Recipient (the "Relevant Party") is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):
(1)where the VAT Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of such VAT. The VAT Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient determines relates to the VAT chargeable on that supply; and
(2)where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent such Finance Party determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)Any reference in this Section 5.11(i) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).
(v)Except as otherwise expressly provided in Section 5.11(i), a reference to “determines” or “determined” in connection with tax provisions contained in Section 5.11(i) means a determination made in the absolute discretion of the person making the determination.
SECTION 7.CONDITIONS PRECEDENT
7.1Conditions Precedent to Initial Revolver Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date") that each of the following conditions has been satisfied or is otherwise addressed in Schedule 10.1.17:

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(a)Each Loan Document required to be executed on the Closing Date to which any Obligor is party shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.
(b)Agent shall have received (i) completed UCC financing statements for each appropriate jurisdiction and all other documentation as is necessary to perfect the Agent’s security interest in the US Collateral to the extent required by this Agreement, (ii) all necessary foreign documentation (including, without limitation, debentures) as is necessary to perfect the Agent’s security interest in the UK Collateral and (iii) UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the US Collateral and UK Collateral, except Permitted Liens.
(c)Agent shall have received (i) duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent and (ii) subject to Section 10.1.17, all Control Agreements that, in the reasonable judgment of the Agent, are required for the Obligors to comply with the Loan Documents as of the Closing Date, each duly executed by, in addition to the applicable Obligor, the applicable financial institution.
(d)Agent shall have received a certificate, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of Borrower Agent certifying (i) that as of the Closing Date, after giving effect to the initial Revolver Loans and transactions hereunder, no Default or Event of Default exists; (ii) that as of the Closing Date, after giving effect to the initial Revolver Loans and transactions hereunder, the representations and warranties set forth in Section 9 are true and correct; (iii) that each Obligor has complied with all agreements and conditions to be satisfied by it on the Closing Date under the Loan Documents; (iv) that the conditions set forth in this Section 6.1 and in Section 6.2 have been satisfied; and (v) as to such other matters as the Agent may reasonably request.
(e)Agent shall have received a certificate of a Responsible Officer of each Obligor (or a statutory director in the case of a UK Incorporated Obligor), certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown as of the Closing Date; (ii) that an attached copy of resolutions (in the case of any UK Incorporated Obligor, of both its board and its members) approving execution and delivery of and performance under this Agreement and the other Loan Documents to which it is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the applicable Loan Documents and a specimen signature of each Person authorized by the resolution referred to in clause (ii) above in relation to this Agreement and the other Loan Documents. Agent may conclusively rely on any such certificate until it is otherwise notified by the applicable Obligor in writing.
(f)Agent shall have received a written legal opinion of (i) Gibson, Dunn & Crutcher LLP, legal counsel to the Obligors and (ii) Norton Rose Fulbright LLP, legal counsel to the Agent and Lenders as to matters of English law, in each case, in form and substance satisfactory to Agent.
(g)To the extent such concept exists and is applicable under the requirements of Applicable Law of the relevant jurisdiction, Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization (where applicable). Agent shall have received good standing certificates (to the extent such concept exists and is applicable under the requirements of Applicable Law of the relevant jurisdiction) for each Obligor other than the UK Incorporated Obligors, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of

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organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.
(h)Agent shall have received copies of policies or certificates of insurance (together with related endorsements thereto) for the insurance policies carried by Obligors, all in compliance with the Loan Documents.
(i)Each Obligor shall have provided, in form and substance satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Obligor qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to such Obligor.
(j)Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2024.
(k)Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower Agent certifying as to the financial condition, solvency and related matters of the Borrower Agent and its Subsidiaries after giving effect to the transactions contemplated herein and by the other Loan Documents to occur on the Closing Date.
(l)(i) US Borrowers shall have paid all fees and expenses to be paid to Agent and US Lenders on the Closing Date and (ii) UK Borrower shall have paid all fees and expenses to be paid to Agent and UK Lenders on the Closing Date.
(m)Agent shall have received a US Borrowing Base Report and UK Borrowing Base Report, each prepared as of April 30, 2025. Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit (if any) on the Closing Date, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $35,000,000.
(n)Agent shall have received duly authorized, executed and delivered copies of the Intercreditor Agreement, the Term Loan Agreement and the other material Term Loan Documents and, substantially concurrently with the funding of the Revolver Loans on the Closing Date, the term loans to be advanced under the Term Loan Agreement shall have been funded.
(o)In the case of a UK Incorporated Obligor whose shares are the subject of a UK Security Agreement (i) Agent shall have received a certificate of that UK Incorporated Obligor certifying that no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006 (UK)) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006 (UK)) of that UK Incorporated Obligor, which is certified by a director of that UK Incorporated Obligor to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date, or (ii) a certificate of that UK Incorporated Obligor certifying that such UK Incorporated Obligor is not required to comply with Part 21A of the Companies Act 2006 (UK).
(p)In the case of a UK Incorporated Obligor, a certificate signed by a director confirming that the guaranteeing or securing, as appropriate, of the Obligations under this Agreement or the execution of this Agreement would not cause any guarantee,

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security or similar limit binding on it to be exceeded and that each copy document referred to in Section 6.1(f) is correct, complete, and (to the extent executed) in full force and effect and has not been amended or superseded as at a date no earlier than the Closing Date.
7.2Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to make any credit extension hereunder (including funding a Revolver Loan, arranging a Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:
(a)No Default or Event of Default is continuing;
(b)The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;
(c)All conditions precedent in each Loan Document are satisfied;
(d)Since December 31, 2024, no event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and
(e)With respect to a Letter of Credit issuance, all LC Conditions are satisfied.
Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it deems appropriate.
SECTION 8.COLLATERAL
8.1Grant of Security Interest in US Collateral. To secure the prompt payment and performance of its US Obligations, each US Incorporated Obligor hereby grants to Agent, for the benefit of US Secured Parties, a continuing security interest in and Lien on all personal Property of such US Obligor, including, without limitation, the following, whether now owned or hereafter acquired, and wherever located:
(a)all Accounts;
(b)all Chattel Paper, including electronic chattel paper;
(c)all Commercial Tort Claims, including those shown on Schedule 9.1.16;
(d)all Deposit Accounts and Securities Accounts;
(e)all Documents;
(f)all General Intangibles, including Intellectual Property;
(g)all Goods, including Inventory, Equipment and fixtures;
(h)all Instruments;
(i)all Investment Property;

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(j)all Letter-of-Credit Rights;
(k)all Supporting Obligations;
(l)all monies, whether or not in the possession or under the control of Agent, including any Cash Collateral;
(m)all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any US Collateral; and
(n)all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
(o)Notwithstanding the foregoing, no security interest is granted in or Lien granted upon any Excluded Assets.
8.2Lien on Deposit Accounts; Cash Collateral.
8.2.1Deposit Accounts. Agent's Lien hereunder encumbers all amounts credited to any Deposit Account (other than a Trust Account) of each US Incorporated Obligor, including sums in any blocked, lockbox, sweep or collection account. Each US Incorporated Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request of Agent during any Dominion Trigger Period, all balances in any Deposit Account, other than Trust Accounts, maintained for or by such US Incorporated Obligor, without inquiry into the authority or right of Agent to make such request.
8.2.2Cash Collateral. Cash Collateral may be invested, at Agent's discretion (with the consent of Borrower Agent, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each US Incorporated Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of such Obligations as they become due, in such order as Agent may elect. All Cash Collateral and related Deposit Accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.
8.3[Reserved].
8.4Pledged Equity Interests and Pledged Debt Instruments.
8.4.1Investment Property and other Equity Interests.
(a)Pledged Interests. Schedule 7.4.1 sets forth all Equity Interests and Investment Property owned by each US Obligor as of the Closing Date (as such schedule shall be updated in accordance with this section, the "Pledged Interests") and each US Obligor hereby pledges, collaterally assigns, transfers and conveys, and grants a security interest in and Lien on, in favor of the Agent, for the benefit of the Secured Parties, all of such Obligor’s right, title and interest in, to, and under the Pledged Interests owned by it. Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(d), each US Obligor shall notify Agent of any update to Schedule 7.4.1 for any Pledged Interests acquired since the last delivered Compliance Certificate.
(b)Delivery of Certificates. Subject to the Intercreditor Agreement, all certificates representing or evidencing any Investment Property or Equity Interests constituting US Collateral hereunder, shall be delivered to and held by or on behalf of

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Agent, shall be in suitable form for further transfer by delivery, and shall be accompanied by all instruments of transfer or assignment requested by Agent, duly executed in blank and in form and substance acceptable to Agent. The Pledged Interests consisting of Equity Interests pledged hereunder have been duly authorized and validly issued and are fully paid and non-assessable.
(c)Issuer Agreements. Each US Incorporated Obligor that is the issuer of any Pledged Interests hereby (a) acknowledges the security interest and Lien of Agent in such US Collateral granted by the US Incorporated Obligor owning such Pledged Interests and (ii) agrees that, with respect to any such Pledged Interests but subject to the Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, it will comply with the instructions originated by Agent without further consent of any other Obligor.
(d)Distributions on Investment Property and other Equity Interests. In the event that any cash dividend or cash distribution (a "Dividend") is to be paid in accordance with this Agreement on any Pledged Interests of any US Incorporated Obligor at a time when no Event of Default has occurred and is continuing, such Dividend may be paid directly to the applicable Obligor. If an Event of Default has occurred and is continuing, then, subject to the Intercreditor Agreement, any such Dividend or payment shall be paid directly to Agent for the benefit of the US Secured Parties.
(e)Voting Rights with respect to Equity Interests. So long as no Event of Default has occurred and is continuing, US Incorporated Obligors shall be entitled to exercise any and all voting and other consensual rights pertaining to any of the Pledged Interests or any part thereof for any purpose not prohibited by the terms of this Agreement. If an Event of Default has occurred, upon written notice to Borrower Agent from (and to the extent elected by) the Agent, all rights of Obligors to exercise the voting and other consensual rights that Obligors would otherwise be entitled to exercise shall be suspended and all such rights, subject to the Intercreditor Agreement, shall thereupon become vested in Agent for the benefit of the US Secured Parties during the continuation of such Event of Default, and Agent, subject to the Intercreditor Agreement, shall (i) have the sole right to exercise such voting and other consensual rights during the continuation of such Event of Default and (ii) thereupon have the right to act with respect thereto as though it were the outright owner thereof.
(f)Securities Accounts. Each US Incorporated Obligor irrevocably authorizes and directs each securities intermediary or other Person with which any securities account or similar investment property is maintained, if any, upon written instruction of the Agent (with a copy to the Borrower Agent), to dispose of such US Collateral at the direction of the Agent and comply with the instructions originated by Agent without further consent of any Obligor. The Agent agrees with the Obligors that such instruction shall not be given by the Agent unless an Event of Default has occurred and is continuing.
8.4.2Partnership and Limited Liability Company Interests.
(a)Except with respect to partnership interests and limited liability company interests evidenced by a certificate, which certificate, subject to the Intercreditor Agreement, has been pledged and delivered to the Agent pursuant to Section 7.4.1 hereof, no Obligor, nor any Subsidiary of an Obligor, that is a partnership or a limited liability company shall, permit such Obligor or Subsidiary’s partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate. Each Obligor agrees that such partnership interests or membership interests shall constitute General Intangibles.

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(b)Each Obligor covenants and agrees that each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which an Obligor is a party and relating to any Pledged Interests (as amended, restated, supplemented or otherwise modified from time to time, each a "Pledged Interest Governing Document") is hereby amended by this Section 7.4.2 (i) to permit each member, manager and partner that is an Obligor (1) to pledge all of the Pledged Interests in which such Obligor has rights, (2) to grant and collaterally assign to the Agent, for the benefit of each Secured Party, a lien on and security interest in such Pledged Interests and (3) to, upon, subject to the Intercreditor Agreement, any foreclosure by the Agent on such Pledged Interests (or any other sale or transfer of such Pledged Interests in lieu of such foreclosure), transfer to the Agent (or to the purchaser or other transferee of such Pledged Interests in lieu of such foreclosure) its rights and powers to manage and control the affairs of the applicable issuer of the Pledged Interest (the "Pledged Issuer"), in each case, without any further consent, approval or action by any other party other than the Term Loan Agent, including, without limitation, any other party to any Pledged Interest Governing Document or otherwise and (ii) to provide that (1) the bankruptcy or insolvency of such Obligor shall not cause such Obligor to cease to be a holder of such Pledged Interests, (2) upon the occurrence of such an event, the applicable Pledged Issuer shall continue without dissolution and (3) such Obligor waives any right it might have to agree in writing to dissolve the applicable Pledged Issuer upon the bankruptcy or insolvency of such Obligor, or the occurrence of an event that causes such Obligor to cease to be a be a holder of such Pledged Interests.
(c)Upon the occurrence and during the continuance of an Event of Default, the Agent or its designee shall have the right (but not the obligation) to be substituted for the applicable Obligor as a member, manager or partner under the applicable Pledged Interest Governing Document, and the Agent or its designee shall have all rights, powers and benefits of such Obligor as a member, manager or partner, as applicable, under such Pledged Interest Governing Document in accordance with the terms of this Section 7.4.2. For avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder.
(d)During the continuance of an Event of Default, no further consent, approval or action by any other party, including, without limitation, any other party to the applicable Pledged Interest Governing Document or otherwise shall be necessary to permit, subject to the Intercreditor Agreement, the Agent or its designee to be substituted as a member, manager or partner pursuant to this Section 7.4.2. The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Agent, on its own behalf and on behalf of each other Secured Party, and each of their respective successors, assigns and designees, as intended third party beneficiaries.
(e)Each Obligor and each applicable Pledged Issuer agrees that during the period from the Closing Date until the Full Payment of the Obligations, no Pledged Interest Governing Document shall be amended to be inconsistent with the provisions of this Section 7.4.2 without the prior written consent of the Agent.
8.4.3Pledged Debt and Instruments.
(a)Schedule 7.4.3 sets forth all debt securities issued to or held by each Obligor to the extent included in the US Collateral on the Closing Date ("Pledged Debt"). With respect to any such debt securities that constitute an Instrument, each Obligor shall, subject to the Intercreditor Agreement, deliver to Agent all such Instruments to Agent duly indorsed in blank; provided that the Obligors shall not be required to deliver any instrument constituting a Debt in favor of the Obligors with a value of less than $500,000 individually or, when taken together with other such Debt excluded under this proviso, $1,000,000 in the aggregate at any time.

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(b)Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(d), each Obligor shall promptly notify Agent of any update to Schedule 7.4.3 for any Pledged Debt acquired since the last delivered Compliance Certificate.
8.5Miscellaneous Collateral Provisions.
8.5.1Commercial Tort Claims. Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(d), each US Incorporated Obligor shall promptly notify Agent in writing if any US Incorporated Obligor has acquired a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, Commercial Tort Claims in the aggregate amount less than $500,000) since the last delivered Compliance Certificate, shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems reasonably appropriate to subject such claim to a duly perfected, first priority Lien (other than with respect to the Lien of the Term Loan Agent to the extent set forth in the Intercreditor Agreement) in favor of Agent.
8.5.2Certain After-Acquired Collateral. Concurrently with the delivery of each Compliance Certificate pursuant to Section 10.1.2(d), each Obligor shall (a) promptly notify Agent if an Obligor obtains an interest in any Deposit Account, Securities Account, Chattel Paper, Document, Instrument, Intellectual Property, Investment Property or Letter-of-Credit Right since the date of the last delivered Compliance Certificate, and (b) upon request, any US Incorporated Obligor shall take such actions as Agent deems reasonably appropriate to effect its perfected, first priority Lien (other than with respect to the Lien of the Term Loan Agent to the extent set forth in the Intercreditor Agreement) on the Collateral, including obtaining any possession, Control Agreement or Lien Waiver. If Collateral is in the possession of a third party, each applicable Obligor shall obtain an acknowledgment (in form and substance satisfactory to Agent) from such party that it holds the Collateral for the benefit of Agent.
8.5.3Limitations. The Lien on US Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall any Obligor's grant of a Lien under any Loan Document secure its Excluded Swap Obligations.
8.5.4Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as "all assets" or "all personal property" of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral, including any pre-filing of financing statements.
SECTION 9.COLLATERAL ADMINISTRATION
9.1Borrowing Base Reports.
8.1.1    US Borrowing Base Reports. By the applicable Reporting Date, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to US Lenders) a US Borrowing Base Report, appropriately completed, executed, and delivered by a Senior Officer of Borrower Agent, as of the close of business of the previous week or month, as applicable, and at such other times as Agent may request (including, without limitation, weekly or monthly reporting of rolling forward accounts receivable data by reporting weekly or monthly sales, cash collections and credits and monthly reporting of gross inventory, inventory ineligibles and accounts receivable ineligibles). All information (including calculation of US Availability) in a US Borrowing Base Report shall be certified by Borrower Agent. Agent may from time to time adjust such report in its Permitted Discretion (a) to reflect Agent's reasonable estimate of declines in value of any US Collateral, due to collections received in any Dominion Account or otherwise; (b) to adjust

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advance rates to reflect changes in dilution, quality, mix and other factors affecting the US Collateral; and (c) to the extent any information or calculation does not comply with this Agreement or does not accurately reflect the US Availability Reserve.
9.2    8.1.2    UK Borrowing Base Reports. By the applicable Reporting Date, UK Borrower shall deliver to Agent (and Agent shall promptly deliver same to UK Lenders) a UK Borrowing Base Report, appropriately completed, executed, and delivered by a Senior Officer of UK Borrower, as of the close of business of the previous week or month, as applicable, and at such other times as Agent may request (including, without limitation, weekly or monthly reporting of rolling forward accounts receivable data by reporting weekly or monthly sales, cash collections and credits and monthly reporting of gross inventory, inventory ineligibles and accounts receivable ineligibles). All information (including calculation of UK Availability) in a UK Borrowing Base Report shall be certified by UK Borrower. Agent may from time to time adjust such report in its Permitted Discretion (a) to reflect Agent's reasonable estimate of declines in value of any UK Collateral, due to collections received in any Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting the UK Collateral; and (c) to the extent any information or calculation does not comply with this Agreement or does not accurately reflect the UK Availability Reserve
9.3Accounts.
9.3.1Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on each Reporting Date and, following and during the continuance of any Default, on such other periodic basis as Agent may request. Each Obligor shall also provide to Agent, on or before the applicable Reporting Date, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account's Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts (other than through the payment thereof in the Ordinary Course of Business), Obligors shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.
9.3.2Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral.
9.3.3Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
9.3.4Maintenance of Dominion Account. Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent; provided that lockboxes shall not be required in the UK or any other jurisdiction where lockboxes are not available. Obligors shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent's control over and Lien in the lockbox or Dominion Account (which with respect to the Dominion Accounts of US Incorporated Obligors may be exercised by Agent during any Dominion Trigger Period) requiring immediate deposit of all

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remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. Subject to Section 10.1.17, Dominion Accounts of UK Incorporated Obligors shall be under the sole dominion and exclusive control of the Agent. If a Dominion Account is not maintained with Bank of America, Agent may (during any Dominion Trigger Period with respect to the Dominion Accounts of US Incorporated Obligors) require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
9.3.5Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.
9.4Inventory.
9.4.1Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on each Reporting Date and, following and during the continuance of an Event of Default, on such other periodic basis as Agent may request. Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.
9.4.2Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Dollar amount of all Inventory returned in any month exceeds $1,000,000; and (d) any net cash payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations without a corresponding commitment reduction.
9.4.3Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA (if applicable). No Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory. Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any material portion of the Collateral is located.
9.5Equipment.
9.5.1Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Obligors shall deliver to Agent evidence of their ownership or interests in any Equipment.
9.5.2Dispositions of Equipment. No Obligor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than any such disposal constituting a Permitted Asset Disposition.

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9.5.3Condition of Equipment. The Obligors shall cause the Equipment to be maintained in satisfactory operating condition and repair, and shall make all necessary replacements and repairs so that the value and operating efficiency of the Equipment are preserved at all times, reasonable wear and tear excepted. No Obligor shall permit any Equipment to become permanently affixed to Real Estate so as to become “fixtures” unless any landlord or mortgagee delivers a Lien Waiver.
9.6Deposit Accounts and Securities Accounts. Schedule 8.5 lists all Deposit Accounts and Securities Accounts maintained by Obligors as of the Closing Date, including Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent's first priority Lien on each Deposit Account and Securities Account other than Trust Accounts, provided, however, that Obligors shall not be obligated to deliver to Agent a Control Agreement with respect to any Excluded Account. Obligors shall be the sole account holders of each Deposit Account and Securities Account and shall not allow any Person (other than Agent and the depository bank or securities intermediary) to have control over their Deposit Accounts or Securities Accounts or any Property deposited therein. Obligors shall promptly notify Agent of any opening or closing of a Deposit Account or Securities Account and, with the consent of Agent, will supplement Schedule 8.5 to reflect the same.
9.7General Provisions.
9.7.1Location of Collateral. All tangible items of Collateral, other than Inventory in-transit or de minimis Collateral in possession of employees in the Ordinary Course of Business, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 or such other locations as may be agreed to in writing by the Agent (each, an “Approved Location”), except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; (b) move Collateral of a US Incorporated Obligor to another Approved Location in the United States; and (c) permit Inventory to be held at other locations for repair, refurbishment or processing, all in the Ordinary Course of Business so long as Obligors shall have obtained Lien Waivers with respect to any Inventory with a value in excess of $50,000 held at a processor for more than 30 days.
9.7.2Insurance of Collateral; Condemnation Proceeds.
(a)Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved in writing by Agent in its discretion) satisfactory to Agent; provided, that if Real Estate secures any Obligations, flood hazard diligence, documentation and insurance for such Real Estate shall comply with all Flood Laws or shall otherwise be satisfactory to all Lenders. Subject to Section 8.6.2(b), all proceeds under each policy shall be payable to Agent. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Each policy shall include endorsements reasonably satisfactory to Agent (i) showing Agent as lender's loss payee; (ii) requiring 30 days’ prior written notice to Agent of cancellation of the policy for any reason whatsoever (except 10 days’ prior written notice for cancellation due to nonpayment of premiums); and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, in its discretion, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent may settle, adjust and compromise such claims, subject to the Intercreditor Agreement.
(b)Within five Business Days of the receipt of any proceeds of insurance (other than workers' compensation) and awards from condemnation of any ABL Priority Collateral, Obligors shall prepay Revolver Loans with the net cash proceeds thereof, to the extent (i) such proceeds are in excess of $1,000,000, (ii) an Event of Default has

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occurred and is continuing on the date of receipt of such net cash proceeds, or (iii) such proceeds are not utilized by Obligors to repair or replace any such ABL Facility First Lien Collateral within 180 days following the date of receipt (or, if the applicable Obligor has entered into a binding commitment to repair or replace within such period, within 90 days following the date of such binding commitment).
9.7.3Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors' sole risk.
9.7.4Defense of Title. Each Obligor shall defend its title to Collateral and Agent's Liens therein against all Persons, claims and demands, except Permitted Liens.
9.8Power of Attorney; Irrevocable Proxy. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent's designee, may (in its discretion), without notice and in either its or an Obligor's name, but at the cost and expense of Obligors:
(a)Endorse an Obligor's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and
(b)During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts, Securities Accounts or investment accounts (other than Excluded Accounts), and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker's acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Obligor's obligations under the Loan Documents.
(c)Subject to the Intercreditor Agreement, in addition to each of the foregoing and any other rights of Agent as set forth herein or in any other Loan Documents, each Obligor grants to the Agent (through itself, its representatives, designees or agents), an IRREVOCABLE PROXY, to vote all or any part of such Obligor’s Collateral constituting Equity Interests from time to time, in each case in any manner Agent deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and

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waivers with respect to the Collateral, calling special meetings of the holders of the Collateral of any issuer of Equity Interests constituting Collateral and voting at such meetings). To the extent permitted by Applicable Law, the irrevocable proxy granted hereby is effective automatically without the necessity that any other action (including, without limitation, that any transfer of any of the Collateral be recorded on the books and records of the relevant Obligor or issuer of Equity Interests constituting Collateral) be taken by any Person (including the relevant Obligor or such issuer or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Obligor, and shall terminate only upon the termination of all Obligations. Each Obligor covenants and agrees that prior to the expiration of such IRREVOCABLE PROXY pursuant to Applicable Law, if applicable, such Obligor will reaffirm such irrevocable proxy in a manner reasonably satisfactory to the Agent. Notwithstanding the foregoing, Agent shall only exercise the irrevocable proxy set forth in this Section 8.7(c) while any Event of Default has occurred and/or is continuing, and immediately upon written waiver of such Event of Default (and so long as no separate or future Event of Default has occurred and/or is continuing), shall promptly (or take all reasonably necessary actions available) discontinue exercise of such irrevocable proxy. Each Obligor covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of Applicable Law) of the irrevocable proxy granted pursuant to this Section 8.7(c), such Obligor shall automatically be deemed to grant the Agent a new irrevocable proxy, on the same terms as those previously granted pursuant to this Section 8.7(c). Upon the written request of the Agent, such Obligor agrees to deliver to the Agent, on behalf of the Agent and the other Secured Parties, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Secured Parties to vote the Collateral constituting Equity Interests after the occurrence and during the continuance of an Event of Default.
9.9Intellectual Property.
9.10(a)    Each Obligor shall, and shall cause each of its Subsidiaries to, process all documents reasonably required to maintain all registrations and applications for registration of all of the Intellectual Property of such Obligor and its Subsidiaries, including but not limited to (i) the prompt filing of affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of the material registered Trademarks of such Obligor and its Subsidiaries, (ii) the timely payment of all fees and disbursements in connection therewith as well as any post-issuance fees due in connection with Patents, and (iii) refraining from the abandonment of any filing of affidavit of use or any application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Agent (other than with respect to registrations and applications deemed by such Obligor or such Subsidiary in its reasonable business judgment to be no longer prudent to pursue).
9.11(b)    Each Obligor shall, and shall cause each of its Subsidiaries to, diligently prosecute all applications for registrations of Intellectual Property listed on Schedule 9.1.11 (as updated from time to time), in each case for such Obligor, and not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Agent (other than applications that are deemed by such Obligor in its reasonable business judgment to be no longer prudent to pursue).

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SECTION 10.REPRESENTATIONS AND WARRANTIES
10.1General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Obligor represents and warrants to Agent and Lenders that:
10.1.1Organization and Qualification. Each Obligor and Subsidiary (a) is duly organized or incorporated, validly existing and in good standing (to the extent such concept exists and is applicable under the requirements of Applicable Law of the relevant jurisdiction) under the laws of the jurisdiction of its organization or incorporation and (b) has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing (to the extent such concept exists and is applicable under the requirements of Applicable Law for the relevant jurisdiction) as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is (i) an Affected Financial Institution or (ii) a Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and Lenders is true and complete in all respects.
10.1.2Power and Authority. Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents (including through electronic means) have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor's Property.
10.1.3Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or (ii) with respect to UK Incorporated Obligors only, the Legal Reservations.
10.1.4Capital Structure. Schedule 9.1.4 shows, for each Obligor and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests, as of the Closing Date. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person or been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent's Lien and the Lien of the Term Loan Agent, and all such Equity Interests are duly issued, fully paid and non-assessable (to the extent applicable). With respect to any UK Incorporated Obligor whose shares are subject to Liens under the relevant Loan Documents, its shares are fully paid and not subject to any option to purchase or similar rights that prejudice such Liens and its constitutional documents do not restrict or inhibit any transfer of those shares on creation or enforcement of such Liens in a manner which is materially adverse to the interests of the Lenders, taken as a whole (other than to the extent such restrictions or inhibitions are required by applicable law). There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any UK Incorporated Obligor (including any option or right of pre-emption or conversion). There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary. Obligors will amend or supplement Schedule 9.1.4 from time to time to reflect changes thereto as a result of a Permitted Acquisition or other transaction permitted hereunder or otherwise with the consent of Agent.
10.1.5Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Obligor and Subsidiary has

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paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties. All Liens of Agent in the Collateral are duly perfected, valid and enforceable first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent's Liens.
10.1.6Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account shown as an Eligible Account in a Borrowing Base Report, that:
(a)it is genuine and in all respects what it purports to be;
(b)it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;
(d)it is not subject to any offset, Lien (other than Agent's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency of any kind;
(e)no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC or other Applicable Law, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice;
(f)no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and
(g)to the best of Obligors' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor's customary credit standards, is Solvent (or in the case of a jurisdiction other than the US, the equivalent solvency or insolvency standard), is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.
10.1.7Financial Statements; Solvency. The consolidated and consolidating balance sheets, and related statements of operations, income, cash flow and shareholders equity, of Borrowers and of Borrower Agent and its Subsidiaries, as applicable, that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time; it being acknowledged and agreed by Lenders, however, that projections as to future events are not viewed as facts and the actual results during the period or periods covered by said projections may differ from the projected results and that the differences may be material. Since December 31, 2024, there has been no change in the condition, financial or otherwise, of any Obligor or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. Each Obligor and each of its Subsidiaries is Solvent. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any

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material fact necessary to make such statement not materially misleading. The Obligors and their Subsidiaries, taken as a whole, are Solvent.
10.1.8Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that ensures payment or performance of any obligation of any Person, except as permitted hereunder.
10.1.9Taxes. Each Obligor and Subsidiary has timely filed all federal, state and local tax returns and other reports that it is required by law to file, and has timely paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable (whether or not shown on a tax return, and including in its capacity as a withholding agent), except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
10.1.10Brokers. There are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.
10.1.11Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except to the extent that any failure to own or have such rights to use any Intellectual Property would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to any Obligor's knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 9.1.11, no Obligor or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction, owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary as of the Closing Date is shown on Schedule 9.1.11.
10.1.12Governmental Approvals. Each Obligor and each Subsidiary has, is in compliance with, and, to the extent such concept is applicable in such jurisdiction, is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except to the extent the failure to have such Governmental Approval, to be in compliance therewith or otherwise to be in good standing in respect thereof would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and each Obligor and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the failure to possess any such effective license, permit or certificate, or any noncompliance therewith, could not reasonably be expected to have a Material Adverse Effect.
10.1.13Compliance with Laws. Each Obligor and each Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or any Subsidiary under any Applicable Law which could reasonably be expected to have a Material Adverse Effect. No inventory has been produced in violation of the FLSA.
10.1.14Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, as of the Closing Date, neither any Obligor’s nor any Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action of a material nature is needed to address any environmental pollution, hazardous material or environmental clean-up. Neither any Obligor nor any Subsidiary has received any Environmental Notice which would reasonably be expected to result in a

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material liability to such Obligor or such Subsidiary. Neither any Obligor nor any Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it where such liability could reasonably be expected to result in a Material Adverse Effect.
10.1.15Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement as of the Closing Date, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.
10.1.16Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor's knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary.
10.1.17No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract. As of the Closing Date, there is no basis upon which any party (other than an Obligor or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.
10.1.18ERISA. Except as disclosed on Schedule 9.1.18:
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or prototype opinion from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Obligor or Subsidiary, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. Each Obligor and Subsidiary and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)There are no pending or, to the knowledge of any Obligor or Subsidiary, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect; (iii) neither any Obligor nor any Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Obligor nor any Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Obligor nor any Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(d)Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan, (i) all employer and employee contributions

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required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing (to the extent such concept exists and is applicable under the requirements of Applicable Law of the relevant jurisdiction) with applicable regulatory authorities.
(e)Except as disclosed on Schedule 9.1.18, no Obligor or any Subsidiary is or has at any time been (A) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or (B) is or has at any time been “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) of such an employer.
(f)No Obligor or any Subsidiary has been issued a Financial Support Direction or Contribution Notice in respect of any pension scheme. Each Obligor shall immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issuance of a Financial Support Direction or a Contribution Notice to any Obligor or any Subsidiary in relation to the UK Defined Benefit Pension Scheme, or the issuance of any such Financial Support Direction or Contribution Notice.
10.1.19Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, that could reasonably be expected to result in a Material Adverse Effect, including any actual or threatened termination, limitation or modification of the Volvo Contract, any material reduction in the volume of business conducted thereunder with respect to the “6700 Program” from the levels set forth in the Audited Financial Statements or any Obligor’s or Subsidiary’s loss of the “Standard Position” thereunder.
10.1.20Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date no Obligor or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. Except as described on Schedule 9.1.20, as of the Closing Date there are no material grievances, disputes or controversies with any union or other organization of any Obligor's or Subsidiary’s employees, or, to any Obligor's or Subsidiary’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
10.1.21Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.
10.1.22Not a Regulated Entity. No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
10.1.23Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Revolver Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

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10.1.24Sanctions; Anti-Corruption Laws. No Obligor, Subsidiary or any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a country or territory that is the target of any Sanction. The Obligors and their Subsidiaries have conducted their business in compliance with and have instituted and maintain policies and procedures designed to promote and achieve continued compliance with all applicable Anti-Corruption Laws.
10.1.25Insurance. The Properties and businesses of each Obligor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Obligor or Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the applicable Obligor or the applicable Subsidiary operate. All such insurance policies are in full force and effect, all premiums have been duly paid and neither any Obligor nor any of its Subsidiaries has received a written notice of violation or cancelation thereof.
10.1.26UK Charges. Under the law of each Obligor’s jurisdiction of incorporation it is not necessary that any UK Security Agreement be filed, recorded on enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any UK Security Agreement or the transactions contemplated by any UK Security Agreement, except (a) registration of particulars of each Security Document executed by a UK Incorporated Obligor at Companies House in accordance with Part 25 (Company Charges) of the Companies Act 2006 (UK) or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (UK), (b) registration of each Security Document executed by a UK Incorporated Obligor and pertaining to Real Estate at the HM Land Registry in England and Wales and payment of associated fees, (c) filing, registration or recordation on a voluntary basis or as required in order to perfect the security interest created by any UK Security Agreement in any relevant jurisdiction and (d) in each case, payment of associated fees, stamp taxes or mortgage duties.
10.1.27Centre of Main Interests and Establishments. The “centre of main interest” (as that term is used in the Cross Border Insolvency Regulations 2006 (the “Regulation”)) of each UK Incorporated Obligor is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in the Regulation) in any other jurisdiction.
10.1.28Pari Passu Ranking. The payment obligations under the Loan Documents of each UK Incorporated Obligor rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
10.1.29Ranking. Subject to the Legal Reservations, each UK Security Agreement has or will have the ranking in priority which it is expressed to have in the relevant UK Security Agreement and, other than as permitted under or contemplated by the Loan Documents, it is not subject to any prior ranking or pari passu ranking Lien, subject to Permitted Liens.
10.1.30DAC6. The Borrower Agent shall, promptly following a request by any Lender, use its reasonable endeavours to co-operate with any Lender by providing any information reasonably requested by such Lender in order to assist such Lender in determining whether or not a transaction in relation to which a Revolver Loan forms part is a reportable cross-border arrangement for the purposes of DAC6 in a jurisdiction in which any Obligor or Subsidiary has a reporting obligation pursuant to the implementation of DAC6 in that jurisdiction.
10.1.31PSC. Each UK Incorporated Obligor shall within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 and promptly provide the Agent with a copy of that notice.
10.2Complete Disclosure. Neither any Loan Document nor any financial statements delivered to the Agent (other than (a) projections, budgets, estimates and other forward looking statements, and (b) information of a general economic or general industry nature), contained, when

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delivered to the Agent and taken as a whole, any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of all of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto). There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, to the best knowledge of each Obligor, the information included in any Beneficial Ownership Certification (if any) provided on or prior to the Closing Date to the Agent or any Lender in connection with this Agreement is true and correct in all respects.
SECTION 11.COVENANTS AND CONTINUING AGREEMENTS
11.1Affirmative Covenants. As long as any Revolver Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:
11.1.1Inspections; Appraisals.
(a)Permit Agent from time to time, subject (unless a Default or Event of Default has occurred and is continuing) to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, conduct appraisals, inspect, audit and make extracts from any Obligor's or Subsidiary's books and records (other than information which is subject to attorney-client privilege or would result in a breach of a confidentiality obligation of the Obligors to any other Person so long as (i) Obligors make Agent aware of the exercise of such omission and (ii) with respect to confidentiality obligations only, uses reasonable effort to communicate any material information in a manner that does not violate such confidentiality obligations), and discuss with its officers, employees, agents, advisors and independent accountants such Obligor's or Subsidiary's business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit, appraisal or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.
(b)Reimburse Agent for all its reasonable charges, costs and expenses in connection with (i) examinations of Obligors' books and records or any other financial or Collateral matters as it deems appropriate, up to one (1) time per Loan Year and, if an Inspection Trigger Event occurs, up to one (1) additional time during the 12 months following such occurrence; and (ii) appraisals of Inventory, up to one (1) time per Loan Year and, if an Inspection Trigger Event occurs, up to one (1) additional time during the 12 months following such occurrence; provided, that if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by Obligors without regard to such limits. Obligors shall pay Agent's then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.
11.1.2Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:
(a)as soon as available, and in any event within 90 days after the close of each Fiscal Year, (i) balance sheets as of the end of such Fiscal Year and the related statements of income, operations, cash flow and shareholders’ equity for such Fiscal Year, on Consolidated and consolidating bases for the Borrower Agent and its Subsidiaries; provided that (A) such consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Obligors and acceptable to Agent and accompanied by a report and an opinion by KPMG LLP or such other acceptable certified public

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accountants (which report and opinion shall not include (x) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Borrower Agent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit or (y) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 10.3), and shall set forth in comparative form corresponding figures for (1) the preceding Fiscal Year and (2) the most recent Projections, together with such supporting documentation as the Agent may reasonably request and (B) such consolidating statements shall be certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes, and (ii) comprehensive management discussion and analysis reports with respect to the amounts added back pursuant to clauses (viii) and (x) of the definition of Consolidated EBITDA;
(b)as soon as available, and in any event within 45 days after the close of each Fiscal Quarter (but within 60 days after the last Fiscal Quarter in each Fiscal Year), (i) unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income, operations, cash flow and shareholders’ equity for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on Consolidated and consolidating bases for the Borrower Agent and its Subsidiaries and on a Consolidated basis for the Approved Obligors, in each case, setting forth in comparative form corresponding figures for (A) the preceding Fiscal Year, and (B) the most recent Projections, together with such supporting documentation as the Agent may reasonably request, certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes, and (ii) comprehensive management discussion and analysis reports with respect to the amounts added back pursuant to clauses (viii) and (x) of the definition of Consolidated EBITDA;
(c)as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on Consolidated and consolidating bases for the Borrower Agent and its Subsidiaries and on a Consolidated basis for the Approved Obligors, in each case, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;
(d)concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Responsible Officer of Borrower Agent for the period then ended;
(e)concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Obligors by their accountants in connection with such financial statements;
(f)not later than 30 days after the end of each Fiscal Year, projections of (i) the Borrower Agent and its Subsidiaries on a Consolidated basis with respect to the same financial statements set forth in Section 10.1.2(c), (ii) the Borrower Agent and its Subsidiaries on a consolidating basis with respect to the same financial statements set forth in Section 10.1.2(c) and (iii) Availability for the next Fiscal Year, in each case, month by month for the then-current Fiscal Year, together with such supporting

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documentation with respect thereto as the Agent may reasonably request (collectively, the “Projections”);
(g)concurrently with the delivery of the financial statements under clause (b) above, and to the extent not provided pursuant to Section 8.1, a summary listing of the trade payables of the Borrower Agent and its Subsidiaries, and a detailed trade payable aging, all in form satisfactory to Agent;
(h)promptly (and in any event within 5 days) upon availability, copies of the Borrower Agent’s five (5) year strategic plan and any updates thereto;
(i)promptly (and in any event within 5 days) after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;
(j)promptly (and in any event within 5 days) after the sending or filing thereof, copies of any annual report to be filed in connection with each Pension Plan, Plan or Foreign Plan;
(k)promptly (and in any event within 5 days) following any written request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation;
(l)promptly following receipt, a copy of any material notice from the Pensions Regulator in which it proposes to take action which may result in the issuance of a Contribution Notice or Financial Support Direction in respect of any pension plan;
(m)promptly (and in any event within 5 days) after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Obligor other than routine inquiries by such Governmental Authority;
(n)promptly (and in any event within 5 days) after execution, receipt or delivery thereof, copies of any material notices that any Obligor executes or receives in connection with any Material Contract;
(o)(i) promptly (and in any event within 2 Business Days) after submission to the board of directors of the Borrower Agent in preparation for any quarterly meeting of the entire board of directors of the Borrower Agent, or (ii) promptly (and in any event within 5 Business Days) after any other meeting of the board of directors of the Borrower Agent at which any issue, action or transaction that is not de minimis is presented to and approved by such board, in each case, copies of all reports and other information submitted or prepared in connection therewith, and copies of all board minutes related thereto, excluding, in each case, (A) any information which is subject to attorney-client privilege or would result in a breach of a confidentiality obligation of the Obligors to any other Person, and (B) any information related to the refinancing of the Obligations or the Revolving Loan Debt, so long as, in the case of the foregoing clauses (A) and (B), (1) the Borrower Agent makes the Agent aware of the exercise of such omission and (2) with respect to confidentiality obligations only, uses reasonable effort to communicate any material information in a manner that does not violate such confidentiality obligations);

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(p)simultaneously with the delivery of the financial statements of the Borrower Agent and its Subsidiaries required by clauses (a), (b) and (c) of this Section 10.1.2, if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted under this Agreement, the consolidated financial statements of the Borrower Agent and its Subsidiaries delivered pursuant to (a), (b) and (c) of this Section 10.1.2 will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for financial statements for the three previous years, in form and substance reasonably satisfactory to the Agent;
(q)concurrently with the delivery of financial statements pursuant to clauses (b) and (c) of this Section 10.1.2, a report setting forth the key performance indicators set forth in Schedule 10.1.2(q); and
(r)such other reports and information (financial or otherwise, including consolidating balance sheets, related statements of income, operations, cash flow and stockholders’ equity, but excluding any information which constitutes attorney work product or is subject to the attorney-client privilege or other confidentiality arrangements with third parties) promptly following the Agent’s written request therefor from time to time in connection with any Collateral or the Borrower Agent’s or any Subsidiary’s financial condition or business.
Documents required to be delivered pursuant to Section 10.1.2(a), (b) or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower Agent posts such documents, or provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 1.1, or (b) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided, that, the Borrower Agent shall notify the Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Agent by e-mail electronic versions (i.e., soft copies) of such documents.

The Borrower Agent hereby acknowledges that (a) the Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the Issuing Bank Borrower Materials by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower Agent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower Agent hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (provided that any Borrower Materials that were filed with the SEC shall be deemed to be public without being so marked), (ii) by marking Borrower Materials “PUBLIC” or filing such Borrower Materials with the SEC, the Borrower Agent shall be deemed to have authorized the Agent, any Affiliate thereof, each Arranger, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower Agent or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.12), (iii) all Borrower Materials

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marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Agent and any Affiliate thereof and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower Agent shall be under no obligation to mark any Borrower Materials “PUBLIC”.

11.1.3Notices. Notify Agent (for further distribution to the Lenders) in writing, promptly (and in any event within 5 days) after any Obligor’s obtaining knowledge thereof, of any of the following: (a) any proceeding or investigation threatened in writing or commenced, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; (b) any labor dispute, strike or walkout or attempt to unionize, in each case, pending or threatened in writing, or the expiration of any material labor contract that could reasonably be expected to have a Material Adverse Effect; (c) any default under or termination of (i) any Material Contract, or (ii) any contract that relates to Debt of the Borrower Agent or any Subsidiary (other than Intercompany Debt) in any aggregate amount of $1,000,000 or more; (d) the existence of any Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim that could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by the Borrower Agent or any Subsidiary or on any Property owned, leased or occupied by the Borrower Agent or any Subsidiary that could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice that could reasonably be expected to have a Material Adverse Effect or materially impact the value of any Property of the Borrower Agent or any Subsidiary; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate; (j) the discharge of or any withdrawal or resignation by the Borrower Agent’s independent accountants or by the Borrower Agent’s or its Subsidiaries’ Senior Officers; (k) any change in the information provided in any Beneficial Ownership Certification (if any) delivered pursuant to the terms of this Agreement that would result in a change to the list of beneficial owners identified in such certification; or (l) any material reduction from the ordinary course of business in the volume of business conducted under the Volvo Contract with respect to the “6700 Program”.
11.1.4Landlord and Storage Agreements. Promptly upon request, provide Agent with copies of all agreements between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.
11.1.5Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws (in all material respects), and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws, which shall not be subject to the “Material Adverse Effect” qualification in this sentence) or maintain could not reasonably be expected to have a Material Adverse Effect; provided, that, without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of the Borrower Agent or any Subsidiary, it shall act promptly and diligently to investigate and report to the Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority, if, as required by Environmental Law or necessary to preserve the value as a whole of such Properties.
11.1.6Taxes. Pay and discharge all Taxes on or prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
11.1.7Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with financially sound and reputable insurance companies with respect to the Properties and business of the Borrower Agent and its Subsidiaries of such type, in

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such amounts, and with such coverages and deductibles as are customarily carried under similar circumstances by Persons engaged in the same or a similar business by the Borrower Agent and its Subsidiaries.
11.1.8Licenses. Keep each License affecting any Intellectual Property (including the manufacture, distribution or disposition of any Collateral) in full force and effect except (a) to the extent not otherwise required herein, (b) in connection with any Permitted Asset Disposition or (c) to the extent any failure to so maintain such License would not reasonably be expected to result in a Material Adverse Effect.
11.1.9Future Subsidiaries and Property.
(a)Notify the Agent within five (5) Business Days (or such later date as agreed to by the Agent in its sole discretion) of (i) any Person becoming a Subsidiary of the Borrower Agent (including by incorporation or other formation), and, within thirty (30) days of such notice being delivered to the Agent (or such longer period as the Agent may agree in its sole discretion), cause such Subsidiary (other than an Excluded Subsidiary) to guaranty the Obligations and to execute and deliver a Joinder Agreement and such other documents (including with respect to any and all applicable “know your customer” requirements (including pursuant to the Beneficial Ownership Regulation), which information shall be delivered to the Agent and the Lenders prior to such Subsidiary becoming an Obligor), instruments and agreements (including, in the case of a Foreign Subsidiary, such other security documentation governed by the laws of the jurisdiction of organization of such Foreign Subsidiary as is reasonably acceptable to the Agent) and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets (subject to paragraph (c) below, other than Excluded Assets) of such Person, including delivery of legal opinions in form and substance reasonably satisfactory to the Agent, and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary (but remaining a Subsidiary), and, no later than thirty (30) days after the delivery of the financial statements pursuant to Section 10.1.2(a), (b) or (c) reflecting such occurrence, cause such Subsidiary to guaranty the Obligations and to execute a Joinder Agreement and deliver such other documents (including with respect to any and all applicable “know your customer” requirements (including pursuant to the Beneficial Ownership Regulation), which information shall be delivered to the Agent and the Lenders prior to such Subsidiary becoming a Guarantor), instruments and agreements (including, in the case of a Foreign Subsidiary, such other security documentation governed by the laws of the jurisdiction of organization of such Foreign Subsidiary as is reasonably acceptable to the Agent) and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets (subject to paragraph (c) below, other than Excluded Assets) of such Person, including delivery of legal opinions in form and substance reasonably satisfactory to the Agent, to the extent the Agent (in its sole discretion) shall deem appropriate.
(b)Each Obligor shall, and shall cause each of its Subsidiaries to, cause all Property (subject to paragraph (c) below, other than Excluded Assets) of any Obligor to be subject to a perfected Lien in favor of the Agent for the benefit of the Secured Parties and, in connection therewith, at the Borrower Agent’s expense, to execute and deliver any and all further instruments and documents (including, in the case of a Foreign Subsidiary, such other security documentation governed by the laws of the jurisdiction of organization of such Foreign Subsidiary as is reasonably acceptable to the Agent) and take all such other action as the Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving Liens over, such Property, in each case, subject to the terms and conditions otherwise set forth in the Loan Documents with respect to any class of Collateral.
(c)No assets shall be carved of any English law floating charge granted in favor of the Agent.

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(d)If the Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary are owned by an Obligor, such Obligor shall deliver, subject to the Intercreditor Agremeent, all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Excluded Subsidiary) and certificates described in clause (a) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a second-priority Lien in favor of the Agent, for the benefit of the Lenders, in 100% of the Equity Interests of such Foreign Subsidiary.
11.1.10Lien Waivers. Obtain a Lien Waiver with respect to (a) each headquarters location of each Obligor, (b) each location where books and records of any Obligor are stored or maintained, (c) each other location where any Collateral with a book value in excess of $1,000,000 (when aggregated with all other Collateral at the same location) is stored or maintained, and (d) each location with respect to which the Term Loan Agent has received a Lien Waiver, in each case, if such location is not owned by an Obligor (including, without limitation, any premises of a bailee, warehouseman, or similar party), provided that such Lien Waiver shall not be required with respect to any such location (other than any location with respect to which the Term Loan Agent has received a Lien Waiver) if the Agent is reasonably satisfied that such Lien Waiver will not be obtained after the Obligors have use commercially reasonable efforts to obtain the same.
11.1.11UK Pension Plans.
(a)Ensure that all defined benefit pension schemes operated by or maintained for the benefit of a UK Incorporated Obligor and/or any of its employees are funded in accordance with the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (UK).
(b)Ensure that no action or omission is taken by any such UK Incorporated Obligor in relation to all pension schemes operated by or maintained by the benefit of a UK Incorporated Obligor which has or is, in either case, reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any such UK Incorporated Obligor ceasing to employ any member of such a pension scheme).
(c)Except for the UK Defined Benefit Pension Scheme, ensure that no UK Incorporated Obligor is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 (UK)) such an employer.
(d)Deliver to the Agent at such times requested by the Agent, actuarial reports in relation to all pension schemes mentioned in paragraph (a) above.
(e)(i) Promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in Section 10.1.11(a) paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise); (ii) immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any UK Incorporated Obligor; and (iii) immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
11.1.1210.1.12     Centre of Main Interests. In the case of a UK Incorporated Obligor, maintain its centre of main interests (as such term is used in Article 3(1) of the Regulation) in England and Wales for the purposes of the Regulation.

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11.1.1310.1.13     People with Significant Control Regime. (a) Within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 (UK) from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Agent, and (b) promptly provide the Agent with a copy of that notice.
11.1.1410.1.14    After-Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being a “New Facility”) (i) in the case of a fee interest, with a Current Value (as defined below) in excess of $3,000,000, or (ii) in the case of a leasehold interest constituting a manufacturing facility, immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and, in the case of a fee interest, either an appraisal or such Obligor’s good faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Agent shall notify such Obligor whether it intends to require a Mortgage (and any other Real Property Deliverables) or Lien Waiver pursuant to Section 10.1.10 with respect to such New Facility or with respect to the leasehold interest in the manufacturing facility in Michigan being operated as of the Closing Date (it being understood and agreed that upon such notice by the Agent in respect of such facility in Michigan, such facility shall be deemed a “New Facility” for purposes of this Agreement). Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or Lien Waiver, the Person that has acquired (or is otherwise the owner of) such New Facility shall promptly furnish the same to the Agent. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Obligor’s obligations under this Section 10.1.14.
11.1.1510.1.15    Lender Meetings. Upon the request of Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter of the Borrower Agent and its Subsidiaries), participate in a meeting with the Agent and the Lenders (with two such meetings each Fiscal Year required to be in person at the Borrowers’ corporate offices and all other such meetings permitted to be virtual) at such time as may be agreed to by the Borrower Agent and the Agent or the Required Lenders.
11.1.1610.1.16    Operational Consultant. Within 30 days after the Closing Date, engage an operational consultant reasonably acceptable to the Agent pursuant to an agreement with a scope of work mutually acceptable to the Agent and Borrower Agent, including improvements of plant-level operations and cost efficiencies. Borrower Agent and its Subsidiaries authorize the Agent to discuss the Obligors’ business and operations with, and the findings, recommendations and reports of, such operational consultant (independently or together with representatives of Borrower Agent).
11.1.1710.1.17    Post-Closing Conditions. Obligors shall timely comply with the covenants set forth on Schedule 10.1.17.
11.2Negative Covenants. As long as any Commitment or Obligation is outstanding, each Obligor shall not, and shall cause each Subsidiary not to:
11.2.1Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(a)the Obligations;
(b)[reserved];

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(c)Permitted Purchase Money Debt;
(d)existing Borrowed Money, but only to the extent outstanding on the Closing Date, disclosed on Schedule 10.2.1 and not satisfied with proceeds of the initial Revolver Loans;
(e)all obligations arising in connection with Cash Management Agreements entered into in the Ordinary Course of Business;
(f)Debt arising under any Hedging Agreement to the extent such Hedging Agreement is permitted by Section 10.2.14;
(g)intercompany Debt to the extent permitted by Section 10.2.5 (other than by reference to this Section 10.2.1 (or any subclause hereof)) (“Intercompany Debt”);
(h)Debt in respect of workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, surety appeal or similar bonds and completion guarantees provided by any Obligor or any Subsidiary in the Ordinary Course of Business;
(i)Debt in respect of taxes (including deferred taxes), assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.1.6;
(j)Debt consisting of incentive, non-compete, consulting, deferred compensation, or other similar arrangements entered in the Ordinary Course of Business;
(k)Debt in respect of netting services and overdraft protections or other cash management services in connection with deposit accounts and securities accounts, in each case in the Ordinary Course of Business;
(l)[reserved];
(m)Debt incurred by a CVG China Subsidiary in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that the documentation related thereto shall be in form and substance reasonably satisfactory to Agent (such Debt, the “CVG China Debt”);
(n)(i) Contingent Obligations in respect of Debt otherwise permitted under this Section 10.2.1 or in respect of obligations not constituting Debt that are not prohibited hereunder; provided, that, if any such Contingent Obligation is a Contingent Obligation of an Obligor in respect of such Debt of any Subsidiary that is not an Obligor, such Contingent Obligation shall only be permitted by this Section 10.2.1(n) if it is also permitted pursuant to Section 10.2.5(a) or (f)(iii); and (ii) unsecured Contingent Obligations of the US Borrower in respect of Debt permitted pursuant to this Section 10.2.1;
(o)Contingent Obligations of any Obligor in respect of (i) Debt of another Obligor otherwise permitted under this Section 10.2.1 or (ii) other obligations of another Obligor not constituting Debt and not prohibited hereunder;
(p)Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;
(q)Refinancing Debt as long as each Refinancing Condition is satisfied; and

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(r)without duplication of any other Debt, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Debt permitted hereunder;
(s)[reserved];
(t)Debt that is in existence when a Person becomes a Subsidiary (including, without limitation, pursuant to the consummation of a Permitted Acquisition), as long as (i) such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such Acquisition, and does not exceed $2,500,000 in the aggregate at any time and (ii) no Default exists or would result after giving effect thereto;
(u)Term Loan Debt in an aggregate principal amount not to exceed the Maximum Term Principal Obligations (as defined in the Intercreditor Agreement);
(v)Permitted Foreign A/R Facility Indebtedness;
(w)other Debt (including Subordinated Debt) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided, that, any Subordinated Debt incurred in reliance on this Section 10.2.1(w) shall be unsecured.
11.2.2Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "Permitted Liens"):
(a)Liens created pursuant to any Loan Document;
(b)Purchase Money Liens securing Permitted Purchase Money Debt;
(c)Liens for Taxes not yet delinquent or being Properly Contested;
(d)Liens of carriers, warehousemen, materialmen, landlords, workmen, suppliers, repairmen and mechanics, whether contractual or imposed by law (other than Liens for taxes or imposed under ERISA), and other similar Liens arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet delinquent and payable or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or its Subsidiaries;
(e)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), surety, stay customs and appeal bonds, statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts;
(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)Liens arising by virtue of a judgment or judicial order to the extent such judgment or judicial order does not constitute an Event of Default;
(h)easements, rights-of-way, survey exceptions, title exceptions, restrictions, covenants or other agreements of record, minor defects or other irregularities in title and other similar charges or encumbrances on Real Estate that do not secure any monetary obligation and do not materially interfere with the Ordinary Course of Business;

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(i)municipal and zoning ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use of Property;
(j)leases subleases, licenses, sublicenses not prohibited hereby and granted to others in the Ordinary Course of Business;
(k)any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Loan Documents, including any interest of a bailor;
(l)normal and customary rights of setoff upon deposits or securities in favor of depository institutions or brokerages, and Liens of a collecting bank on payment items in the course of collection, bankers’ Liens securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, in no case shall such Liens secure (either directly or indirectly) the repayment of any Debt (other than on account of such overdrafts, netting or cash management);
(m)Liens on amounts payable under insurance policies and deposits arising in the Ordinary Course of Business in connection with the financing of insurance premiums;
(n)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by such Person in the Ordinary Course of Business in accordance with the past practices of such Person;
(o)Liens on Property (other than accounts and Inventory) acquired pursuant to a Permitted Acquisition, or on Property of a Subsidiary in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, (i) any Debt that is secured by such Liens is permitted pursuant to Section 10.2.1(t), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other Property of any Obligor or any Subsidiary other than the Property subject to such Liens at the time of such Permitted Acquisition, together with any extensions, renewals and replacements of the foregoing, so long as the Debt secured by such Liens is permitted pursuant to Section 10.2.1(t) and such extension, renewal or replacement does not encumber any additional assets or properties of such Obligor or any Subsidiary;
(p)security required to be given to a public or private utility or any Governmental Authority in connection with the supply of services or utilities in the Ordinary Course of Business;
(q)Liens securing the Obligors’ obligations under the Term Loan Documents, to the extent such Liens are subject to the Intercreditor Agreement;
(r)the filing of financing statements solely as a precautionary measure in connection with operating leases or consignments;
(s)the replacement, extension or renewal of any Permitted Lien; provided, that, (i) such Lien shall at no time be extended to cover any Property other than such Property subject thereto on the initial date such Lien was incurred, and (ii) the amount secured or benefited thereby is not increased (except by the amount of any accrued interest, payment in kind interest, reasonable closing costs, expenses, fees and premium paid in connection with such replacement, extension or renewal);
(t)(i) Liens granted by Subsidiaries that are not Obligors securing Debt incurred by such Subsidiaries and permitted to be incurred pursuant to Section 10.2.1(l);

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and (ii) Liens granted by a CVG China Subsidiary securing Debt permitted to be incurred pursuant to Section 10.2.1(m);
(u)Liens existing as of the Closing Date and shown on Schedule 10.2.2;
(v)Liens securing Refinancing Debt, subject to the Refinancing Conditions;
(w)customary Liens granted on the assets of any Foreign Subsidiary (other than Equity Interests) in connection with Permitted Foreign A/R Facility Indebtedness (which in the case of any factoring arrangements may include any deposit accounts of the relevant selling Foreign Subsidiary and other assets of such Foreign Subsidiary (other than Equity Interests) that customarily are the subject of a factoring arrangement in the subject jurisdiction); and
(x)other Liens securing obligations in an aggregate principal amount not to exceed $5,000,000, subject to Section 10.1.17 with respect to any such Liens specifically addressed on Schedule 10.1.17;
(y)provided, that, notwithstanding anything to the contrary set forth in this Section 10.2.2, neither any Obligor nor any Subsidiary shall create, incur, assume or (other than in the case of any Liens granted by the owner of any Real Estate leased by any Obligor or a Subsidiary which encumber such Real Estate to secure obligations of such owner to any third party) suffer to exist any Lien on any Real Estate owned or leased by any Obligor or any Subsidiary securing Borrowed Money.
11.2.3[Reserved].
11.2.4Distributions; Upstream Payments. Make or declare any Distributions, except:
11.2.5(a)     Upstream Payments;
11.2.6(b)     the purchase, redemption or other acquisition of shares of Equity Interests of the Borrower Agent or any Subsidiary from employees, former employees, directors or former directors of the Borrower Agent or any Subsidiary (or permitted transferees of such employees, former employees, directors or former directors) following the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Borrower Agent or any Subsidiary; provided, that, the aggregate amount of such Distributions (excluding amounts representing cancellation of Debt) shall not exceed $1,500,000 in any Fiscal Year, except that any amount not so used in any Fiscal Year may be used in subsequent Fiscal Years; provided, further that no more than $5,000,000 in such Distributions may be made during the term of this Agreement;
11.2.7(c)     [reserved]; and
11.2.8(d)    any other Distribution, so long as (i) the Payment Conditions are satisfied with respect thereto and (ii) without duplication of the foregoing clause (d)(i), the requirements included in Section 10.2.4(e) of the Term Loan Agreement have been satisfied.

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11.2.9Investments. Make or hold any Investment (a “Restricted Investment”) other than the following:
(a)Investments in Subsidiaries to the extent existing on the Closing Date and other Investments existing on the Closing Date and set forth on Schedule 10.2.5;
(b)cash and Cash Equivalents;
(c)Investments consisting of lease, utility and other similar deposits or any other deposit permitted under Section 10.2.2 (other than by reference to this definition or Section 10.2.4 (or any subclause thereof)) in the Ordinary Course of Business;
(d)prepayments and deposits to suppliers in the Ordinary Course of Business;
(e)Hedging Agreements to the extent permitted by Section 10.2.14;
(f)so long as no Change of Control shall result therefrom, Investments: (i) by a US Incorporated Obligor in any other US Incorporated Obligor, (ii) by a UK Incorporated Obligor in any other UK Incorporated Obligor, (iii) by a Foreign Obligor (other than a UK Incorporated Obligor) in any other Foreign Obligor, (iv) by a Foreign Obligor in a US Incorporated Obligor, (iv) by Subsidiaries that are not Obligors in any Obligor or any other Subsidiaries that are not Obligors, and (v) by a US Obligor in any Foreign Subsidiary; provided that the aggregate amount of Investments made by US Obligors in Foreign Subsidiaries pursuant to this clause (v) shall not exceed $4,000,000 at any time outstanding (not less than $3,000,000 of which shall be in the form of a equity investments in or capital contributions to the CVG China Subsidiary obligated on the CVG China Debt on or before December 31, 2025); provided, further, that, in the case of each of the foregoing clauses (i) through (v), to the extent any such Investment constitutes Debt, such Debt is subject to the Intercompany Subordination Agreement;
(g)Investments in securities or other assets of trade creditors, customers or other Persons in the Ordinary Course of Business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(h)guarantees, Contingent Obligations and other Investments permitted under Section 10.2.1 (other than by reference to this definition or Section 10.2.5 (or any subclause thereof));
(i)the capitalization or forgiveness of Debt owing by the Borrower Agent or any Subsidiary if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules;
(j)loans and advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; provided, that, the aggregate amount of all such loans and advances shall not exceed $1,000,000 at any time outstanding;
(k)prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;
(l)deposits with financial institutions permitted hereunder;
(m)(i) Permitted Acquisitions; and (ii) Investments consisting of cash earnest money deposits made in connection with Permitted Acquisitions;
(n)Investments consisting of non-cash loans made by an Obligor to officers, directors and employees which are used by such Persons to purchase simultaneously Equity Interests of the Borrower Agent; provided, that, the aggregate amount of all such non-cash loans shall not exceed $1,000,000 at any time outstanding;

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(o)Investments arising in connection with Permitted Asset Dispositions permitted hereunder (other than (i) by reference to this definition, or (ii) Permitted Asset Dispositions made pursuant to clause (i)(iii) of the definition of Permitted Asset Disposition); and
(p)other Investments made in cash so long as (i) the Payment Conditions are satisfied with respect thereto and (ii) without duplication of the requirement in the foregoing clause (p)(i), the requirements set forth in Section 10.2.5(p) of the Term Loan Agreement have been satisfied.
11.2.10Disposition of Assets. Make any Asset Disposition, except Permitted Asset Dispositions.
11.2.11Restrictions on Payment of Certain Debt. Make
(a)any payment in respect of Subordinated Debt (other than Intercompany Debt), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any Subordination Agreement relating to such Subordinated Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of such payment, that all conditions under such agreement have been satisfied),
(b)any Debt Prepayments in respect of any other Borrowed Money (other than the Obligations), other than (i) in connection with, and to the extent permitted hereby, any Refinancing Debt that refinances such Borrowed Money (other than the Obligations and mandatory prepayments of the Term Loan Debt under Section 5.2.3 of the Term Loan Agreement to the extent not contrary to the Intercreditor Agreement), (ii) payments made solely in the form of Common Stock and (iii) Debt Prepayments made when (A) the Payment Conditions have been satisfied with respect thereto and (B) without duplication of the foregoing clause (iii)(A), the requirements set forth in Section 10.2.7(b)(iii) of the Term Loan Agreement have been satisfied; or
(c)any payments in respect of Subordinated Debt constituting Intercompany Debt, except payments thereof made in the Ordinary Course of Business and in accordance with the Intercompany Subordination Agreement and, to the extent such payments is to be made by any Obligor to any non-Obligor in respect of Subordinated Debt constituting Intercompany Debt (other than in respect of the Australian Intercompany Debt and the Czech Intercompany Debt), the Outbound Intercompany Debt Payment Conditions shall be satisfied with respect thereto.
11.2.12Fundamental Changes.
11.2.13(a)    Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself (unless, in the case of any liquidation, winding up or dissolution of (i) a Subsidiary that is an Obligor, the assets of such Subsidiary are transferred to a US Incorporated Obligor or (ii) a Subsidiary that is a UK Incorporated Obligor, the assets are transferred to another UK Incorporated Obligor or a US Incorporated Obligor and (iii) a Subsidiary that is not an Obligor the assets of such Subsidiary are transferred to an Obligor or another Wholly-Owned Subsidiary that is not an Obligor), or sell all or substantially all assets and whether in a single transaction or in a series of related transactions, except for mergers, consolidations, amalgamations or combinations of (x) a Wholly-Owned Subsidiary that is a Domestic Subsidiary with another Wholly-Owned Subsidiary that is a Domestic Subsidiary (provided, that, if any such Subsidiary is an Obligor, a US Incorporated Obligor will be the surviving Person of such merger, consolidation, amalgamation or combination), or (y) a Foreign Subsidiary that is not a UK Incorporated Obligor with and into another Foreign Subsidiary

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(provided, that, if any such Foreign Subsidiary is an Obligor, an Obligor will be the surviving Person of such merger, consolidated, amalgamation or combination).
11.2.14(b)     In the case of any Obligor, unless thirty (30) days’ advance written notice is given to the Agent (or such shorter period to which the Agent agrees in its sole discretion), (i) change its name as reflected in its Organic Documents, (ii) change its tax, charter or other organizational identification number, or (iii) change its form or jurisdiction of organization.
11.2.15Subsidiaries. Form or acquire any Subsidiary, except in accordance with Section 10.2.5 and, to the extent required thereby, in compliance with Section 10.1.9, or permit any existing Subsidiary to issue any additional Equity Interests except pursuant to clause (n) or (t) of the definition of Permitted Asset Disposition.
11.2.16Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.8 and in any event in a manner not materially adverse to the interests of Agent or the Lenders.
11.2.17Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than the Borrower Agent and Subsidiaries.
11.2.18Accounting Changes. Make any material change in accounting treatment or reporting practices, except as permitted by GAAP and in accordance with Section 1.2(b); or change its Fiscal Year without the prior written consent of the Agent.
11.2.19Restrictive Agreements. Become a party to any Restrictive Agreement, except:
11.2.20(a)    Restrictive Agreements governing any Permitted Lien, but only to the extent that the restrictions therein apply only to the Property subject to such Permitted Lien;
11.2.21(b)    Restrictive Agreements constituting customary restrictions on assignment, encumbrances or subletting in leases and other contracts;
11.2.22(c)    Restrictive Agreements constituting customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted pursuant to Section 10.2.6 pending the consummation of such sale;
11.2.23(d)    Restrictive Agreements in effect at the time such Subsidiary becomes a Subsidiary, but only to the extent that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;
11.2.24(e)    the documents in effect on the Closing Date and described on Schedule 10.2.13;
11.2.25(f)     customary encumbrances or restrictions on deposits imposed by customers under agreements entered into in the Ordinary Course of Business;
11.2.26(g)    customary provisions in joint venture agreements or similar binding agreements relating to any joint venture permitted pursuant to this Agreement and applicable solely to such joint venture;

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11.2.27(h)    customary provisions in any contractual obligation entered into in the Ordinary Course of Business with any Governmental Authority restricting assignment;
11.2.28(i)     agreements related to Debt permitted pursuant to Section 10.2.1 so long as (in the case of Debt with an initial outstanding principal balance (or the establishment of revolving lending commitments) greater than $5,000,000) the board of directors in its reasonable and good faith judgment determines at the time such Debt is incurred (or revolving lending commitments established) that entering into the applicable Restrictive Agreement will not affect the ability of the Obligors to make payments on the Obligations; and
11.2.29(j)    the Term Loan Documents, to the extent subject to the Intercreditor Agreement.
11.2.30Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes, including any Hedging Agreement entered into to manage interest rate risk relating to the Revolver Loans.
11.2.31Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities ancillary, incidental, complementary or reasonably related thereto.
11.2.32Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except: (a) payment of reasonable compensation to officers and employees for services actually rendered,; (b) payment of customary directors’ fees and indemnities; (c) transactions solely among (i) Obligors, (ii) Subsidiaries that are not Obligors or (iii) Obligors and Subsidiaries that are not Obligors, in each case of (i), (ii) and (iii), that are permitted by the terms of this Agreement; (d) transactions with Affiliates that were consummated prior to the Closing Date and described on Schedule 10.2.16; (e) Permitted Affiliate Transactions; and (f) transactions with Affiliates, upon fair and reasonable terms no less favorable (taken as a whole) than could reasonably be obtained in a comparable arm’s-length transaction with a non-Affiliate so long as if such transactions involve consideration in excess of $1,000,000, prior written notice thereof shall be given to the Agent.
11.2.33Plans. Become party to any (a) Multiemployer Plan, or (b) Foreign Plan (which would reasonably be expected to result in a material liability to the Borrower Agent and its Subsidiaries), in each case other than (i) any such Multiemployer Plan or Foreign Plan that is in existence on the Closing Date, (ii) any such Multiemployer Plan or Foreign Plan of a Subsidiary existing at the time such Subsidiary is acquired in connection with the consummation of a Permitted Acquisition, or (iii) any such Multiemployer Plan or Foreign Plan that is mandated by a government other than the United States for employees of the Borrower Agent or any Subsidiary in connection with the establishment of manufacturing facilities in jurisdictions in which the Borrower Agent and its Subsidiaries do not operate manufacturing facilities on the Closing Date.
11.2.34Amendments to Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Borrowed Money, other than (a) Intercompany Debt, to the extent permitted to be incurred hereunder and except for the provisions of any document, instrument or agreement relating to the subordination of such Intercompany Debt, (b) the Term Loan Debt in accordance with the terms of the Intercreditor Agreement or (c) any other Borrowed Money to the extent such amendment, supplement, or modification does not (i) increase the principal balance of such Debt (other than as a result of capitalization of fees and interest), or increases any required payment of principal or interest (other than as a result of capitalization of fees and interest), (ii) accelerate the date on which any installment of principal or any interest is due, or add any additional redemption, put or prepayment provisions, (iii) shorten the final maturity date or otherwise accelerates amortization, (iv) increase the interest rate, (v) modify any

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covenant in a manner or add any representation, covenant or default that is more onerous or restrictive in any material respect for the Borrower Agent and its Subsidiaries, or that is otherwise materially adverse to the Lenders, or (vi) result in the Obligations not being fully benefited by the subordination or intercreditor provisions, if any, applicable thereto.
11.2.35Sanctions. Directly or indirectly use any Revolver Loan or the proceeds of any Revolver Loan, or lend, contribute or otherwise make available such Revolver Loan or the proceeds of any Revolver Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Agent, Issuing Bank or otherwise) of Sanctions.
11.2.36Anti-Corruption Laws. Directly or indirectly use any Revolver Loan or the proceeds of any Revolver Loan for any purpose which would breach any Anti-Corruption Law.
11.2.37Use of Proceeds. Use the proceeds of any Revolver Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose other than as set forth in Section 2.1.4, including, without limitation, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
11.3Financial Covenants. As long as any Revolver Commitment or Obligation is outstanding, Obligors shall maintain a Consolidated Fixed Charge Coverage Ratio for each Measurement Period of at least 1.0 to 1.0 while an FCCR Trigger Period is in effect, measured for the most recent Measurement Period for which financial statements were delivered hereunder prior to the FCCR Trigger Period and each period ending thereafter until the FCCR Trigger Period is no longer in effect.
SECTION 12.EVENTS OF DEFAULT; REMEDIES ON DEFAULT
12.1Events of Default. Each of the following shall be an "Event of Default" if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)Any Obligor fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise); provided, that, with respect to any non-payment (other than non-repayment of principal (including any Overadvance) when due hereunder), such failure shall only constitute an Event of Default if it is not cured within three (3) Business Days of the due date thereof;
(b)Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)An Obligor breaches or fails to perform any covenant contained in Section 7.2, 7.4, 7.5.2, 7.5.4, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3, 10.2 or 10.3;
(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents (other than as specified in clauses (a), (b) and (c) above), and such breach or failure is not cured within twenty (20) days for any such breach or failure to perform any other covenant contained in any Loan Document;
(e)A Guarantor repudiates, revokes or attempts to revoke its Guaranty; any Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent except for Collateral with a value not in excess of $1,000,000 at any time; it is unlawful for an Obligor to perform any of its obligations under a Loan Document; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders or action or inaction by the Agent or as otherwise permitted hereunder);

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(f)Any breach or default (beyond the period of grace, if any, provided in the instrument or agreement under which the Swap or Debt was created) of an Obligor (or any termination event, as applicable) or other event occurs under (i) any Swap or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and the Term Loan Debt) in excess of $2,500,000, if the maturity of or any payment with respect to such Debt could be accelerated or demanded due to such breach, default or event;
(g)Other than any judgment existing as of the Closing Date and disclosed on Schedule 11.1 (to the extent the aggregate amount of any such judgment plus accrued interest thereon does not exceed $5,000,000), any final judgment or order for the payment of money is entered against any Obligor or any Subsidiary in an amount that exceeds, individually or cumulatively with all unsatisfied final judgments or orders against the Obligor or any Subsidiary, $5,000,000 (net of any insurance coverage therefor not denied in writing by the insurer) and such final judgment(s) or order(s) shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;
(h)A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,000,000;
(i)(i) the Borrower Agent and its Subsidiaries, taken as a whole, are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of their business; (ii) there is a cessation of any material part of the Borrower Agent and its Subsidiaries’ business for a material period of time (other than as permitted hereunder); (iii) any material Collateral or Property of the Borrower Agent and its Subsidiaries, taken as a whole, is taken or impaired through condemnation; (iv) the Borrower Agent or any Subsidiary agrees to or commences any liquidation, dissolution or winding up of its affairs (except as otherwise permitted hereunder); or (v) the Borrower Agent and its Subsidiaries, taken as a whole, are not Solvent;
(j)an Insolvency Proceeding is commenced by the Borrower Agent or any Subsidiary (other than any Immaterial Subsidiary); the Borrower Agent or any Subsidiary (other than any Immaterial Subsidiary) makes an offer of settlement, extension or composition to its unsecured creditors generally; or an Insolvency Proceeding is commenced against the Borrower Agent or any Subsidiary (other than any Immaterial Subsidiary) and the Borrower Agent or such Subsidiary (other than any Immaterial Subsidiary) consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Borrower Agent or such Subsidiary (other than any Immaterial Subsidiary), the petition with respect to a US Incorporated Obligor is not dismissed within sixty (60) days after filing or an order for relief is entered in the proceeding, or, with respect to a UK Incorporated Obligor, is not discharged, stayed or dismissed within 14 calendar days of commencement, or an order for relief is entered in the proceeding;
(k)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a liability of more than $1,000,000 of the Borrower Agent or any Subsidiary to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; the Borrower Agent or any Subsidiary or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(l)The Borrower Agent or any Subsidiary is convicted for (i) a felony committed in the conduct of the Borrower Agent’s or such Subsidiary’s business, or (ii) the forfeiture of any material Property or any material Collateral by the Borrower Agent or any Subsidiary as a result of violating any state or federal law (including the

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Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act);
(m)A Change of Control occurs;
(n)A breach or default (beyond the period of grace, if any, provided in the Term Loan Agreement) occurs under the Term Loan Agreement, other than a breach or default under Section 10.3 of the Term Loan Agreement unless (i) such breach or default shall not have been waived in accordance with the Term Loan Agreement within thirty (30) days after the date on which the Obligors have delivered (or are required to have delivered) financial statements to the Term Loan Agent evidencing the occurrence of such breach or default under the Term Loan Agreement or (ii) all or any portion of the Term Loan Debt shall have been accelerated or the Revolving Agent or any Revolving Lender shall have exercised remedies under the Revolving Loan Documents;
(o)Any material provision of any intercreditor agreement (including the Intercreditor Agreement) or any other Subordination Agreement pertaining to Subordinated Debt shall for any reason be revoked or invalidated by any Person (other than Agent), or otherwise cease to be in full force and effect, or any Person (other than Agent) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason, shall not have the priority contemplated by this Agreement, any such intercreditor agreement (including the Intercreditor Agreement) or any such other Subordination Agreement;
(p)The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to a UK Incorporated Obligor unless the aggregate liability of the Obligors under all Financial Support Directions and Contributions Notices is less than $1,000,000; or
(q)The costs, fees and expenses incurred in connection with the environmental remediation undertaken at the Real Estate commonly known as 320 Newbern Road, Dublin, Pulaski County, VA 24084 shall exceed $1,500,000 in the aggregate.
(r)Without limiting the provisions of Section 12, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 14); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 14.
12.2Remedies upon Default. If an Event of Default under Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (including Secured Bank Product Obligations only to the extent provided in the applicable agreements governing such Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;
(b)terminate, reduce or condition any Revolver Commitment or adjust any Borrowing Base;

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(c)require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and
(d)exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days' notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor's premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.
12.3License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and Software, Trade Secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor's rights and interests under Intellectual Property shall inure to Agent's benefit.
12.4Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
12.5Remedies Cumulative; No Waiver.
12.5.1Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent, Issuing Bank and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
12.5.2Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, Issuing Bank or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event

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of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, Issuing Bank or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 13.AGENT
13.1Appointment, Authority and Duties of Agent.
13.1.1Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor agreement (including the Intercreditor Agreement) or Subordination Agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.
13.1.2For Mexican law purposes, each of the Lenders hereby grants to the Agent, in such capacity, a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable articles of the Commerce Code of Mexico (Código de Comercio) to act on its behalf as its agent in connection with this Agreement and the other Loan Documents, on the terms and for the purposes set forth in this Section 12.1. Furthermore, each Lender hereby authorizes the Agent to delegate the above mentioned comisión mercantil con representación pursuant to Article 280 and any other applicable articles of the Commerce Code (Código de Comercio) of Mexico to the extent permitted by and under the terms provided in any of the Loan Documents.
13.1.3Duties. The title of "Agent" is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction, even if a Default exists. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
13.1.4Agent Professionals. Agent may perform its duties through employees and agents. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
13.1.5Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party,

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unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could expose any Agent Indemnitee to potential liability.
13.1.6Agent as Security Trustee. In this Agreement and the UK Security Agreements, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, Agent (or any other Person acting in such capacity) in its capacity as security trustee of Secured Parties to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Agreements or the security thereby created. Any obligations of Agent (or any other Person acting in such capacity) in this Agreement and UK Security Agreements shall be obligations of Agent in its capacity as security trustee of Secured Parties to the extent that the obligations relate to the UK Security Agreements or the security thereby created. Additionally, in its capacity as security trustee of Secured Parties, the Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of Agent contained in the provisions of the whole of this Section 12; (ii) all the powers of an absolute owner of the security constituted by the UK Security Agreements and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Agreements and/or any of the Loan Documents.
13.1.7Appointment of Agent as Security Trustee. For the purposes of any Liens created under a UK Security Agreement, the following additional provisions shall apply, in addition to the provisions set out in Section 12.1 or otherwise hereunder.
(a)In this Section 12.1.6, the following expressions have the following meanings:
“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Obligor or its assets.
“Charged Property” means the assets of an Obligor subject to a security interest under a UK Security Agreement.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Agent (in its capacity as security trustee).
(b)The UK Lenders appoint the Agent to hold the security interests constituted by the UK Security Agreements on trust for the UK Lenders on the terms of the Loan Documents and the Agent accepts that appointment.
(c)The Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Obligor.
(d)Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of, nor shall the Agent have any duty or responsibility to, any Obligor.

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(e)The Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.
(f)The Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the UK Security Agreements and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.
(g)The Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Agent by the UK Security Agreements as may be conferred by the instrument of appointment of that person.
(h)The Agent shall notify the UK Lenders of the appointment of each Appointee (other than a Delegate).
(i)The Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Agent.
(j)Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Agent (in its capacity as security trustee) under the UK Security Agreements, and each reference to the Agent (where the context requires that such reference is to the Agent in its capacity as security trustee) in the provisions of the UK Security Agreements which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.
(k)Each UK Lender confirms its approval of the UK Security Agreements and authorizes and instructs the Agent: (i) to execute and deliver the UK Security Agreements; (ii) to exercise the rights, powers and discretions given to the Agent (in its capacity as security trustee) under or in connection with the UK Security Agreements together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Agent (in its capacity as security trustee) on behalf of the UK Lenders under the UK Security Agreements.
(l)The Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.
(m)Each UK Lender confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a UK Security Agreements and accordingly authorizes: (i) the Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the UK Lenders; and (ii) the HM Land Registry (or other relevant registry) to register the Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(n)Except to the extent that a UK Security Agreement otherwise requires, any moneys which the Agent receives under or pursuant to a UK Security Agreement may be: (i) invested in any investments which the Agent selects and which are authorized by applicable law; or (ii) placed on deposit at any bank or institution (including the Agent) on terms that the Agent thinks fit, in each case in the name or under the control of the Agent, and the Agent shall hold those moneys, together with any accrued income (net of

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any applicable Taxes) to the order of the UK Lenders, and shall pay them to the UK Lenders on demand.
(o)On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Agent shall (at the cost of the Obligors) execute any release of the UK Security Agreements or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Agent considers desirable.
(p)    The Agent shall not be liable for:
(i)    any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a UK Security Agreement;
(ii)    any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a UK Security Agreement;
(iii)    the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or
(iv)    any shortfall which arises on enforcing a UK Security Agreements.
(q)    The Agent shall not be obligated to:
(i)    obtain any authorization or environmental permit in respect of any of the Charged Property or any UK Security Agreement;
(ii)    hold in its own possession a UK Security Agreement, title deed or other document relating to the Charged Property or a UK Security Agreement;
(iii)    perfect, protect, register, make any filing or give any notice in respect of a UK Security Agreement (or the order of ranking of a UK Security Agreement), unless that failure arises directly from its own gross negligence or willful misconduct; or
(iv)    require any further assurances in relation to a UK Security Agreement.
(p)In respect of any UK Security Agreement, the Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.
(q)In respect of any UK Security Agreements, the Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack of or inadequacy of any insurance; or (ii) the failure of the Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Agent has failed to do so within fourteen (14) days after receipt of that request.
(r)Every appointment of a successor Agent under a UK Security Agreement shall be by deed.
(s)Section 1 of the Trustee Act 2000 shall not apply to the duty of the Agent in relation to the trusts constituted by this Agreement.
(t)In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 or the Trustee Act 2000, the provisions of this Agreement shall

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prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.
13.1.8The perpetuity period under the rule against perpetuities if applicable to this Agreement and any UK Security Agreement shall be 80 years from the date of this Agreement.
13.1.9Liens. Any reference in this Agreement to Liens stated to be in favor of Agent shall be construed so as to include a reference to Liens granted in favor of Agent in its capacity as security trustee of Secured Parties.
13.1.10Successors. Secured Parties agree that at any time that the Person acting as security trustee of Secured Parties in respect of the UK Security Agreements shall be a Person other than Agent, such other Person shall have the rights, remedies, benefits and powers granted to Agent in its capacity as security trustee of Secured Parties under this Agreement and the UK Security Agreements.
13.1.11Capacity. Nothing in Sections 12.1.5 through 12.1.9 shall require Agent in its capacity as security trustee of Secured Parties under this Agreement and the UK Security Agreements to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the US or the UK which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.
13.2Parallel Debt.
13.2.1Parallel Obligations and Original Obligations. For the purpose of taking and ensuring the continuing validity of each security granted under the Security Documents governed by the laws of (or to the extent affecting assets situated in) the Czech Republic or any other jurisdiction in which an effective security cannot be granted in favor of the Agent as trustee for the Secured Parties, notwithstanding any contrary provision in this Agreement or any other Loan Document, each Obligor irrevocably and unconditionally undertakes to pay to the Agent as an independent and separate creditor an amount (the “Parallel Obligations”) equal to:
(a)all present and future, actual or contingent amounts owing by such Obligor to the Secured Parties under or in connection with the Loan Documents as and when the same fall due for payment under or in connection with the Loan Documents (including, for the avoidance of doubt, any change or increase in those obligations pursuant to or in connection with any amendment or supplement or restatement or novation or other modification of any Loan Document in each case whether or not anticipated as of the date of this Agreement);
(b)any amount which such Obligor owes to any of the Secured Parties as a result of a party rescinding a Loan Document or as a result of invalidity, illegality, or unenforceability of a Loan Document; and
(c)any and all other debts arising from or in connection with the Loan Documents owing by such Obligor to any of the Secured Parties, in each case without duplication and excluding the Parallel Obligations (obligations under paragraphs (a) to (c), the “Original Obligations”).
13.2.2The Agent shall have its own independent right to claim performance of the Parallel Obligations (including, without limitation, any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceedings) and the Parallel Obligations shall not constitute the Agent and any of the Secured Parties as joint creditors.
13.2.3The Parallel Obligations shall not limit or affect the existence of the Original Obligations for which the Secured Parties shall have an independent right to demand payment.

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13.2.4Notwithstanding Clauses 12.2.2 and 12.2.3 above:
(a)the Parallel Obligations shall be decreased to the extent the Agent receives (and retains) and applies any payment against the discharge of its Parallel Obligations to the Agent and the Original Obligations shall be decreased to the same extent;
(b)payment by an Obligor of its Original Obligations to the relevant Secured Party shall to the same extent decrease and be a good discharge of the Parallel Obligations owing by it to the Agent; and
(c)if any Original Obligation is subject to any limitations under the Loan Documents, then the same limitations shall apply mutatis mutandis to the relevant Parallel Obligation corresponding to that Original Obligation.
13.2.5The Parallel Obligations are owed to the Agent in its own name on behalf of itself and not as agent or representative of any other person nor as trustee and all Property subject to a security under the Security Documents shall secure the Parallel Obligations so owing to the Agent in its capacity of creditor of the Parallel Obligations.
13.2.6Each Obligor irrevocably and unconditionally waives any right it may have to require a Secured Party to join any proceedings as co-claimant with the Agent in respect of any claim by the Agent against an Obligor.
13.2.7Each Obligor agrees that:
(a)any defect affecting a claim of the Agent against any Obligor under this Section 12.2 will not affect any claim of a Secured Party against such Obligor under or in connection with the Loan Documents; and
(b)any defect affecting a claim of a Secured Party against any Obligor under or in connection with the Loan Documents will not affect any claim of the Agent under this Section 12.2.
13.2.8If the Agent returns to any Obligor, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Secured Party, that Secured Party must repay an amount equal to that recovery to the Agent.
13.2.9Any payments received by the Agent under this Section 12.2 in respect of the Parallel Obligations shall be deemed proceeds of Collateral and be allocated in accordance with Section 5.5.
13.3Agreements Regarding Collateral and Borrower Materials.
13.3.1Lien Releases; Care of Collateral. Secured Parties authorize Agent in its capacity as Agent and security trustee to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Obligors certify in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent's Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.

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13.3.2Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.
13.3.3Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal or consultant report prepared for Agent with respect to any Obligor or Collateral ("Report"). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Obligors' books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender's internal use, not to distribute any Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
13.4Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act on any Communication and shall not be liable for any delay in acting.
13.5Actions Upon Default.
13.5.1Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from an Obligor or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.
13.5.2The Lenders hereby irrevocably authorize the Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Agent and the Lenders shall be entitled to be, and shall be, credit bid by the Agent (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles

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that are issued in connection with such purchase). In connection with any such bid (i) the Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Lenders’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 14.1), (iv) the Agent, on behalf of such acquisition vehicle or vehicles, shall be authorized to issue to each of the Lenders, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender or any acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Lender are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender shall execute such documents and provide such information regarding such Person (and/or any designee of such Person that will receive interests in or debt instruments issued by such acquisition vehicle) as the Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
13.6Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2 or Section 5.5.3, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent's prior consent.
13.7Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent's discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.
13.8Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent's gross negligence or willful misconduct. Agent does not assume any

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responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
13.9Successor Agent and Co-Agents.
13.9.1Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days’ written notice thereof to Lenders and Obligors. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Obligors. If no successor is appointed by the effective date of Agent's resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent (including powers and duties in its capacity as security trustee) without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including indemnification under Sections 12.7 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.
13.9.2Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
13.10Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. No act by Agent, including any consent, amendment, acceptance of assignment or due diligence by Agent, shall be deemed to constitute a representation by Agent to any Secured Party as to any matter, including whether Agent has disclosed material information in its possession. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports

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or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.
13.11Remittance of Payments and Collections.
13.11.1Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. (Applicable Time Zone) on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. (Applicable Time Zone) on such day, and if request is made after 1:00 p.m. (Applicable Time Zone), then payment shall be made by 11:00 a.m. (Applicable Time Zone) on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent's right of offset for any amounts due from such payee under the Loan Documents.
13.11.2Recovery of Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.
13.11.3Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.
13.12Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.
13.13Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an "Arranger," "Bookrunner" or "Agent" of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.
13.14Certain ERISA Matters.
13.14.1Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance

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of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using "plan assets" (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender's entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Revolver Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender's entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Revolver Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Revolver Loans, Letters of Credit, Revolver Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Revolver Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender's entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Revolver Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.
13.14.2Further Lender Representation. Unless Section 12.14.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Revolver Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).
13.15Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 12, 14.3.3, 14.14 and 14.15 and agrees to indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider's Secured Bank Product Obligations.
13.16No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.
SECTION 14.BENEFIT OF AGREEMENT; ASSIGNMENTS
14.1Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
14.2Participations.
14.2.1Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, it shall

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remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Obligors shall be determined as if it had not sold such participating interests, and Obligors and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Obligors agree otherwise in writing.
14.2.2Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Revolver Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Obligor or substantially all Collateral.
14.2.3Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Obligors (solely for tax purposes), maintain a register in which it enters the Participant's name, address and interest in Revolver Commitments, Revolver Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant's interest is in registered form under the Code.
14.2.4Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.6 as if such Participant were a Lender.
14.3Assignments.
14.3.1Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.
14.3.2Effect; Effective Date. Upon delivery to Agent of a fully executed and completed Assignment and Assumption accompanied by a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with

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Section 5.9 and/or Section 5.11 (as applicable) and deliver, upon request, an administrative questionnaire satisfactory to Agent.
14.3.3Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender, or one or more natural persons. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.
14.3.4Register. Agent, acting as a non-fiduciary agent of Obligors (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Assumption delivered to it, and (b) a register for recordation of the names, addresses and Revolver Commitments of, and the Revolver Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Obligors, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Obligor as the obligor in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Obligors or any Lender, from time to time upon reasonable notice.
14.3.5Assignment by UK Lender. If a UK Lender assigns or otherwise transfers or disposes of any of its rights or obligations under the Loan Documents or changes its Facility Office and, as a result of circumstances existing at the date the assignment, transfer, disposal or change occurs, UK Borrower would be obliged to make a payment to the Eligible Assignee or Lender acting through its new Facility Office under Section 5.11, then the Eligible Assignee or Lender acting through its new Facility Office is only entitled to receive payment under Section 5.11 to the same extent as the existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, disposal or change had not occurred.
14.4Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders (or all UK Lenders or US Lenders, as applicable) was required and the applicable Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7, 5.8 (and has not designated a different Lending Office pursuant to Section 3.8) or 5.11, then Agent, Borrower Agent or UK Borrower, as applicable, may, upon 10 days' notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s) and Assumption(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.
SECTION 15.MISCELLANEOUS
15.1Consents, Amendments and Waivers.
15.1.1Amendment. No Modification of a Loan Document shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that
(a)without the prior written consent of Agent, no Modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
(b)without the prior written consent of Issuing Bank, no Modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

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(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no Modification shall (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender's Obligations; (iv) change Section 5.5.2, Section 5.5.3 or any other provision hereof in a manner that alters any pro rata sharing of payments or ratable reduction of Revolver Commitments; or (v) amend this clause (c);
(d)without the prior written consent of all US Required Supermajority Lenders (except any Defaulting Lender), no Modification shall (i) alter Section 5.5.2, Section 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of US Borrowing Base, US Line Cap, US Accounts Formula Amount, US Inventory Formula Amount or FILO Amount (or any defined term used in such definitions) if the effect of such amendment is to increase US Availability, (iii) amend the definition of Pro Rata, US Required Lenders or US Required Supermajority Lenders; (iv) release or subordinate Liens of the Agent on all or substantially all US Collateral; (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any US Obligor from liability for any US Obligations; or (vi) change any Loan Document provision requiring consent or action by all US Lenders;
(e)without the prior written consent of all UK Required Supermajority Lenders (except any Defaulting Lender), no Modification shall (i) alter Section 5.5.3, any grant of UK Collateral in any Loan Document (except to add UK Collateral) or 14.1.1; (ii) amend the definition of UK Borrowing Base, UK Line Cap, UK Accounts Formula Amount or UK Inventory Formula Amount (or any defined term used in such definition) if the effect of such amendment is to increase UK Availability, (iii) amend the definitions of Pro Rata, UK Required Lenders or UK Required Supermajority Lenders; (iv) release or subordinate Liens of the Agent on all or substantially all UK Collateral; (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any UK Obligor from liability for any UK Obligations; or (vi) change any Loan Document provision requiring consent or action by all UK Lenders; and
(f)without the prior written consent of a Secured Bank Product Provider, no Modification shall affect its relative payment priority under Section 5.5.2 or Section 5.5.3.
15.1.2Limitations. Notwithstanding anything in any Loan Document to the contrary, Agent may make or adopt Conforming Changes from time to time and any amendment or notice implementing such changes will become effective without further action or consent of any other party; provided, that Agent shall post or otherwise provide same to Borrowers and Lenders reasonably promptly after it becomes effective. No agreement of any Obligor shall be required for any Modification of a Loan Document that deals solely with the rights and duties of Lenders, Issuing Bank and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for Modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to Modification of any Loan Document. Any waiver or consent granted by Agent, Issuing Bank or Lenders hereunder shall be effective only if in writing and only for the matter specified.
15.1.3Corrections. Without action or consent by any other party to this Agreement, (a) Agent and Borrower Agent may amend a Loan Document to cure an ambiguity, omission, mistake, typographical error or other defect in any provision, schedule or exhibit thereof; and (b) Agent may revise Schedule 1.2 to reflect changes in Revolver Commitments from time to time.
15.2Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an

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Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.
15.3Notices and Communications.
15.3.1Notice Address. Subject to Section 14.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Obligor at Borrower Agent's address shown on Schedule 1.1, and to any other Person at its address shown on Schedule 1.1 (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Assumption), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. In addition, a Communication from Agent to Lenders or Borrowers may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Agent in writing by the applicable Lender or Borrower Agent from time to time, or (ii) by posting the Communication on a website and sending the Lender or Borrower Agent notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the US mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if provided electronically by Agent to Lenders or Borrowers, when the Communication (or notice advising of its posting to a website) is sent to the Lender's or Borrower Agent's electronic address. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.
15.3.2Communications. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) to Agent may be used only in a manner acceptable to Agent. Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail to Agent shall not be effective notices to Agent under the Loan Documents.
15.3.3Platform. Borrower Materials shall be delivered pursuant to procedures approved in writing by Agent, including electronic delivery (if requested by Agent) to an electronic system maintained by it ("Platform"). Borrower Agent shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Communications and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided "as is" and "as available." Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system. Agent may, but is not obligated to, make Communications available to Obligors and Lenders by posting them on IntraLinks™, DebtDomain, SyndTrak, ClearPar or other electronic platform.
15.3.4Public Information. Obligors and Secured Parties acknowledge that "public" information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors' material non-public information, which should not be made available to personnel who do not wish to receive such

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information or may be engaged in trading, investment or other market-related activities with respect to an Obligor's securities.
15.3.5Non-Conforming Communications. Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it is not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, vary from an earlier Communication or later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic Communication purportedly given by or on behalf of any Obligor.
15.3.6Reliance on Communications. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e-mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor's failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.
15.4Performance of Borrowers' Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Floating Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
15.5Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
15.6Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
15.7Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
15.8Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient,

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including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record ("Electronic Copy"), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.
15.9Entire Agreement. This Agreement shall be effective when executed by Agent and when Agent has received counterparts hereof that, taken together, bear the signature of each other party hereto. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.
15.10Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.
15.11No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm's-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.
15.12Confidentiality. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor's obligations or to any Eligible Assignee invited to be a Lender pursuant to Section 2.1.10; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Obligors, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform;

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or (i) with the consent of Borrower Agent. The Obligors consent to the publication by Agent and Lenders of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or Trademarks of the Obligors and Subsidiaries. Agent and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the Loan Documents and Revolver Commitments. As used herein, "Information" means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law
15.13[Reserved].
15.14GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
15.15Consent to Forum.
15.15.1Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS (EXCEPT FOR ANY LOAN DOCUMENT WITH EXPRESS SUBMISSION TO JURISDICTION OF COURTS IN MEXICO), AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM OR THE RIGHT TO ANY OTHER JURISDICTION TO WHICH IT MAY BE ENTITLED TO BY REASON OF ITS PRESENT OR FUTURE DOMICILES OR FOR ANY OTHER REASON. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.
15.15.2Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction, including bringing proceedings in England against any UK Obligor to enforce their Obligations. In relation to any dispute relating to the Guaranteed Obligations, UK Obligors each hereby irrevocably (i) submits to the non-exclusive jurisdiction of the courts of England, and (ii) waives objections to the courts of England on the grounds of inconvenient forum or otherwise. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
15.15.3Other Jurisdictions – Czech Obligors. At the Agent’s option, the parties hereto hereby consent and agree that any actions or proceedings arising in connection with this Agreement in respect of the Czech Obligor may be submitted and determined by arbitration in accordance with the International Arbitration Rules (“Arbitration Rules”) of the American

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Arbitration Association (“AAA”) and the AAA shall administer such arbitration. Any such arbitration shall be heard by three arbitrators (of which the Agent shall select one, the Czech Obligor shall select one and the third shall be selected jointly by the Agent and the Czech Obligor). The arbitrators shall apply the substantive law of New York in interpreting this Agreement and in determining the rights and liabilities of the relevant parties and (without limiting the generality of the foregoing and notwithstanding Arbitration Rule 28(2)) “usage of the trade” shall be considered only to the extent it would be considered under New York law by a court sitting in New York. All three arbitrators must be lawyers currently admitted to practice in the State of New York, and the chair shall have served as a judge in the state courts of New York or in a federal court located in New York. The place of arbitration shall be New York County, New York, and the arbitration shall be conducted in English. The Czech Obligor and the Agent irrevocably agree to be bound (subject to available right of appeal) by any judgment rendered or relief granted thereby and further waive to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue or lack of jurisdiction to the extent any proceeding is brought in accordance with this Section 14.15.3.
15.16Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which each Secured Party hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
15.17Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "US Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
15.17.1 Covered Party. If a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a US Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies

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of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
15.17.2 Definitions. As used in this Section, (a) "BHC Act Affiliate" means an "affiliate," as defined in and interpreted in accordance with 12 USC. §1841(k); (b) "Default Right" has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) "QFC" means a "qualified financial contract," as defined in and interpreted in accordance with 12 USC. §5390(c)(8)(D).
15.18Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.
15.19Patriot Act Notice.
15.19.1 Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors' management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any "know your customer," anti-money laundering rules and regulations, or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.
15.19.2If (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of a UK Obligor after the date of this Agreement; (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (d) any law, regulation, applicable market guidance or internal policy in relation to the period review and/or updating of customer information obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
15.19.3Each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents

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15.20NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
15.21Amendment and Restatement
15.21.1. Without in any way impairing the validity or enforceability of any Loan Document:
15.21.1On the Closing Date, the Existing Credit Agreement and each of the other related material “Loan Documents” as defined therein (collectively, the “Existing Loan Documents”) will be amended and restated in its entirety by this Agreement and the corresponding other Loan Documents, as applicable, and the Existing Loan Documents will thereafter be of no further force and effect; provided that this Agreement and the other Loan Documents are not intended to constitute a novation of the obligations and liabilities under the Existing Credit Agreement but rather a restatement and continuation thereof pursuant to the terms set forth in the applicable Loan Documents.
15.21.2Each Borrower, the Agent, and the Lenders acknowledge that effective as of the Closing Date, all Existing Letters of Credit, if any, will constitute Letters of Credit under this Agreement with the same effect as if issued by the Issuing Bank at the request of Borrowers on the Closing Date. The Obligors, the Agent, and the Lenders further acknowledge that effective as of the Closing Date, all interest, fees, expenses, and other obligations under the Existing Credit Agreement and the other Existing Loan Documents, if any, that remain unpaid as of the effective time of this Agreement will continue and will be assumed by the Obligors and remain outstanding and payable under this Agreement and the other Loan Documents.
15.21.3The terms and conditions of this Agreement and the Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents apply to all of the obligations, including indemnification and reimbursement obligations, incurred under the Existing Loan Documents.
15.21.4On and after the Closing Date, (a) all references to the Existing Credit Agreement in the Loan Documents (other than this Agreement) will be deemed to refer to the Existing Credit Agreement as amended and restated by this Agreement and (b) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not this Agreement) will be deemed amended, mutatis mutandis, to refer to the corresponding provisions of this Agreement.
15.21.5 Reference is made to the "Lenders" under the Existing Credit Agreement (the "Existing Lenders"). In connection with the amendment and restatement hereunder, each of the Existing Lenders will be deemed to have assigned its right, title and interest under the Existing Credit Agreement and other Existing Loan Documents to the Agent and the Agent shall be deemed to have assigned such right, title and interests to the Lenders hereunder, and such Lenders shall be deemed to have assumed and accepted such right, title and interest, all such that each Lender shall hold its Revolver Commitments set forth on Schedule 1.2 hereto.
SECTION 16.CONTINUING GUARANTY
16.1Continuing Guaranty.
(a)Guaranty by US Guarantors. Each US Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all US Obligations (for each US Guarantor, subject to the proviso in this sentence, its “US Guaranteed Obligations”); provided, that, (a) the US Guaranteed Obligations of a US Guarantor shall exclude any Excluded Swap Obligations with respect to such US Guarantor, and (b) the liability of each US Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations

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hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the US Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Obligor under the Bankruptcy Code or other debtor relief laws. The Agent’s books and records showing the amount of the US Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each US Guarantor, and conclusive for the purpose of establishing the amount of the US Obligations. This Guaranty shall not be affected by the illegality, genuineness, validity, regularity or enforceability of the US Obligations or any instrument or agreement evidencing any US Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any US Collateral therefor, or by any fact or circumstance relating to the US Obligations which might otherwise constitute a defense to the obligations of the US Guarantors, or any of them, under this Guaranty, and each US Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
(b)Guaranty by UK Guarantors.
(i)UK Guarantors. Each UK Guarantor hereby jointly, severally, absolutely and unconditionally guarantees (the “UK Guaranty”), as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the UK Borrower, to the Agent or any UK Lender (or any of their Affiliates) arising in connection with the Loan Documents (including the UK Obligations and all renewals, extensions, amendments, refinancings and other modifications thereof and all Extraordinary Expenses), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any case or proceeding commenced by or against any other Guarantor or Borrower under any federal, provincial, state, municipal, foreign law, or any agreement of such other Guarantor or Borrower to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law (whether state, provincial, federal or foreign), and the Insolvency Act 1986 (UK) and the Enterprise Act 2002 (UK); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such other Guarantor or Borrower or any part of its properties; or (c) any other Insolvency Proceeding, and including interest that accrues after the commencement by or against any Borrower of any proceeding under any Insolvency Proceeding (collectively, the “UK Guaranteed Obligations”).
(ii)Reinstatement of UK Guaranty. If any payment by a UK Guarantor or any discharge given by the Agent (whether in respect of the UK Guaranteed Obligations or any security for the UK Guaranteed Obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event (a) the liability of that UK Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) the Agent shall be entitled to recover the value or amount of that security or payment from the UK Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.
(iii)Waiver of Defences. The obligations of a UK Guarantor under this Agreement will not be affected by an act, omission, matter or thing which, but for this Section 15.1(b)(iii), would reduce, release or prejudice any of its obligations under this Agreement (without limitation and whether or not known to it or the Agent) including (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any Obligor or any other person under the terms of any

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composition or arrangement with any creditor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other Person; (e) any amendment (however fundamental) or replacement of a Loan Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or (g) any insolvency or similar proceedings.
(iv)Guarantor Intent. Without prejudice to the generality of Section 15.1(b)(iii), each UK Guarantor expressly confirms that it intends that the guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following (a) acquisitions of any nature; (b) increasing working capital; (c) enabling investor distributions to be made; (d) carrying out restructurings; (e) refinancing existing facilities; (f) refinancing any other indebtedness; (g) making facilities available to new borrowers; (h) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (i) any fees, costs and/or expenses associated with any of the foregoing.
(v)Deferral of UK Guarantors’ Rights. Until the UK Guaranteed Obligations have been repaid in full, no UK Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents (a) to be indemnified by any other Obligor; (b) to claim any contribution from any other Obligor; or (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the Agent’s rights under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the Agent.
(c)Cross-Guaranty of UK Obligations and US Obligations by Obligors. For the avoidance of doubt and notwithstanding anything to the contrary hereunder or under any other Loan Document, each Obligor party hereto acknowledges and agrees that (i) the UK Borrower and each other UK Incorporated Obligor is a UK Obligor and a US Guarantor and (ii) each US Borrower and each other US Incorporated Obligor is a US Obligor and UK Guarantor.
16.2Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agent, the Issuing Bank and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
16.3Certain Waivers. Each Guarantor waives: (a) any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Borrower or any other Guarantor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Guarantor; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against any Borrower or any other Guarantor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in

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any security now or hereafter held by any Secured Party; (f) any defense arising by reason of any change in the corporate existence, structure or ownership of any Obligor; and (g) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor, to the fullest extent permitted by law, expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
16.4Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.
16.5Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full or until the Full Payment of the Obligations. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
16.6Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Full Payment of the Obligations. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 15.6 shall survive termination of this Guaranty.
16.7Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the other Obligors owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the other Obligors to such Guarantor as subrogee of the Secured Parties or resulting from any other Obligor’s performance under this Guaranty, to the Full Payment of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the other Obligors to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
16.8Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or any Borrower under the Bankruptcy Code, any other debtor relief laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.
16.9Condition of Obligors. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other Guarantor such information concerning the financial condition, business and operations of any such Borrower and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of any Borrower or any other Guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
16.10Keepwell. Each Obligor that is a Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP shall only be liable under this Section 15.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this section, or otherwise under this Guaranty, voidable under Applicable Law relating to fraudulent

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conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Obligor that is a Qualified ECP under this Section 15.10 shall remain in full force and effect until the Guaranteed Obligations have been paid in full in cash. Each Obligor that is a Qualified ECP intends that this Section 15.10 constitute, and this Section 15.10 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
16.11Limitation of Guaranty. Notwithstanding anything to the contrary herein or otherwise, the Obligors, the Agent and the Lenders hereby irrevocably agree that the Guaranteed Obligations of each Guarantor in respect of the guarantee set forth in this Section 15 at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in this Section 15 and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.
16.12Czech Guaranty Limitation.
16.12.1Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the obligations and liabilities of any Czech Guarantor under the guarantee or indemnity obligations expressed to be assumed under this Agreement, in particular, under Section 15 shall, in all circumstances, not include any obligation or liability and be limited to the extent required, so that such obligations and liabilities do not and cannot result in the guarantee and/or indemnity infringing provisions of the Czech Business Corporations Act including, without limitation, the provisions of Section 41, 200 and/or 311 to 315 of the Czech Business Corporations Act relating to provision of financial assistance.
16.12.2The Czech Guarantor's obligations and liabilities under the Agreement shall be limited to an amount (the “Czech Limitation Amount”) equal to the result of the following equation:
(G/O) × A
where:
“A” means net book value of all assets of that Czech Guarantor recorded in its latest annual unconsolidated financial statements or those available to the Agent under this Agreement;
"G" means the amount of all debts that would have been guaranteed by a Czech Guarantor under this Agreement had the Czech Limitation Amount not been applied;
"O" means all liabilities of a Czech Guarantor recorded in its latest annual unconsolidated financial statements or those available to the Agent under this Agreement. The term "liabilities" shall have the meaning attached to it under the accounting standards applicable to the relevant Czech Guarantor but, notwithstanding the foregoing, shall at all times:
(a)exclude financial obligations vis-à-vis any affiliate of the Czech Guarantor;
(b)exclude equity capital (vlastní kapitál) of a Czech Guarantor;
(c)include the off-balance sheet obligations of the Czech Guarantor;
(d)include the "G" amount calculated based on the definition set out above; and
(e)include all obligations guaranteed or secured by a security right in rem by the Czech Guarantor under any agreement or otherwise, provided that:
(i)such obligations shall only be included if the security therefor has been created in compliance with the Loan Documents; and

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(ii)any third party's obligations secured by a security right in rem (věcné právo) shall only be included up to the amount equal to the net book value of the asset subject to such security right.
Any identical obligations of the Czech Guarantor mentioned in the previous sentence will only be included in the “O” amount once.
16.12.3The term "net book value" used for the purpose of the calculation of the Czech Limitation Amount means the book value reduced by corrections and provisions (opravné položky a oprávky (korekce)) as set out in the Czech decree No. 500/2002 Coll., as amended (the “Decree”), implementing the Czech Act No. 563/1991 Coll., on Accountancy, as amended or in any other legislation which may supersede the Decree in the future.
16.12.4The application of the Czech Limitation Amount shall be conditional on no declaration of insolvency (rozhodnutí o úpadku) having been passed in relation to the Czech Guarantor or any of its assets in insolvency proceedings (insolvenční řízení) conducted in the Czech Republic or other similar steps having been taken in similar proceedings conducted in another jurisdiction involving pro rata payment of general creditors’ claims (the “Declaration of Insolvency”). Upon a Declaration of Insolvency, the Czech Limitation Amount set out above shall cease to apply.
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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

OBLIGORS: COMMERCIAL VEHICLE GROUP, INC., as Borrower Agent, a US Borrower and a UK Guarantor By: Name: Title:

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KAB SEATING LIMITED (company number 02104900), as UK Borrower and a US Guarantor

By:
Name:
Title:

CVG NATIONAL SEATING COMPANY, LLC, as a US Borrower and a UK Guarantor

By:
Name:
Title:

CVG CS LLC, as a US Borrower and a UK Guarantor

By:
Name:
Title:

CVG ALABAMA, LLC, as a US Borrower and a UK Guarantor

By:
Name:
Title:

CVG MONONA WIRE, LLC, as a US Borrower and UK Guarantor

By:
Name:
Title:

MONONA (MEXICO) HOLDINGS LLC, as a US Borrower and UK Guarantor

By:
Name:
Title:

CVG MANAGEMENT CORPORATION, as a US Borrower and UK Guarantor

By:
Name:
Title:

TRIM SYSTEMS, INC., as a US Borrower and UK Guarantor

By:
Name:
Title:

CABARRUS PLASTICS, INC., as a US Borrower and UK Guarantor

By:
Name:
Title:

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TRIM SYSTEMS OPERATING CORP., as a US Borrower and UK Guarantor

By:
Name:
Title:

MAYFLOWER VEHICLE SYSTEMS, LLC, as a US Borrower and UK Guarantor

By:
Name:
Title:

CVG SPRAGUE DEVICES, LLC, as a US Borrower and UK Guarantor

By:
Name:
Title:

CVS HOLDINGS LIMITED (company number 04027709), as a US Guarantor and UK Guarantor

By:
Name:
Title:

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AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent, a US Lender and a UK Lender By: Name: Title:

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PNC BANK, NATIONAL ASSOCIATION, as a US Lender and a UK Lender By: Name: Title:

EXHIBIT A
to
Loan and Security Agreement
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption ("Assignment") is dated as of the Effective Date set forth below, between the Assignor ("Assignor") and Assignee ("Assignee") identified below. Capitalized terms are used herein as defined in the Loan Agreement described below ("Loan Agreement"), receipt of a copy of which is acknowledged by Assignee. The Standard Terms and Conditions set forth in the Annex attached hereto ("Standard Terms") are incorporated by reference and made a part of this Assignment as if fully set forth herein.
For valuable consideration hereby acknowledged, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, as of the Effective Date and subject to and in accordance with the Standard Terms and Loan Agreement, (a) all of Assignor's rights and obligations in its capacity as a Lender under the Loan Documents in the amount and percentage interest shown below (including all outstanding rights and obligations under the Loan Agreement relating to outstanding Revolver Loans and Letters of Credit thereunder) and (b) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other rights of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, other Loan Documents or loan transactions governed thereby, or in any way based on or related to any of the foregoing, including all contract claims, tort claims, malpractice claims, statutory claims, and other claims at law or in equity related to the rights and obligations assigned pursuant to clause (a) above (the rights and obligations assigned by Assignor to Assignee pursuant to clauses (a) and (b) above being, collectively, the "Assigned Interest"). This sale and assignment is without recourse to Assignor and, except as expressly provided herein, without representation or warranty by Assignor.

1. Assignor:
2. Assignee:
3. Borrowers:
4. Agent:    Bank of America, N.A., as Agent under the Loan Agreement
5. Loan Agreement: Loan and Security Agreement dated as of June 27, 2025, as amended, among Obligors, Agent and certain financial institutions as Lenders
6. Assigned Interest:

1
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Amount of Commitment Assigned	Aggregate Commitments of all Lenders	Assigned Percentage of Aggregate Commitments

$	$	%

7.    Effective Date of Assignment (to be inserted by Agent and which shall be the effective date of recordation of transfer by Agent in the loan register): __________________, 20__
[8. The Assignee confirms that it is:
(a) [a Qualifying Lender (other than by virtue of being a Treaty Lender)]
(b) [a Qualifying Lender by virtue of being a Treaty Lender (on the assumption that all procedural formalities have been completed)]
(c) [not a Qualifying Lender].
[9. The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either:
(a) a company resident in the United Kingdom for United Kingdom tax purposes;
(b) a partnership each member of which is:
    (i) a company so resident in the United Kingdom; or
    (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of CTA; or
(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]
[10. The Assignee confirms that it holds a passport under the HMRC DT Treaty scheme (reference number [●]) and is tax resident in [●], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that Agent notifies UK Borrower that it wishes that scheme to apply to the Agreement.]]

[Remainder of Page Intentionally Left Blank]

2
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The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR:
_______________________________________
By:
Name:
Title:
ASSIGNEE:
_______________________________________
By:
Name:
Title:
Consented to and Accepted:
BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:
Consented to:1
_______________________________________
By:
Name:
Title:

1 To be added only if consent of a Borrower or other Person is required by the terms of the Loan Agreement.

ANNEX TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption
1.    Representations and Warranties.
1.1.    Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Obligors, their Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Obligors or any such Subsidiaries, Affiliates or other Persons of any of their respective obligations under any Loan Document.
1.2.    Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it is an Eligible Assignee and meets all requirements to be an assignee under the terms of the Loan Agreement (subject to any consents required under the Loan Agreement), (iii) from and after the Effective Date, Assignee shall be bound by the provisions of the Loan Agreement and other Loan Documents as a Lender and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement and of such Loan Documents as it has deemed appropriate, and has received or been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Loan Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it in connection with this Assignment pursuant to the terms of the Loan Agreement or otherwise reasonably requested by Agent, duly completed and executed by Assignee; and (b) agrees that (i) it will, independently and without reliance upon Agent, Assignor or any other Lender, and based on such documents and information as Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by Assignee as a Lender.
    Assignee represents and warrants, as of the Effective Date, to and covenants from the Effective Date to the date such Person ceases being a Lender under the Loan Agreement, for the benefit of Assignor, Agent, Arranger(s) and their respective Affiliates, and not (for the avoidance of doubt) to or for the benefit of any Obligor, that at least one of the following is and will be true: (w) Assignee is not using "plan assets" (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolver Loans, Letters of Credit or Commitments; (x) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain
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transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Assignee's entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Commitments and Loan Agreement, and acquisition and holding of the Assigned Interest; (y) (I) Assignee is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (II) such Qualified Professional Asset Manager made the investment decision on behalf of Assignee to enter into, participate in, administer and perform the Revolver Loans, Letters of Credit, Commitments and Loan Agreement, and to acquire and hold the Assigned Interest, (III) the entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Commitments and Loan Agreement, and the acquisition and holding of the Assigned Interest, satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (IV) to the best knowledge of Assignee, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Assignee's entrance into, participation in, administration of and performance of the Revolver Loans, Letters of Credit, Commitments and Loan Agreement, and acquisition and holding of the Assigned Interest; or (z) such other representation, warranty and covenant as may be agreed in writing between Assignor in its sole discretion, Agent in its sole discretion and Assignee.
2.    Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which accrue on and after the Effective Date.
3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g., "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

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